AMENDED AND RESTATED
                        CREDIT AGREEMENT

                     Dated January 18, 2000

                              among

                          AMRESCO, INC.
                      and its Subsidiaries
                   as Borrowers on Schedule 1
                          as Borrowers


                      BANK OF AMERICA, N.A.
                     as Administrative Agent

                               and

            CERTAIN FINANCIAL INSTITUTIONS AND FUNDS
                           as Lenders



                         as arranged by

                 BANC OF AMERICA SECURITIES LLC
                        as Lead Arranger




                        TABLE OF CONTENTS


ARTICLE I                                                                   2
     DEFINITIONS                                                            2
     Section 1.1.   Definitions.                                            2
     Section 1.2.   Singular and Plural of Definitions                     27
     Section 1.3.   Substantive Definitions                                27
     Section 1.4.   Money                                                  27
     Section 1.5.   Captions; References                                   27
     Section 1.6.   Accounting Terms and Determinations                    27

ARTICLE II                                                                 27
     THE CREDIT FACILITIES                                                 27
     Section 2.1.   Commitments                                            27
     Section 2.2.   Required Payments; Termination                         31
     Section 2.3.   Ratable Loans.                                         34
     Section 2.4.   INTENTIONALLY OMITTED.                                 34
     Section 2.5.   Commitment Fee; Facility Letter of Credit
                     Fees; Facility FX Fees.                               34
     Section 2.6.   Minimum Amount of Each Advance.                        35
     Section 2.7.   Optional Principal Payments; Allocation of Payments.   35
     Section 2.8.   Method of Borrowing.                                   35
     Section 2.9.   INTENTIONALLY OMITTED.                                 36
     Section 2.10.  INTENTIONALLY OMITTED                                  36
     Section 2.11.  Interest Rate.                                         36
     Section 2.12.  Rates Applicable After Default.                        36
     Section 2.13.  Method of Payment.                                     36
     Section 2.14.  Continuation of Contract.                              36
     Section 2.15.  Evidence of Indebtedness.                              36
     Section 2.16.  Method of Issuing Facility Letters of Credit.          37
     Section 2.17.  Reductions to Revolving Commitment.                    38
     Section 2.18.  Telephonic Notices.                                    39
     Section 2.19.  Interest Payment Dates.                                39
     Section 2.20.  Calculation of Interest and Fees.                      39
     Section 2.21.  Notification of Advances, Interest Rates,
                     Prepayments and Commitment Reductions.                39
     Section 2.22.  Lending Installations.                                 39
     Section 2.23.  Non-Receipt of Funds by the Administrative Agent.      40
     Section 2.24.  INTENTIONALLY OMITTED.                                 40
     Section 2.25.  Judgment Currency.                                     40

ARTICLE III                                                                41
     YIELD PROTECTION; TAXES                                               41
     Section 3.1.   INTENTIONALLY OMITTED.                                 41
     Section 3.2.   Changes in Capital Adequacy Regulations.               41
     Section 3.3.   INTENTIONALLY OMITTED.                                 41
     Section 3.4.   INTENTIONALLY OMITTED.                                 41
     Section 3.5.   Taxes.                                                 41
     Section 3.6.   Lender Statements; Survival of Indemnity.              43
     Section 3.7.   INTENTIONALLY OMITTED.                                 43

ARTICLE IV                                                                 43
     CONDITIONS PRECEDENT                                                  43
     Section 4.1.   Closing.                                               43
     Section 4.2.   Conditions To All Advances.                            46
     Section 4.3.   Conditions to Letters of Credit                        46

ARTICLE V                                                                  47
     COLLATERAL                                                            47
     Section 5.1.   Security and Guaranties.                               47
     Section 5.2.   Requirements For Assigned Loans.                       49
     Section 5.3.   Requirements for Mortgaged Properties.                 49
     Section 5.4.   Recording.                                             50
     Section 5.5.   Administrative Agent's Discretion.                     50
     Section 5.6.   Lockbox; Lockbox Accounts; Other Accounts.             50
     Section 5.7.   Releases of Collateral.                                52
     Section 5.8.   Deposit of Cash Collateral for Facility
                     Letters of Credit.                                    53

ARTICLE VI                                                                 54
     REPRESENTATIONS AND WARRANTIES                                        54
     Section 6.1.   Existence and Standing.                                54
     Section 6.2.   Authorization and Validity.                            54
     Section 6.3.   No Conflict; Government Consent.                       54
     Section 6.4.   Financial Statements.                                  55
     Section 6.5.   Material Adverse Change.                               55
     Section 6.6.   Taxes.                                                 55
     Section 6.7.   Litigation and Contingent Obligations.                 55
     Section 6.8.   Subsidiaries.                                          55
     Section 6.9.   ERISA.                                                 56
     Section 6.10.  Accuracy of Information.                               56
     Section 6.11.  Purpose of Credit; Regulation U.                       56
     Section 6.12.  Material Agreements.                                   56
     Section 6.13.  Compliance With Laws.                                  56
     Section 6.14.  Ownership of Properties.                               56
     Section 6.15.  Plan Assets; Prohibited Transactions.                  57
     Section 6.16.  Environmental Matters.                                 57
     Section 6.17.  Investment Company; Investment Advisor.                57
     Section 6.18.  Public Utility Holding Company Act.                    57
     Section 6.19.  Year 2000.                                             57
     Section 6.20.  Subordinated Indebtedness; Other Indebtedness.         58
     Section 6.21.  Insurance.                                             58
     Section 6.22.  Solvency.                                              58
     Section 6.23.  Lend Lease Agreement.                                  58
     Section 6.24.  Licenses.                                              59
     Section 6.25.  Servicing Rights.                                      59

ARTICLE VII                                                                59
     COVENANTS                                                             59
     Section 7.1.   Financial Reporting.                                   59
     Section 7.2.   Use of Proceeds.                                       61
     Section 7.3.   Notice of Default and Material Matters.                61
     Section 7.4.   Conduct of Business.                                   62
     Section 7.5.   Taxes.                                                 62
     Section 7.6.   Insurance.                                             62
     Section 7.7.   Compliance with Laws.                                  62
     Section 7.8.   Maintenance of Properties.                             62
     Section 7.9.   Inspection.                                            62
     Section 7.10.  Dividends; Purchase of Stock.                          63
     Section 7.11.  Indebtedness.                                          63
     Section 7.12.  Mergers and Consolidations.                            63
     Section 7.13.  Sale of Assets.                                        64
     Section 7.14.  Investments and Acquisitions.                          64
     Section 7.15.  Liens.                                                 65
     Section 7.16.  Year 2000.                                             67
     Section 7.17.  Affiliates.                                            67
     Section 7.18.  Subordinated Indebtedness.                             67
     Section 7.19.  Lend Lease Agreement.                                  67
     Section 7.20.  Servicing Agreement.                                   67
     Section 7.21.  Contingent Obligations.                                68
     Section 7.22.  INTENTIONALLY OMITTED.                                 68
     Section 7.23.  Maintenance of Corporate Existence.                    68
     Section 7.24.  Financial Covenants.                                   68
     Section 7.25.  Investment Company.                                    69
     Section 7.26.  Exceptions to Covenants.                               69

ARTICLE VIII                                                               69
     DEFAULTS AND REMEDIES                                                 69
     Section 8.1.   Events of Default.                                     69
     Section 8.2.   Remedies                                               72
     Section 8.3.   Rights of Set-Off                                      73
     Section 8.4.   Remedies Cumulative, Concurrent and Non-Exclusive      74
     Section 8.5.   No Conditions Precedent to Exercise Remedies           74
     Section 8.6.   Release of and Resort to Collateral                    75
     Section 8.7.   Waivers                                                75
     Section 8.8.   Discontinuance of Proceedings                          75
     Section 8.9.   Power of Attorney                                      75
     Section 8.10.  Application of Proceeds                                76

ARTICLE IX                                                                 76
     THE ADMINISTRATIVE AGENT                                              76
     Section 9.1.   Appointment; Nature of Relationship.                   76
     Section 9.2.   Powers.                                                76
     Section 9.3.   General Immunity.                                      77
     Section 9.4.   No Responsibility for Loans, Recitals, etc.            77
     Section 9.5.   Action on Instructions of Lenders.                     77
     Section 9.6.   Employment of Agents and Counsel.                      77
     Section 9.7.   Reliance on Documents; Counsel.                        78
     Section 9.8.   Administrative Agent's Reimbursement and
                     Indemnification.                                      78
     Section 9.9.   Notice of Default.                                     78
     Section 9.10.  Rights as a Lender.                                    78
     Section 9.11.  Lender Credit Decision.                                79
     Section 9.12.  Successor Administrative Agent.                        79
     Section 9.13.  Administrative Agent's Fee.                            79
     Section 9.14.  Delegation to Affiliates.                              79
     Section 9.15.  Execution of Security Documents.                       80
     Section 9.16.  Collateral Releases; Lender Consents; Amendments, etc. 80
     Section 9.17.  Co-Agents and Arrangers.                               80
     Section 9.18.  Ratable Payments.                                      80
     Section 9.19.  Proceeds of Collateral.                                80
     Section 9.20.  Non-Advancing Lenders.                                 81

ARTICLE X                                                                  82
     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS                     82
     Section 10.1.  Successors and Assigns.                                82
     Section 10.2.  Participations.                                        82
     Section 10.3.  Assignments.                                           83
     Section 10.4.  Dissemination of Information.                          84
     Section 10.5.  Tax Treatment.                                         84
     Section 10.6.  Federal Reserve Bank.                                  84

ARTICLE XI                                                                 84
     GENERAL PROVISIONS                                                    84
     Section 11.1.  Survival of Representations.                           84
     Section 11.2.  Notices.                                               84
     Section 11.3.  Amendments; Lender Votes and Consents.                 85
     Section 11.4.  Governmental Regulations.                              86
     Section 11.5.  Several Obligations; Benefits of this Agreement.       86
     Section 11.6.  Expenses; Indemnification.                             86
     Section 11.7.  Usury Savings Clause                                   87
     Section 11.8.  Accounting.                                            88
     Section 11.9.  Severability of Provisions.                            88
     Section 11.10. Nonliability of Lenders.                               88
     Section 11.11. Confidentiality; Non-Solicitation.                     89
     Section 11.12. Nonreliance.                                           89
     Section 11.13. Disclosure.                                            89
     Section 11.14. Compliance With Credit and Underwriting Policies.      90
     Section 11.15. Appraisals.                                            90
     Section 11.16. Senior Indebtedness; Borrowers Subordination.          90
     Section 11.17. Consolidated Group.                                    90
     Section 11.18. Amendment, Renewal and Extension.                      91
     Section 11.19. Prior Understandings; No Defenses; Entire
                     Agreement; No Oral Agreement                          91
     Section 11.20. Release of Claims.                                     91
     Section 11.21. Construction                                           91
     Section 11.22. Joint and Several Obligations                          91
     Section 11.23. Counterparts.                                          92

ARTICLE XII                                                                92
     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL          92
     Section 12.1.  CHOICE OF LAW.                                         92
     Section 12.2.  CONSENT TO JURISDICTION.                               92
     Section 12.3.  WAIVER OF JURY TRIAL.                                  92



                     Schedules and Exhibits

     Schedule 1     -    Lenders, Borrowers and Guarantors
     Schedule 2     -    Commitment Schedule
     Schedule 3     -    Lending Installations
     Schedule 4     -    INTENTIONALLY OMITTED
     Schedule 5     -    Pricing Schedule
     Schedule 6     -    Excluded Subsidiaries
     Schedule 7     -    Subsidiaries - Continuing Operations/Discontinued
                          Operations
     Schedule 8     -    Existing Indebtedness and Liens
     Schedule 9-A   -    Existing Investments
     Schedule 9-B   -    Foreign Subsidiary and Other Inter-Company Notes
     Schedule 10    -    Pre-Transition Date Credit Facilities Borrowing Base
     Schedule 11    -    Post-Transition Date Revolving Credit
                          Facility Borrowing Base
     Schedule 12    -    Post-Transition Date Term Loan Facilities
                          Borrowing Base
     Schedule 13    -    Managed Asset Portfolios
     Schedule 14    -    Structured Real Estate Portfolio and
                          Unfunded Commitments
     Schedule 15    -    Custodial Agreements
     Schedule 16    -    Mortgaged Properties; Recordation

     Exhibit A      -    Form of Borrowing Notice
     Exhibit B      -    Form of Compliance Certificate
     Exhibit C      -    Form of Assignment and Acceptance Agreement
     Exhibit D-1    -    Form of Revolving Note
     Exhibit D-2    -    Form of Term Loan A Note
     Exhibit D-3    -    Form of Term Loan B Note
     Exhibit D-4    -    Form of Swingline Note

              AMENDED AND RESTATED CREDIT AGREEMENT


     This Amended and Restated Credit Agreement, dated as of the 18th day of January, 2000, is entered into by and among AMRESCO, INC., a Delaware corporation (together with its successors, "AMRESCO"), the other entities identified as Borrowers on
Schedule 1, as amended and supplemented from time to time (together with AMRESCO, collectively referred to herein as the "Borrowers", and each such entity referred to herein as a "Borrower"), BANK OF AMERICA, N.A., formerly NationsBank, N.A. (together with its successors or assigns, "Bank of America"), in its capacity as administrative agent, and the LENDERS (as herein defined).

                        R E C I T A L S :

     I. AMRESCO, Administrative Agent (as hereinafter defined) and the Lenders have previously entered into that certain Credit Agreement (as heretofore amended, modified, and supplemented, the "Existing Credit Agreement") dated as of August 12, 1998, pursuant to which the Lenders agreed to make available to AMRESCO various loans and credit facilities upon the terms and conditions therein contained (the "Existing Credit Facilities"). The Existing Credit Agreement has been previously (a) modified and amended pursuant to (i) First Modification of Credit Agreement dated as of September 17, 1998, (ii) Second Modification of Credit Agreement dated as of November 30, 1998, (iii) Third Modification of Credit Agreement and Consent dated as of February 28, 1999, (iv) Fourth Modification of Credit Agreement and Consent dated as of August 12, 1999, (v) Fifth Modification of Credit Agreement dated as of September 29, 1999, as modified by Extension Agreement dated as of November 15, 1999, (vi) Sixth Modification of Credit Agreement dated as of November 26, 1999, and (vii) Seventh Modification of Credit Agreement dated as of December 30, 1999, and (b) supplemented by (i) Supplement I to Loan Documents dated as of February 28, 1999, (ii) Supplement II to Loan Documents dated as of May 31, 1999, (iii) Supplement III to Loan Documents dated as of November 15, 1999
("Supplement III"), and (iv) Supplement IV to Loan Documents dated as of November 30, 1999 (individually a "Supplement" and collectively, the "Supplements").

     II. Payment and performance of the indebtedness and obligations under the Existing Credit Agreement are guaranteed by certain Subsidiaries of AMRESCO pursuant to that certain Guaranty Agreement (the "Existing Guaranty") executed by such Subsidiaries (each such Subsidiary party to the Existing Guaranty by execution thereof or a Supplement thereto being referred to herein as an "Existing Guarantor") in favor of Administrative Agent and the Lenders. The Existing Guaranty has been supplemented to add additional Existing Guarantors thereunder, in accordance with the terms of the Existing Credit Agreement and the Existing Guaranty, pursuant to the four (4) Supplements described in preceding Recital I. Prior to execution of the Existing Guaranty, each Existing Guarantor determined, and by its execution of this Agreement each Existing Guarantor hereby represents to Administrative Agent and the Lenders, that the execution of the Existing Guaranty was reasonably expected to benefit, directly or indirectly, such Existing Guarantor.

     III. Each Existing Guarantor (other than any Existing Guarantor that is prohibited by law or agreement from becoming a borrower hereunder or as otherwise provided herein) desires to become a co-borrower with AMRESCO under the Existing Credit Facilities. Additionally, the Borrowers have requested certain modifications and amendments to, and consents under, the Existing Credit Agreement. The Borrowers, Administrative Agent and the Lenders desire to execute this Agreement to amend and restate the Existing Credit Agreement to effect the change to co-borrower status and certain other changes to the Existing Credit Agreement. Accordingly, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

     DEFINITIONS

     Section 1.1.   Definitions.   The following terms, as used
in this Agreement, have the respective following meanings:

     "Account Assignment" means an assignment and pledge of a deposit account or other escrowed or pledged funds of AMRESCO or any other Borrower or any Guarantor required or provided for hereunder, including without limitation pursuant to Sections 2.1(b), 2.2.1(b), 5.6 or 5.8, executed by AMRESCO and any other applicable Borrower or any applicable Guarantor, in favor of Administrative Agent, for the benefit of the Lenders, in form and substance acceptable to Administrative Agent, as amended, supplemented or restated from time to time.

     "Account Debtors" means, collectively, the "borrower" and each other obligor, guarantor or other liable party under any of the Assigned Loans.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which AMRESCO or any Subsidiary (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Administrative Agent" means Bank of America in its capacity as contractual representative of the Lenders pursuant to
Article IX, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article
IX.

     "Advance" means a borrowing under the Revolving Credit
Facility made by the Revolving Lenders on the same Borrowing
Date.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Commitment" means, on any date of determination, the aggregate of (i) the Commitment Amounts of all of the Revolving Lenders with respect to the Revolving Credit Facility, as reduced from time to time pursuant to the terms hereof, including without limitation Section 2.17, (ii) the outstanding principal balance of Term Loan A, and (iii) the outstanding principal balance of Term Loan B.

     "Aggregate Loan Percentage" means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of, without duplication, (i) the aggregate principal amount outstanding on the date of determination under the Term Loan A Note, the Term Loan B Note, the Revolving Note and/or the Swingline Note payable to such Lender, plus (ii) such Lender's portion of the Facility Letter of Credit Exposure, the Facility FX Exposure and Swingline Advances, divided by (b) the aggregate principal amount outstanding on the date of determination under all of the Notes plus the Facility Letter of Credit Exposure and the Facility FX Exposure.

     "Agreement" means this Amended and Restated Credit
Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

     "AMRESCO" is defined in the introductory paragraph of this Agreement.

     "Applicable Base Rate Margin" means, with respect to all Loans outstanding at any time, the percentage rate per annum which is the applicable increase over the Corporate Base Rate at such time as set forth in the Pricing Schedule.

     "Applicable Eurocurrency Rate Margin" means the percentage rate per annum which is the applicable increase over the Eurocurrency Reference Rate for purposes of calculating the Eurocurrency Comparable Rate as set forth in the Pricing
Schedule.

     "Applicable Fee Rate" means, at any time, the applicable per annum percentage rate at which the Commitment Fee is accruing on the unused portion of the Revolving Commitment (without any reduction for Swingline Advances), and at which the Facility Letter of Credit Fee and the Facility FX Fee are each calculated at such time, as set forth respectively in the Pricing Schedule.

     "Applicable Rate" means, for any day, with respect to the principal balance of all Loans, a rate per annum equal to the Floating Rate.

     "Assigned Loans" means all loans or other evidence of indebtedness owned or hereafter originated or acquired by any Borrower or any Guarantor (except Foreign Subsidiary Guarantors, other than AMRESCO Funding Canada Inc., and, subject to Section 5.1.4, SBA Guaranteed Loans of AMRESCO Independence Funding, Inc.), which are not subject to Liens (permitted by Section 7.15) securing Indebtedness other than the Loans.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Accounting Officer" means any of the Chief
Financial Officer, Chief Accounting Officer, Treasurer,
Controller or any Assistant Treasurer of AMRESCO.

     "Authorized Officer" means as to any Borrower or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s), Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Facility Letter of Credit.

     "Balancing Payment" is defined in Section 2.7(b).

     "Balancing Ratio" means, as of any time of determination, the ratio of (a) the outstanding balance of Term Loan A as of such time to (b) the sum of the Revolving Commitment, the outstanding balance of Term Loan A, and the outstanding balance of Term Loan B, each as of such time.

     "Bank of America" is defined in the introductory paragraph of this Agreement.

     "Borrower" and "Borrowers" is defined in the introductory paragraph of this Agreement. Use of the term "Borrower" or "Borrowers" in this Agreement and all of the other Loan
Documents, unless the context requires otherwise, shall be deemed to be a reference to each Borrower, and to all of them collectively.

     "Borrowing Base" means (a) prior to and on the Transition Date, an amount calculated as provided in Schedule 10 with respect to all the Credit Facilities, and (b) after the Transition Date (i) an amount calculated as provided in
Schedule 11 with respect to the Revolving Credit Facility, and
(ii) an amount calculated as provided in Schedule 12 with respect to the Term Loan Facilities. Any references to the Borrowing Base as a limitation on or restriction or requirement with respect to Advances, Swingline Advances, Facility Letters of Credit, Facility Foreign Currency Exchange Agreements, or other components of the Revolving Commitment or Revolving Credit Facility shall, after the Transition Date, mean the amount calculated pursuant to clause (b)(i) as the Borrowing Base with respect to the Revolving Credit Facility.

     "Borrowing Base Certificate" is defined in Section 7.1(ix).

     "Borrowing Base Coverage Ratio" means the ratio of the aggregate "Net Asset Values" of the eligible assets comprising the respective "Borrowing Base" as shown in Schedule 10, 11 or 12, as applicable, to the amount shown as "Total Net
Outstandings" on the respective Schedule 10, 11 or 12.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (a) with respect to any obligations arising under or payments required in connection with a Facility Foreign Currency Exchange Agreement, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas, Texas and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and on which dealings in Dollars and the other Eligible Currencies are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which Administrative Agent and national banks generally are open in Dallas, Texas for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement
Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capture Account" is defined in Section 5.6(b) by reference to the Lockbox Agreement.

     "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, and (e) overnight Eurodollar investments of funds in accounts maintained with Administrative Agent; provided that, in each case, unless the obligation can be settled daily at par or the maturity is prior to the Revolving Credit Termination Date, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change Date" is defined in Section 7.24.1.

     "Change in Control" means (a) the acquisition, in one or a series of transactions, by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of AMRESCO, provided that the booking of the issuance of stock to former shareholders of MIC or the CLC Earnout Recipients in connection with the MIC Transaction or the CLC Transaction, respectively, shall not constitute a Change in Control hereunder so long as such stock is not issued and the recipients thereof do not, as a result of such booking, obtain any voting or other control rights with respect to such stock; or (b) individuals who are directors of AMRESCO on the date hereof shall cease to constitute 80% in number of the Board of Directors of AMRESCO; or (c) at any time (i) prior to the Lend Lease Closing Date (whether or not the Lend Lease Agreement is terminated or such date does not occur) any one of the positions of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of AMRESCO is not filled by the person serving in each such capacity on the date hereof, and (ii) after the Lend Lease Closing Date, all three of such positions are not filled by the persons serving in those capacities on the date hereof, provided that if either such occurrence is due to the death or disability of a person serving in any such capacity on the date hereof, then such occurrence shall not be deemed a Change in Control until the expiration of 30 days after the date of such death or disability without the position left unoccupied by such death or disability being filled by a person acceptable to Administrative Agent.

     "CLC Earnout Recipients" means, collectively, Lowell
Fulkerson, Todd Lindsey, Matthew Moore, John Prenn and Peter
Wachtell.

     "CLC Transaction" means the transaction providing for "Earnout Payments" to the CLC Earnout Recipients described in that certain Stock and Asset Purchase Agreement dated March 21,
1997, between (among others) AMRESCO and the CLC Earnout
Recipients, as amended prior to the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means all collateral or security for the Obligations subject to or governed by any of the Security
Documents or any other Loan Documents, as described generally in
Article V.

     "Collateral Assignment" means, collectively, the Collateral Assignment of Promissory Notes and Liens dated August 12, 1998, executed by AMRESCO and the Existing Guarantors (except for the Foreign Subsidiaries other than AMRESCO Funding Canada Inc.) in connection with the Existing Credit Agreement, as amended by the Supplements and further amended on the date hereof, and all other collateral assignments, debentures, charges, and any other documents or assignments of any kind assigning or creating Liens on promissory notes or other evidences of indebtedness and related Liens, executed by any one or more of the Borrowers and/or the Guarantors in favor of Administrative Agent, on behalf and for the benefit of the Lenders, as security for the Obligations, which collateral assignments, debentures, charges or other documents or assignments are intended to cover all of the Assigned Loans, and all renewals, modifications, amendments, supplements and restatements thereof.

     "Commitment Amount" means, with respect to each Revolving Lender, the amount indicated as such Revolving Lender's Revolving Credit Facility Commitment Amount opposite its name on the Commitment Schedule (Schedule 2), as such amount may from time to time be (a) reduced as a result of a reduction in the Revolving Commitment as provided herein, or (b) adjusted to account for any assignment of a Revolving Lender's interest as provided in
Section 10.3.

     "Commitment Fee" is defined in Section 2.5.1.

     "Commitment Percentage" means, for each Revolving Lender, the percentage of the Revolving Credit Facility such Revolving Lender has committed to make available to the Borrowers as set forth in the Commitment Schedule (Schedule 2) as such percentage may be adjusted from time to time to account for any assignment of a Revolving Lender's interest pursuant to Section 10.3.

     "Commitment Schedule" means the Schedule attached hereto as
Schedule 2 and identified as such, as modified, supplemented, restated or replaced from time to time, any such modifications, supplements, restatements or replacements to reflect changes in the Revolving Commitment or the Lenders' respective percentages in the Credit Facilities to be effective when made by Administrative Agent in its records, regardless of whether
Schedule 2 to this Agreement has been formally modified, supplemented, restated and/or replaced.

     "Consolidated EBITDA" means, for any period, determined in accordance with Agreement Accounting Principles on a consolidated basis for AMRESCO and its Subsidiaries, an amount equal to
(a) the sum of consolidated net income before taxes and extraordinary gains or losses (as determined in accordance with Agreement Accounting Principles), plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes, less
(b) write downs of retained interests in securitizations (which includes, without limitation, interest only strips, servicing rights and other similar assets) for prior years to the extent prior year financial statements are restated in the period of determination to reflect such write downs and such write downs are not included in calculating net income for the period of determination, and less (c) non-cash income (created by gain on sale accounting) included in consolidated net income before taxes and extraordinary gains or losses as used in clause (a) of this calculation of Consolidated EBITDA; provided, however, that for all purposes hereunder, (i) the losses related to the commercial mortgage banking and home equity lending activities of AMRESCO and its Subsidiaries (in an aggregate amount not to exceed $220,500,000) that were reported in year-end 1998 financial statements of AMRESCO shall not be included in calculating Consolidated EBITDA, and (ii) the following amounts shall be adjusted or added back in the calculation of Consolidated EBITDA (but without duplication), provided that no matter how such adjustments are made they shall be subject to the following stated limitations: (A) write-downs of retained interests in home equity securitizations up to a maximum amount of $120,000,000; (B) the write-down of goodwill associated with the acquisitions of the businesses that now consist of AMRESCO'S Subsidiary Holliday Fenoglio Fowler, L.P. up to a maximum amount of $20,000,000; (C) the write-down of goodwill associated with MIC up to a maximum amount of $60,000,000; (D) the write-down of goodwill associated with AMRESCO's home equity lending division up to a maximum amount of $10,000,000; and (E) severance and one-time restructuring charges taken by AMRESCO and its Subsidiaries in an aggregate amount not to exceed $35,000,000; provided, further, that the aggregate amount added back in the calculation of Consolidated EBITDA under clauses (A) through (D) shall not exceed $197,500,000.

     "Consolidated Indebtedness" means at any time the Indebtedness of AMRESCO and its Subsidiaries and any other Person which would be reflected on the consolidated balance sheet of AMRESCO and its Subsidiaries prepared in accordance with Agreement Accounting Principles as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of AMRESCO and its Subsidiaries calculated on a consolidated basis for such period as shown on the consolidated financial statements of AMRESCO and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of AMRESCO and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means, as of any date, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of AMRESCO and its Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles.

     "Consolidated Tangible Net Worth" means, as of any date,
(a) Consolidated Net Worth, plus (b) the amount of any Permitted Preferred Stock that is not added in as shareholders' equity in the calculation of Consolidated Net Worth, less (c) the aggregate book value of Intangible Assets of AMRESCO and its Subsidiaries on a consolidated basis as of such date in accordance with Agreement Accounting Principles, less (d) the aggregate outstanding principal balances of the MIC Notes.

     "Contingent Obligation" of a Person means any obligation, contingent or otherwise, of such Person (a) directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include loan commitments or loan take-out agreements which are typically issued by providers of long-term debt, or endorsements for collection or deposit in the ordinary course of business.

     "Continuing Operations" means the operations of the Subsidiaries identified as "Continuing Operations Subsidiaries" on Schedule 7.

     "Contribution Agreement" means the Contribution and Indemnity Agreement dated as of the date hereof executed by and among AMRESCO and each Guarantor, and any other separate
Contribution and Indemnity Agreement that may be executed on or after the date hereof among Guarantors, as amended, modified, supplemented or restated.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with AMRESCO or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Administrative Agent as its prime rate in effect at its principal office automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to AMRESCO, any other Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer, it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate, and (b) the sum of the Federal Funds Effective Rate plus 200 basis points.

     "Credit Facilities" means the Revolving Credit Facility and the Term Loan Facilities.

     "Custodial Agreement" means each written agreement in form and content acceptable to Administrative Agent, entered into among the applicable Custodian, AMRESCO and all applicable Borrowers and/or Guarantors, and Administrative Agent, pursuant to which such Custodian agrees to act as custodian and bailee for the documents evidencing certain of the Assigned Loans, as any such Custodial Agreement may be amended, modified or supplemented from time to time, together with any restatements, replacements or substitutions thereof. Schedule 15 lists all Custodial Agreements in effect on the date hereof, which Custodial Agreements cover and relate to (without limitation) all Assigned Loans comprising any part of the Borrowing Base.

     "Custodian" means a financial institution or other Person approved by the Administrative Agent to act as a custodian under a Custodial Agreement.

     "Default" means any condition, circumstance or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means the fluctuating per annum rate of interest equal to the lesser of (i) four percent (4.0%) plus the Corporate Base Rate, or (ii) the Maximum Lawful Rate.

     "Discontinued Operations" means the operations of the Subsidiaries which are identified as "Discontinued Operations
Subsidiaries" on Schedule 7.

     "Dollar Amount" of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of such currency if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time.

     "Dollars" and "$" mean the lawful currency of the United
States of America.

     "Eligible Currency" means any currency other than Dollars
(i) that is readily available, (ii) that is freely traded,
(iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Amount may be readily calculated.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997, passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

     "Eurocurrency" means any Eligible Currency.

     "Eurocurrency Comparable Rate" means, with respect to each calendar month period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate for such calendar month period as determined on the last Business Day of the preceding month, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable on such date of determination, plus (b) the Applicable Eurocurrency Rate Margin. The Eurocurrency Comparable Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple. The Eurocurrency Comparable Rate shall adjust automatically as of the first day of each calendar month based on the Eurocurrency Reference Rate determined by Administrative Agent for such month.

     "Eurocurrency Reference Rate" means a rate determined by Administrative Agent on the last Business Day of each calendar month (to be applicable for the next succeeding calendar month) at which deposits in Dollars for a one (1) month period beginning on such date are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on such Business Day; provided, that if two or more such offered rates appear on the Telerate Screen in respect of such one-month interest period, the arithmetic mean of all such rates (as determined by Administrative Agent) will be the rate used; provided, further, that if the Telerate System ceases to provide such interest rate quotations, such rate shall be the average rate of interest determined by Administrative Agent (rounded upward to the nearest
 .01%) at which deposits in Dollars are offered for the relevant one-month period by Administrative Agent to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the last Business Day of the applicable calendar month.

     "Event of Default" means an event described in Article VIII.

     "Excluded Foreign Subsidiaries" means the Foreign Subsidiaries of AMRESCO organized under the laws of Japan, Thailand, Korea and Mexico, and any Subsidiaries of such Foreign Subsidiaries, and AMRESCO Japan Portfolio Investments, Inc., a Delaware corporation that is a direct Wholly-Owned Subsidiary of AMRESCO whose sole business and only assets are directly related to the operations of AMRESCO Japan Holdings Y.K.

     "Excluded Subsidiaries" means, collectively, (a) all Investment Advisor Subsidiaries, Partially-Owned Subsidiaries, and AMRESCO Securities, Inc., while acting as a broker-dealer,
(b) all Subsidiaries established as bankruptcy remote special purpose entities in connection with any asset securitization of any kind and no matter how such securitization is treated under Agreement Accounting Principles, and (c) the Excluded Foreign Subsidiaries, a list of all Excluded Subsidiaries on the date hereof being attached hereto as Schedule 6, which Schedule 6 shall be amended and supplemented from time to time as provided in Section 7.1(vii).

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by (a) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (b) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreement" is defined in Recital I of this Agreement.

     "Existing Credit Facilities" is defined in Recital I of this Agreement.

     "Existing Guaranty" and "Existing Guarantor" are defined in Recital II of this Agreement.

     "Facility Foreign Currency Exchange Agreement" means a Rate Hedging Agreement entered into between a Revolving Lender (or an Affiliate of a Revolving Lender) and AMRESCO, together with any other applicable Borrower or Guarantor, for the purpose of settling obligations related to fluctuations in foreign currency liabilities of or owing by AMRESCO or any of its Subsidiaries, in accordance with the terms of Section 2.1.5.

     "Facility FX Exposure" means, on any date, the aggregate amount of the fair market value of the cost to settle all outstanding Facility Foreign Currency Exchange Agreements then in effect (assuming all Facility Foreign Currency Exchange Agreements were to be terminated as of that date), which amount shall not be greater than $10,000,000 in the aggregate at any one time for all Facility Foreign Currency Exchange Agreements then in effect.

     "Facility FX Fee" is defined in Section 2.5.3.

     "Facility Letter of Credit" means a letter of credit issued by the Issuing Lender for the account of a Borrower or a Guarantor pursuant to this Agreement.

     "Facility Letter of Credit Exposure" means the aggregate amount of the unfunded portion of each Facility Letter of Credit outstanding at any time.

     "Facility Letter of Credit Fee" is defined in Section 2.5.2.

     "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions from three Federal funds brokers of recognized standing.

     "Federal Lending Programs" is defined in Section 6.24.

     "FEOMA" is defined in Section 2.1.5.

     "Floating Rate" means, for any day, a rate per annum equal to (a) the Corporate Base Rate in effect on such day, plus
(b) the Applicable Base Rate Margin, in each case changing when and as the Corporate Base Rate and/or the Applicable Base Rate Margin each change.

     "Foreign Subsidiary" means a Subsidiary of AMRESCO incorporated or organized in a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

     "Foreign Subsidiary Inter-Company Note" means a promissory note in form and substance approved by Administrative Agent representing the amount of any loans, advances or extensions of credit of any kind of any Borrower or any Guarantor to any Foreign Subsidiary, together with any and all revolving loan agreements or other ancillary loan, credit or security agreements executed in connection with or relating to any such loans, advances or extensions of credit.

     "FX Lender" means a Revolving Lender or an Affiliate of a Revolving Lender that at the time in question is a counterparty to a Facility Foreign Currency Exchange Agreement.

     "Governmental Authority" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means each Subsidiary of AMRESCO that is not a Borrower or an Excluded Subsidiary or an indirect Foreign Subsidiary of AMRESCO (other than AMRESCO Funding Canada Inc.), such Subsidiaries as of the date hereof being listed as Guarantors on Schedule 1, which Schedule 1 may be amended, supplemented and/or replaced from time to time to add any additional Guarantors after the date hereof.

     "Guaranty" means that certain Guaranty Agreement dated as of the date hereof executed by each Guarantor in favor of the Administrative Agent and the Lenders (which Guaranty is an amendment and restatement of the Existing Guaranty), and any other separate Guaranty Agreement that may be executed on or after the date hereof by any Subsidiary of AMRESCO or any other Person, in each case as amended, modified, supplemented or restated and in effect from time to time.

     "Indebtedness" of a Person means, at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with Agreement Accounting Principles and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, all indebtedness, obligations and liabilities of such Person for borrowed money, obligations evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, trade payables, and structured financing transactions of any type, (b) all other indebtedness (including Capitalized Lease Obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and the Net Mark-to-Market Exposure of Rate Hedging Agreements, (d) the unfunded portion of, and unreimbursed portion of drawings under, all Letters of Credit issued for the account or upon the application of such Person, and (e) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in
(a) through (d) preceding.

     "Intangible Assets" of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles, and (c) unamortized debt discount and expenses.

     "Inter-Company Note" means a promissory note in form and substance approved by Administrative Agent representing the amount of any loans, advances or extensions of credit of any kind of any Borrower or any Guarantor to any Subsidiary of such Borrower or Guarantor other than a Foreign Subsidiary, together with any and all revolving loan agreements or other ancillary loan, credit or security agreements executed in connection with or relating to any such loans, advances or extensions of credit.

     "Interest Deficiency Payment" is defined in Section 2.19(b).

     "Interest/Dividend Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the immediately preceding twelve month period to (b) the sum of
(i) Consolidated Interest Expense, plus (ii) the amount of any dividends or distributions paid on any preferred stock of AMRESCO or any of its Subsidiaries to Persons who are not Affiliates of AMRESCO and its Subsidiaries, other than in kind dividends on Permitted Preferred Stock, less (iii) the amount of prior fees paid related to financings and capital events of AMRESCO and its Subsidiaries that are expensed in such period, all for the same immediately preceding twelve calendar month period.

     "Interest Rate Exposure Report" means a report showing the aggregate amount of each Borrower's and each Guarantor's Rate Hedging Obligations (including without limitation under all Facility Foreign Currency Exchange Agreements) and how such obligations were calculated, together with evidence satisfactory to Administrative Agent that the amount of such Rate Hedging Obligations have been confirmed by the counterparty to the related Rate Hedging Agreements.

     "Investments" of a Person means any loans, advances (other than customary commission, travel and similar advances to officers and employees made in the ordinary course of business), extensions of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contributions of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Investment Advisor Subsidiary" means AMRESCO Advisors, Inc.
and any other existing or future Subsidiary of a Borrower which is subject to the Investment Advisors Act of 1940, as amended, or the Investment Company Act of 1940, as amended.

     "Issuing Lender" means Bank of America in its capacity as issuer of the Facility Letters of Credit.

     "Lead Arranger" means Banc of America Securities LLC, and its successors.

     "Legal Requirements" means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to any Borrower, any Guarantor or any Subsidiary, (b) the presently or subsequently effective bylaws and articles of incorporation, partnership agreement, operating agreement, and any other form of business association agreement of any Borrower, any Guarantor, or any Subsidiary, (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any Collateral, or any portion thereof, or to which any Borrower, any Guarantor or any Subsidiary may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Collateral, or any part thereof, by any Borrower, any Guarantor or any Subsidiary, (ii) Lenders' Liens or
(iii) the financial condition of any Borrower, any Guarantor or any Subsidiary.

     "Lend Lease" means Lend Lease (US) Services, Inc., a
Delaware corporation.

     "Lend Lease Agreement" means the Asset Purchase Agreement dated December 8, 1999, executed by and among AMRESCO, AMRESCO Management, Inc., AMRESCO Services, L.P., AMRESCO Capital, L.P., Holliday Fenoglio Fowler, L.P., and such other Subsidiaries of AMRESCO as are named therein, as sellers, and Lend Lease, as purchaser.

     "Lend Lease Closing Date" means the date of the closing of the transactions contemplated by the Lend Lease Agreement.

     "Lend Lease Deferral" means the aggregate sum of (a) the difference between 95% and 85% of the Lend Lease Net Proceeds if the Lend Lease Required Payment is calculated pursuant to clause
(b) of the definition thereof, plus (b) the difference between 95% and 85% of any funds from the Lend Lease Post-Closing Adjustment Account to be paid to Administrative Agent pursuant to
Section 2.2.1(b), plus (c) the difference between 95% and 85% of the amount of any payment made on the Lend Lease Holdback Note, each in the case that the Lend Lease Closing Date occurs prior to the occurrence of the SREP Sale Date or Structured Real Estate Asset Sales for all or substantially all of the SREP Assets.

     "Lend Lease Holdback Note" means the promissory note in the principal face amount of $25,000,000 executed by Lend Lease and payable to AMRESCO, delivered to AMRESCO on the Lend Lease
Closing Date pursuant to Section 3.1 of the Lend Lease Agreement.

     "Lend Lease Net Proceeds" means the gross cash sales proceeds received by the sellers under the Lend Lease Agreement, less (a) reasonable and customary closing costs and expenses paid by the sellers under the Lend Lease Agreement, including without limitation investment banking fees and reasonable attorneys' fees, (b) the portion of the purchase price, not to exceed $8,800,000 in the aggregate, paid to cover the earnout payable to the former shareholders of Fowler, Goedecke, Ellis & O'Connor and PNS Realty Partners, L.P. and certain of its affiliated entities, which amount shall be paid to the Persons entitled to same on the Lend Lease Closing Date, and (c) an amount not to exceed $10,500,000 in the aggregate to be paid on or before the Lend Lease Closing Date to certain existing employees of AMRESCO and the Discontinued Subsidiaries for retention bonuses and incentives for continuing in such employment after the Lend Lease Closing Date.

     "Lend Lease Post-Closing Adjustment Account" means a deposit account established and held at Bank of America into which a portion of the Lend Lease Net Proceeds, not to exceed $6,000,000, shall be deposited on the Lend Lease Closing Date to be held as Collateral for the Obligations, subject to an Account Assignment, for the sole purpose of use by AMRESCO to pay any net amounts owing by the sellers to the purchasers under the Lend Lease Agreement pursuant to the calculations to be made after the Lend Lease Closing Date as post-closing adjustments pursuant to
Section 3.3 of the Lend Lease Agreement.

     "Lend Lease Required Payment" means a payment in the amount of the greater of (a) $180,000,000 or (b) either (i) if the SREP Sale Date or Structured Real Estate Asset Sales for all or substantially all of the SREP Assets has occurred prior to the Lend Lease Closing Date, 95% of the Lend Lease Net Proceeds, or
(ii) if the Lend Lease Closing Date is prior to the occurrence of the SREP Sale Date or Structured Real Estate Asset Sales for all or substantially all of the SREP Assets, 85% of the Lend Lease Net Proceeds (with the difference between the amount calculated under b(i) and b(ii) above being included in the Lend Lease Deferral); provided that in the case of either (a) or (b) above, the amount, if any, deposited in the Lend Lease Post-Closing Adjustment Account on the Lend Lease Closing Date in accordance with the terms of this Agreement shall be deducted from the amount of the Lend Lease Net Proceeds for purposes of determining the Lend Lease Required Payment. As used in clauses (b)(i) and
(b)(ii), "substantially all" shall be determined in the manner described in Section 2.2.1(b).

     "Lenders" means each of the lending institutions or funds listed as a "Lender" on Schedule 1, as Schedule 1 may be modified, amended, supplemented or replaced from time to time, which term shall include both the Revolving Lenders and the Term
Lenders.

     "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or as otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.22.
Schedule 3 shows the current Lending Installations of the Lenders and the Administrative Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable, including, without limitation, all Facility Letters of Credit.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender or the Swingline Lender, such Lender's loan made pursuant to Article II, under any and all of the Credit Facilities, and "Loans" means all of such loans made and outstanding at any time (whether as an Advance or the outstanding principal balances of Term Loan A or Term Loan
B). The term "Loans" shall include all amounts outstanding on the date hereof under the Existing Credit Facilities, which are being renewed and restructured hereunder.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Guaranty, and any other agreement or instrument executed in connection with the Existing Credit Agreement or this Agreement, and all modifications, renewals, extensions, supplements, restatements and replacements thereof.

     "LOC Application" is defined in Section 2.16.

     "Lockbox" means a post office box, or collectively post office boxes, established by the Borrowers and Guarantors and Lockbox Agent pursuant to the provisions of Section 5.6 and the Lockbox Agreement.

     "Lockbox Accounts" means the cash collateral accounts maintained with Lockbox Agent and styled respectively "[name of particular Borrower or particular Guarantor] Lockbox Account for the Benefit and Under the Control of Bank of America, N.A., as Administrative Agent for Lenders," which accounts shall be
(a) subject to the provisions of Section 5.6 and the Lockbox Agreement, and (b) pledged and assigned to Administrative Agent, for the benefit of the Lenders, as additional security for the payment, performance and observance of the Obligations.

     "Lockbox Agent" means Bank of America.

     "Lockbox Agreement" means, collectively, the Lockbox Agreement dated the date hereof, and any other lockbox agreement or any other similar agreement or arrangement which is created to cause the proceeds of Assigned Loans, Mortgaged Properties or other Collateral, or any other proceeds of asset sales or other dispositions to be paid to Administrative Agent hereunder to be placed under the dominion and control of Administrative Agent (or another agent) for the benefit of the Lenders.

     "Managed Asset Portfolios" means the portfolios of Assigned Loans and Mortgaged Properties owned by Borrowers and Guarantors comprised of distressed loan and real estate assets purchased by the applicable Borrower or Guarantor, including Mortgaged Properties owned by a Borrower or a Guarantor resulting from foreclosure or settlement proceedings with respect to such Assigned Loans. A listing of such portfolios containing any active Assigned Loans or Mortgaged Properties in the Borrowing Base (regardless of whether any Borrowing Base value is attributable thereto) as of the date hereof is set forth on
Schedule 13.

     "Margin Regulations" mean Regulations T, U and X of the
Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on
(i) the business, results of operation, or financial condition of AMRESCO and its Subsidiaries taken as a whole, excluding any write-down or payments specifically included in the calculation of Consolidated EBITDA as set forth in the definition thereof,
(ii) the ability of AMRESCO or any other Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of, or the assertion by any Borrower or Guarantor of the invalidity or unenforceability of, any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 8.1.5.

     "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Loans at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding in respect of the Loans, there shall be no Maximum Lawful Rate in respect of the Loans, notwithstanding any reference thereto herein or in any of the other Loan Documents.

     "MIC" means Mortgage Investors Corporation, an Ohio corporation.

     "MIC Merger Agreement" means the Agreement and Plan of
Merger, dated July 14, 1998 by and among AMRESCO, MIC
Acquisition, Inc., MIC, William Edwards and certain other stockholders, as amended by the amendment thereto dated March 31, 1999.

     "MIC Notes" means those eight (8) promissory notes payable to AMRESCO in an aggregate original principal amount not exceeding $17,000,000, evidencing loans to former shareholders of MIC, and with respect to which AMRESCO or any Subsidiary is entitled to an offset under the MIC Merger Agreement, and all renewals, extensions, modifications, restatements or replacements of such notes.

     "MIC Transaction" means the transaction contemplated by the MIC Merger Agreement.

     "Mortgage" means any deed of trust, mortgage, fixed or floating charge or other Lien document covering a Mortgaged Property executed by any Borrower or any Guarantor, granted in favor of Administrative Agent, for the benefit of Lenders, to secure repayment of the Loans and the other Obligations (including without limitation all Mortgages executed pursuant to the Existing Credit Agreement or the credit agreements replaced thereby), complying with all laws of the applicable jurisdiction for creating a valid lien on the subject Mortgage Property and for recording in such jurisdiction, substantially in the form approved by Administrative Agent, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages, deeds of trust, fixed or floating charges or other documents given in renewal, extension, modification, restatement or replacement thereof.

     "Mortgaged Property or Mortgaged Properties" means all lots or parcels of land which any Borrower or any Guarantor owns on the Closing Date or which it may hereafter acquire and which has not been granted as collateral for Indebtedness other than the Credit Facilities as permitted by Section 7.15, and all improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed. A list of the Mortgaged Properties owned by the Borrowers and the Guarantors as of the date hereof is attached hereto as Schedule 16.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which AMRESCO or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person to settle such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person to settle such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

     "Non-U.S. Borrower" is defined in Section 3.1(b).

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Notes" means collectively the Revolving Notes, the Term
Loan A Notes, the Term Loan B Notes, and the Swingline Note; and
"Note" means any of them.

     "Obligations" means all present and future indebtedness, obligations and liabilities of any and all of the Borrowers, Guarantors and other Subsidiaries now or hereafter existing or arising under or in connection with this Agreement, the Notes, the Facility Letters of Credit, the Security Documents, or any other of the Loan Documents (specifically including, without limitation, all Loans and the principal amount outstanding under the Notes), together with: (a) all interest accrued thereon;
(b) all fees payable to the Administrative Agent, the Issuing Agent and/or the Lenders; (c) all costs, expenses, and reasonable attorneys' fees of counsel to Administrative Agent and Lenders (as a group) and of counsel to any Lender (subject to the limitations set forth in Section 11.6) incurred in the negotiation and documentation of this Agreement and the other Loan Documents and of any consents or approvals under, or any amendments, waivers or extensions of, or supplements to the Loan Documents, and the administration (including without limitation inspections, subject to the limitations in Section 7.9), enforcement or collection of the Loan Documents and the Obligations (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of any Borrower or any Guarantor); (d) the reimbursement and payment of all sums which might be advanced by Administrative Agent or any Lender to pay or satisfy amounts required to be paid by any Borrower or any Guarantor under this Agreement or under any other Loan Document; (e) all liability which any Borrower or any Guarantor may incur with respect to any Rate Hedging Obligations between any Borrower or any Guarantor and any Lender or any Affiliate of a Lender (specifically including without limitation in respect of all Facility Foreign Currency Exchange Agreements); and (f) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, restatements, rearrangements and replacements of any of the above-described obligations and indebtedness.

     "Other Taxes" is defined in Section 3.5(ii).

     "Partially-Owned Subsidiary" means any Subsidiary of AMRESCO that is not a Wholly-Owned Subsidiary.

     "Participants" is defined in Section 10.2.1.

     "Payment Date" means the first (1st) day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Debt Report and Certification" means a report
(a) showing such information concerning the Indebtedness of Borrowers, Guarantors and their Subsidiaries as required by Administrative Agent from time to time, including, without limitation, the amount of each loan and other Indebtedness (including Warehouse Lines) shown on Schedule 8, and any amended or new Warehouse Lines obtained after the date hereof, the entities obligated as borrowers thereunder, the payment schedule thereunder, the maturity thereof, and the collateral and guaranties securing such Indebtedness, (b) disclosing any information of which AMRESCO or any Borrower is aware regarding the maturity of, or the renewal or extension of, or the failure of any lender to agree to renew or extend, any Warehouse Line or any other loan or extension of credit to AMRESCO or any of its Subsidiaries necessary for the operation of the business of AMRESCO or any Subsidiary or for which AMRESCO and its Subsidiaries do not have a means to repay or refinance, and
(c) certifying compliance by Borrowers and Guarantors with the limitations on Indebtedness and Warehouse Lines contained in
Section 7.11 and otherwise in this Agreement, in detail satisfactory to Administrative Agent.

     "Permitted Encumbrances" means with respect to any Mortgaged
Property:

          (a)  Liens securing the Notes in favor of the Lenders;

          (b) Exceptions affecting title which are shown in a Title Policy included in any Borrower's or any Guarantor's files or are described with respect to a particular Mortgaged Property in such Borrower's or Guarantor's underwriting or due diligence files with respect to such Mortgaged Property;

          (c)  In the case of any portion of the Mortgaged
Property that is not covered by a Title Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money;

          (d) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to the Mortgaged Properties, which (i) are not delinquent, or
(ii) are being contested by any Borrower or any Guarantor in good faith and for which such Borrower or such Guarantor has obtained a proper payment and performance bond in the amount of the contested claim;

          (e) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar Liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty (60) days, or
(ii) unless the claim giving rise to such Lien is being contested by any Borrower or any Guarantor in good faith and for which such Borrower or Guarantor has obtained a proper payment and performance bond in the amount of the contested claim; and

          (f) Liens for Taxes or other impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by the applicable Borrower or Guarantor as permitted by and in accordance with the terms and conditions set forth in herein.

     "Permitted Preferred Stock" means one or more series of preferred stock of AMRESCO issued after the date hereof under the terms of which the holders thereof are not entitled to any distributions or dividends or repurchase rights (other than dividends payable in additional shares of common stock of AMRESCO or Permitted Preferred Stock) at any time prior to full and final payment of all the Credit Facilities.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which AMRESCO or any member of the Controlled Group may have any liability.

     "Pledge Agreement" means, collectively, the Stock Pledge Agreement dated as of August 12, 1998, executed by AMRESCO and the Existing Guarantors and certain other Subsidiaries of AMRESCO in connection with the Existing Credit Agreement, as amended by the Supplements and further amended on the date hereof, and all other pledges of, and security agreements covering, stock or other equity interests, executed by any one or more Borrowers or Guarantors or other Subsidiaries of AMRESCO, in favor of Administrative Agent, for the benefit of the Lenders, covering all of the issued and outstanding stock or other ownership interests owned by AMRESCO and the other Borrowers and the Guarantors, and every other Subsidiary of AMRESCO and the other Borrowers (expressly including the stock owned by AMRESCO or any other Borrower or any Guarantor or other Subsidiary in Subsidiaries established as bankruptcy remote special purpose entities in connection with any asset securitization and of all Foreign Subsidiaries, including indirect Foreign Subsidiaries whether or not Guarantors, except as provided below), and all stock or other ownership interests in each Partially-Owned Subsidiary owned by a Borrower or a Guarantor or any Subsidiary wholly-owned, directly or indirectly, by a Borrower or a Guarantor, but excluding only (a) the stock in the Investment Advisor Subsidiaries and (b) subject to Section 5.1.4, the stock and other ownership interests in the Excluded Foreign Subsidiaries (other than AMRESCO's 100% stock ownership interest in AMRESCO Japan Portfolio Investments, Inc., which shall be pledged) or owned by the Excluded Foreign Subsidiaries, and all amendments, supplements and restatements thereof. Without limitation of the foregoing, the term Pledge Agreement includes
(i) the separate Stock Pledge Agreement dated August 12, 1998, executed by AMRESCO UK Holdings Limited and AMRESCO UK Ventures Limited in favor of Administrative Agent, as supplemented by Supplement III, and (ii) that certain Security Agreement dated June 28, 1996, executed by AMRESCO, in favor of NationsBank of Texas, N.A., covering all shares of stock owned by AMRESCO in its Wholly-Owned Subsidiary AMRESCO Jersey Ventures Limited, a company incorporated under the laws of Jersey, Channel Islands, as amended (including by Supplemental Agreement dated as of December 15, 1999 in connection with the Supplement III).

     "Pledged Asset Schedule and Certification" means a schedule of all assets that are owned by (a) Borrowers and Guarantors and required to be pledged to Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents and (b) each Foreign Subsidiary showing which assets have been pledged and to whom and which assets are not pledged, and a certification that such assets have been so pledged or are not pledged; provided, that any assets listed therein but not so pledged shall (except in the case of assets of Foreign Subsidiaries, which shall be subject to
Section 5.1.4) be pledged to Administrative Agent for the benefit of the Lenders as soon as practical but in no case more than thirty (30) days after the required date for delivery of such schedule.

     "Pricing Schedule" means Schedule 5 attached hereto and identified as such, as such Schedule may from time to time be amended, modified, supplemented, restated or replaced.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchaser" is defined in Section 10.3.1.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, or forward rates or commodity prices, including, but not limited to, dollar-denominated or cross-currency interest rate swap or exchange agreements, currency (including any Eligible Currency or other foreign currency) exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent, and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, specifically including without limitation all Facility Foreign Currency Exchange Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Reports" is defined in Section 11.6.

     "Representatives" is defined in Section 11.6.

     "Required Lenders" means Lenders in the aggregate having at least 66b% of the Aggregate Commitment; provided that if the Revolving Commitment has been terminated, then "Required Lenders" shall mean Lenders whose Aggregate Loan Percentages, in the aggregate, equal or exceed 66b%.

     "Reserve Requirement" means, on any day, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities. Each determination by Administrative Agent of the Reserve Requirement shall, in the absence of manifest error, be conclusive.

     "Residual Interests Report" means a report satisfactory to Administrative Agent describing, by category and book value, the Retained Interests in Securtizations (as shown in AMRESCO's consolidated balance sheet) owned by any Borrower, Guarantor or Subsidiary.

     "Revolving Commitment" means the aggregate amount of the Commitment Amounts of all the Revolving Lenders under the Revolving Credit Facility as set forth on the Commitment Schedule, being $92,000,000 on the date hereof, subject to limitations on availability and reductions as provided in this Agreement. The amount of the Revolving Commitment available at any time for Advances hereunder shall be limited to the Borrowing Base then in effect and shall be reduced by (i) the Facility Letter of Credit Exposure, (ii) the outstanding amount of all Swingline Advances, and (iii) the Facility FX Exposure, each in the amounts as then in effect.

     "Revolving Credit Facility" is defined in Section 2.1.

     "Revolving Credit Termination Date" means June 30, 2000, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Revolving Lenders" means those Lenders designated as Revolving Lenders on the Commitment Schedule, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

     "Revolving Note" means a promissory note in the form attached hereto as Exhibit D-1 in the initial amount of a Revolving Lender's Commitment Amount, executed by all the Borrowers and payable to the order of the applicable Revolving
Lender, and any modifications, amendments or supplements thereto, any substitutions therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "SBA Guaranteed Loans" means loans that are originated or held by AMRESCO Independence Funding, Inc. (or another Subsidiary of AMRESCO licensed to originate or hold SBA guaranteed loans, subject to Administrative Agent's prior written approval of any such other Subsidiary) for which the Small Business Administration (the "SBA") has issued or is to issue a guaranty for a portion of any such loans pursuant to an agreement between AMRESCO Independence Funding, Inc. (or such other Subsidiary licensed to originate or hold SBA guaranteed loans and so approved by Administrative Agent) and the SBA (an "SBA Lender Agreement"), the SBA loan customer lists, the servicing rights and other general intangibles related to such SBA Guaranteed Loans or the collection or servicing thereof (excluding deposit accounts not containing any payments on account of or other proceeds of SBA Guaranteed Loans or the collection or servicing thereof), and computer hardware and software related to and utilized in the servicing solely of such SBA Guaranteed Loans and other SBA Lender Agreement Assets, or any proceeds or products of such SBA Guaranteed Loans, or other items for which the applicable SBA Lender Agreement prohibits assignment thereof, including without limitation retained interests in SBA Guaranteed Loans or securitizations thereof, collection accounts and other cash deposit accounts related to such SBA Guaranteed Loans, and real property acquired by foreclosure of such SBA Guaranteed Loans (collectively, "SBA Lender Agreement Assets").

     "SBA Lender Agreement" is defined in the definition of SBA
Guaranteed Loans.

     "SBA Lender Agreement Assets" is defined in the definition of SBA Guaranteed Loans.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security Agreement" means, collectively, the Security Agreement dated as of August 12, 1998, executed by AMRESCO and the Existing Guarantors (except for the Foreign Subsidiaries other than AMRESCO Funding Canada Inc.) in connection with the Existing Credit Agreement, as amended by the Supplements and further amended on the date hereof, and all other security agreements executed by any Borrower and/or any Guarantor, or any other Subsidiary of AMRESCO pursuant to Section 5.1, in favor of Administrative Agent, on behalf of and for the benefit of Lenders, as security for the Obligations, which security agreements are intended to cover all personal property of any type of the Borrowers and the Guarantors (and any other Subsidiaries) executing such agreements other than (a) the items of collateral specifically pledged for secured Indebtedness permitted under Section 7.11, including Warehouse Lines, and
(b) SBA Guaranteed Loans and related SBA Lender Agreement Assets, and all amendments, modifications, supplements and replacements thereof.

     "Security Documents" means, collectively, (a) the Collateral Assignment, the Security Agreement, the Pledge Agreement, the Lockbox Agreement, all Mortgages, all Account Assignments and all other documents or instruments granting a Lien in favor of the Lenders (or Administrative Agent for the benefit of or on behalf of the Lenders) as collateral for the Obligations, and all financing statements and other filings, certificates and instruments related thereto, and all supplements, modifications, renewals or extensions thereof, and any documents executed in modification, renewal, extension or replacement thereof, and
(b) the Guaranty and the Contribution Agreement executed by the Guarantors.

     "Servicer" means Lend Lease or one or more of its Affiliates party to the Servicing Agreement, or such successor Servicer as may have been approved by Administrative Agent pursuant to
Section 7.20.

     "Servicing Agreement" means the Asset Management and Servicing Agreement to be executed and delivered pursuant to the Lend Lease Agreement on the Lend Lease Closing Date pursuant to which the Servicer will manage and service assets of certain of AMRESCO's Subsidiaries from and after the Lend Lease Closing Date, and any modifications or amendments thereof or substitutions or replacements thereof approved by Administrative Agent pursuant to Section 7.20.

     "Settlement Payment" is defined in Section 2.1.5.

     "Single Employer Plan" means a Plan maintained by AMRESCO or any member of the Controlled Group for employees of AMRESCO or any member of the Controlled Group.

     "Specified Asset Release Agreement" is defined in
Section 5.7.6.

     "SREP Additional Fundings" means amounts expended from and after the date hereof by AMRESCO or by AMRESCO Commercial Finance, Inc. or AMRESCO Funding Canada Inc., as applicable, for
(a) funding additional commitments of AMRESCO Commercial Finance, Inc. or AMRESCO Funding Canada Inc., as applicable, under Assigned Loans in the Structured Real Estate Portfolio, and
(b) other funding obligations, cost overruns and other expenses paid by AMRESCO Commercial Finance, Inc., AFC Equities, L.P. or AMRESCO Funding Canada Inc., as applicable, with respect to the SREP Assets.

     "SREP Assets" means the Assigned Loans, the equity interests and the Mortgaged Property owned by AMRESCO Commercial Finance, Inc., AMRESCO Funding Canada, Inc. or AFC Equities, L.P., which comprise the Structured Real Estate Portfolio, as described on
Schedule 14.

     "SREP-Ocwen Sale" means the sale to Ocwen Federal Bank FSB of a significant portion of the SREP Assets anticipated to occur on or within ten (10) Business Days after the effective date hereof, as disclosed to Administrative Agent and the Lenders prior to the date hereof.

     "SREP Required Payment" means a payment in the amount of 95% of (a) the net proceeds (i.e. gross cash proceeds less reasonable and customary closing costs and expenses as approved by Administrative Agent) from the Structured Real Estate Portfolio Sale or any Structured Real Estate Asset Sale, and (b) the amount of any principal payment (whether scheduled, mandatory or a voluntary prepayment) in excess of $500,000 made on an Assigned Loan in the Structured Real Estate Portfolio or other SREP Asset.

     "SREP Required Payment Date" means (a) the SREP Sale Date, and (b) the date of any principal payment in excess of $500,000 on an Assigned Loan in the Structured Real Estate Portfolio or other SREP Asset.

     "SREP Sale Date" means the date of closing of the Structured
Real Estate Portfolio Sale.

     "Structured Real Estate Asset Sale" means the sale of any one of the SREP Assets.

     "Structured Real Estate Portfolio" means the real estate
Assigned Loans and other SREP Assets owned by AMRESCO Commercial
Finance, Inc., AFC  Equities, L.P. and AMRESCO Funding Canada
Inc., respectively, described in Schedule 14.

     "Structured Real Estate Portfolio Sale" means the sale by
AMRESCO, AMRESCO Commercial Finance, Inc., AFC  Equities, L.P.,
AMRESCO Funding Canada Inc., and any other applicable
Subsidiaries of AMRESCO, in one or a series of related transactions, of all or substantially all (as determined pursuant to Section 2.2.1(b)) of the SREP Assets (including without limitation the SREP-Ocwen Sale).

     "Subordinated Indebtedness" means the Indebtedness of AMRESCO evidenced by notes made pursuant to the terms of those certain Indentures dated January 15, 1996, and March 1, 1997, executed by and between AMRESCO and Bank One, Columbus, N.A., as Trustee.

     "Subsidiary" means, for any Person, any corporation, partnership, limited liability company or other entity (a) of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) is at the time directly or indirectly owned by, or the management is otherwise controlled by, such Person and any Subsidiaries of such Person, and (b) in the case of AMRESCO and its Subsidiaries, the financial statements of which are consolidated with AMRESCO's financial statements in accordance with Agreement Accounting Principles. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of AMRESCO.

     "Substantial Portion" means, with respect to the Property of AMRESCO and its Subsidiaries, Property which (a) represents more than 10% of the consolidated tangible assets of AMRESCO and its Subsidiaries as would be shown in the consolidated financial statements of AMRESCO and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of AMRESCO and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

     "Supplements" and "Supplement III" are defined in Recital I of this Agreement.

     "Swingline Advance" means any Advance made by Swingline
Lender to a Borrower pursuant to Section 2.1.4.

     "Swingline Commitment" means (i) prior to and on the Transition Date, $25,000,000, and (ii) after the Transition Date,
$10,000,000.

     "Swingline Lender" means Bank of America.

     "Swingline Note" means the Swingline Note made by Borrowers payable to the order of Swingline Lender, substantially in the form attached as Exhibit D-4, evidencing the Swingline Advances, and any amendments and modifications thereto, any substitutions therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding
Excluded Taxes.

     "Telerate Screen" means the display designated as Screen 3750 (as to Dollars) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in Dollars quoted by selected banks.

     "Term Lenders" means collectively the Term Loan A Lenders and the Term Loan B Lenders, in such capacities.

     "Term Loan A" means the term loan to Borrowers by the Term Loan A Lenders as set forth on the Commitment Schedule, in the aggregate amount of $56,232,500, which Term Loan A represents the term loan facility established under the Existing Credit Agreement, which term loan facility is being restructured and modified in accordance with the terms of this Agreement.

     "Term Loan A Lenders" means those Lenders designated as the Term Loan A Lenders on the Commitment Schedule, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

     "Term Loan A Note" means a promissory note in the form attached hereto as Exhibit D-2 evidencing a Term Loan A Lender's share of Term Loan A, executed by all the Borrowers and payable to the order of a Term Loan A Lender in the amount of such Lender's Term Loan A Percentage of Term Loan A, and any modifications, amendments or supplements thereto, any substitutions therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Term Loan A Percentage" means, for each Term Loan A Lender, the percentage of Term Loan A held by such Term Loan A Lender as set forth on the Commitment Schedule, as amended from time to time.

     "Term Loan B" means the term loan to Borrowers by the Term Loan B Lenders as set forth on the Commitment Schedule in the aggregate amount of $356,092,500, which Term Loan B represents a portion of the revolving credit facility established under the Existing Credit Agreement, which portion is being converted to a term loan hereunder with no further availability for reborrowings in accordance with the terms of this Agreement.

     "Term Loan B Lenders" means those Lenders designated as the Term Loan B Lenders on the Commitment Schedule, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

     "Term Loan B Note" means a promissory note in the form attached hereto as Exhibit D-3 evidencing a Term Loan B Lender's share of Term Loan B, executed by all the Borrowers and payable to the order of a Term Loan B Lender in the amount of such Lender's Term Loan B Percentage of Term Loan B, and any modifications, amendments or supplements thereto, any substitutions therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Term Loan B Percentage" means, for each Term Loan B Lender, the percentage of Term Loan B held by such Term Loan B Lender as set forth on the Commitment Schedule, as amended from time to time.

     "Term Loan Facilities" means Term Loan A and Term Loan B.

     "Term Loan Facilities Maturity Date" means June 30, 2000.

     "Title Company" means a title company or title companies selected by a Borrower or a Guarantor and not disapproved by Administrative Agent, together with any issuing agent that issues all or any part of a Title Policy.

     "Title Policy" means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) Administrative Agent, on behalf of the Lenders, covering the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such Mortgaged Property, or
(b) the applicable Borrower or Guarantor owning the applicable Assigned Loan insuring a lien on Underlying Real Estate securing such Assigned Loan; provided that with respect to an Assigned Loan or Mortgaged Property owned by AMRESCO Funding Canada Inc. and where the subject Underlying Real Estate or Mortgaged Property is located in Canada, the term "Title Policy" may include a title opinion issued by Canadian counsel in favor of Administrative Agent and the Lenders, in form and substance acceptable to Administrative Agent and its counsel.

     "Total Consolidated Indebtedness" means at any time of determination the sum of (a) Consolidated Indebtedness, plus
(b) the aggregate amount of unfunded obligations of any Borrower or any Guarantor in respect of all outstanding Letters of Credit, plus (c) the amount of any Contingent Obligations which are reasonably quantifiable by Borrowers (as confirmed by Administrative Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Indebtedness.

     "Transition Date" means the earlier of (i) the Lend Lease
Closing Date and (ii) the date on which the Borrowers are obligated to make a principal payment on the Term Loans pursuant to Section 2.2.1(e).

     "Transferee" is defined in Section 10.4.

     "Transfers of Liens" means an absolute assignment of note and liens (including, without limitation, all mortgages and any other security for each of the Assigned Loans) or other similar document transferring a lien or security interest, executed by any Borrower and/or any Guarantor to Administrative Agent, for the benefit of the Lenders with respect to any Assigned Loan, in form reasonably acceptable to Administrative Agent (which document may also be referred to as an "Assignment of Lien" in certain states).

     "Type" means, with respect to any Advance or Loan, its nature as a Floating Rate Portion or a Eurocurrency Portion.

     "Underlying Real Estate" means the real property, together with all improvements thereon, which secures any of the Assigned Loans or any one of such parcels of real property.
     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans and as if such Plans were terminated on that date.

     "Warehouse Lines" means Indebtedness of any Borrower (other than AMRESCO, it being understood and agreed that AMRESCO shall not have, or have any liability for, any Warehouse Lines), any Guarantor, any Excluded Subsidiary or any Foreign Subsidiary created for the purpose of acquiring or originating loans, leases, securities and, if approved by Administrative Agent in its sole and absolute discretion, other asset types; provided that (a) such loans, leases, securities or other assets are intended to be sold, repaid or otherwise liquidated in order to make payments on such Indebtedness, (b) such Indebtedness is related to the lines of business of Borrowers, Guarantors and the Foreign Subsidiaries permitted by Section 7.4, (c) any such Indebtedness shall be fully collateralized when incurred by assets not included in the Borrowing Base, (d) such Indebtedness shall be non-recourse to AMRESCO, and shall be recourse only to the Subsidiary that received proceeds from such Indebtedness and cross-collateralized only with Indebtedness that has the same borrower and lender, and (e) there shall exist at the time such Indebtedness is incurred a strategy for selling or otherwise liquidating specific collateral securing such Indebtedness in a commercially reasonable manner within the time period typically required in the industry (and not in a liquidation or distress situation) and by Borrowers and their Subsidiaries for such specific collateral, but in no event more than twelve (12) months following its inclusion as collateral for the applicable Indebtedness.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Problem" means any significant risk that computer hardware or software used in the Borrowers' and Guarantors' business or operations will not in the case of any dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     "Year 2000 Program" is defined in Section 6.19.

     Section 1.2. Singular and Plural of Definitions . Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in
Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

     Section 1.3.   Substantive Definitions .  The terms,
provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

     Section 1.4. Money . Unless stipulated otherwise, all references herein or in any of the other Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United
States of America.

     Section 1.5. Captions; References . The captions and headings in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise. All references to "days," or number of days, or periods comprised of days, shall mean and refer to calendar days unless specified to be Business Days.

     Section 1.6. Accounting Terms and Determinations . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles.


                           ARTICLE II

                      THE CREDIT FACILITIES

     Section 2.1.   Commitments .

          Section 2.1.1. (a) Revolving Credit Facility Advances. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans in Dollars to the Borrowers from time to time in amounts not to exceed in the aggregate at any one time outstanding the Dollar Amount of its Commitment Percentage of the Revolving Commitment, as limited at all times to the applicable Borrowing Base then in effect (the "Revolving Credit Facility"), less the sum of such Lender's Commitment
Percentage of the Facility Letter of Credit Exposure, the Facility FX Exposure and outstanding Swingline Advances at the time in question. Subject to and upon the terms of this Agreement, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility at any time prior to the Revolving Credit Termination Date. The commitment of each Revolving Lender to lend hereunder shall expire on the Revolving Credit Termination Date. The Revolving Credit Facility shall be used solely for (i) prior to and on the Transition Date, general corporate purposes in the ordinary course of business (excluding payment of any portion of the Lend Lease Required Payment), and
(ii) following the Transition Date, for (A) general corporate purposes in the ordinary course of business related to the Continuing Operations, (B) certain specifically designated fundings for the Discontinued Operations related to foreign exchange contracts, (C) certain specifically designated fundings to cover loan commitments and related cost overruns of the Discontinued Operations (including the SREP Additional Fundings) and other operating expenses incurred in the ordinary course of business related to the Discontinued Operations, and
(D) severance, transition and related costs to be paid in connection with the Discontinued Operations, and (iii) at any time, (A) Facility Letters of Credit in accordance with
Section 2.1.1(b) and (B) funding of Settlement Payments under Facility Foreign Currency Exchange Agreements in accordance with
Section 2.1.5.

           (b) Facility Letters of Credit. Facility Letters of Credit may be issued by the Issuing Lender for the account of any Borrower or any Guarantor for any of the purposes for which a Borrower can obtain an Advance under the Revolving Credit Facility; provided that, (i) each such Facility Letter of Credit shall be issued on a Business Day occurring prior to the Revolving Credit Termination Date, (ii) after the issuance of any such Facility Letter of Credit (A) the Facility Letter of Credit Exposure shall not exceed prior to and on the Lend Lease Closing Date, Twenty Million and No/100 Dollars ($20,000,000), and following such date, Ten Million and No/100 Dollars ($10,000,000), and (B) the Facility Letter of Credit Exposure, plus the outstanding balance of the Advances under the Revolving Credit Facility (including Swingline Advances), plus the Facility FX Exposure shall not be greater than the Revolving Commitment (or, if less at the time in question, the applicable Borrowing
Base), (iii) each such Facility Letter of Credit must have an expiration date no later than one (1) year after the issuance thereof, provided that, with respect to any Facility Letter of Credit that has an expiration date later than thirty (30) days prior to the Revolving Credit Termination Date, AMRESCO or the applicable Borrower or Guarantor shall, on or before the 30th day prior to the Revolving Credit Termination Date, deposit with
Administrative Agent in a blocked account held as security for the Obligations, pursuant to an Account Assignment executed by AMRESCO and any other applicable Borrower or Guarantor, and otherwise on terms acceptable to Administrative Agent, an amount designated by Administrative Agent up to the maximum stated amount of such Facility Letter of Credit, with the understanding that unless a Default or Event of Default is continuing, any such deposited funds related to a specific Facility Letter of Credit will be released to AMRESCO (or the applicable Borrower or Guarantor) upon the expiration and return of such Facility Letter of Credit. Each such Facility Letter of Credit shall be denominated in Dollars. In addition to the foregoing, the issuance and drawings under each Facility Letter of Credit shall be subject to and in accordance with the provisions of
Section 2.16. To the extent that funds are ever drawn under any of the Facility Letters of Credit, each such draw will be paid by the Issuing Lender in Dollars, and, if such draw is not reimbursed by Borrowers and by the time and as required in
Section 2.16, the Revolving Lenders will make an Advance (pro rata in accordance with each Revolving Lender's Commitment
Percentage) in the amount so paid by the Issuing Lender to reimburse the Issuing Lender for such draw, in accordance with the terms of Section 2.16.

           Section 2.1.2. Term Loan A. Each Term Loan A Lender severally agrees, on the terms and conditions set forth in this Agreement, to renew and extend to the Term Loan Facilities Maturity Date its portion of the Term Facility under and as defined in the Existing Credit Agreement as its portion of Term Loan A, in Dollars only, in the amount as shown on the Commitment Schedule.

           Section 2.1.3. Term Loan B. Each Term Loan B Lender severally agrees, on the terms and conditions set forth in this Agreement, to renew and extend to the Term Loan Facilities Maturity Date the portion of its Revolving Loan Commitment Amount under and as defined in the Existing Credit Agreement outstanding on the date hereof, refinanced hereunder in Dollars only, as its portion of Term Loan B, in the amount as shown on the Commitment Schedule. Borrowers and Guarantors understand and agree that even though under the Existing Credit Agreement the outstanding indebtedness being renewed as Term Loan B was a portion of the revolving credit facility thereunder, Term Loan B is not a revolving credit facility and Borrowers and Guarantors shall not be entitled to reborrow any amounts paid on Term Loan B.

           Section 2.1.4. Swingline Commitment. (a) Subject to the terms and conditions of this Agreement, Swingline Lender agrees to make Swingline Advances to Borrowers in Dollars from time to time from the date of this Agreement through the Revolving Credit Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Advances (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Commitment less the sum of all outstanding Advances under the Revolving Credit Facility and the Facility Letter of Credit Exposure and the Facility FX Exposure (and limited at all times to the Borrowing Base) and (ii) the Swingline Commitment. Swingline Advances shall be refunded by the Revolving Lenders on demand by Swingline Lender. Such refundings shall be made by the Revolving Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Advances under the Revolving Credit Facility of the Revolving Lenders on the books and records of the Administrative Agent. Each Revolving Lender shall fund its respective Commitment Percentage of Advances as required to repay Swingline Advances outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Dallas time) on the next succeeding Business Day after such demand is made. No Revolving Lender's obligation to fund its respective Commitment Percentage of a Swingline Advance shall be affected by any other Revolving Lender's failure to fund its Commitment Percentage of a Swingline Advance, nor shall any Revolving Lender's Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Commitment Percentage.

           (b) Borrowers shall pay to Swingline Lender on demand the amount of any Swingline Advances to the extent amounts received from the Revolving Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded.

          (c) Each Revolving Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section 2.1.4 is absolute and unconditional and shall not be affected by any circumstance whatsoever (including, without limitation, repayment of such Swingline Advances by Borrowers pursuant to the above paragraph if the same is required to be refunded to Borrowers by Swingline Lender; provided, that if prior to the refunding of any outstanding Swingline Advance pursuant to this Section 2.1.4, one of the events described in
Section 8.1.6 or 8.1.7 shall have occurred, each Revolving Lender will, on the date the applicable Advance under the Revolving Credit Facility would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Advance). Each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount.

           Section 2.1.5. Facility Foreign Currency Exchange Agreements. (a) Due to the continued need for the Borrowers and the Guarantors to have funds available in certain foreign currencies from time to time, any one or more of the Revolving Lenders or Affiliates of Revolving Lenders (but not to exceed two Revolving Lenders or Affiliates of Revolving Lenders at any one
time) may enter into one or more Facility Foreign Currency Exchange Agreements with AMRESCO, together with any other applicable Borrowers or Guarantors, relating to any Eligible Currencies, such agreements to be non-speculative foreign currency spot purchases, foreign currency swap contracts or foreign currency forward contracts only, and to be generally in the form of and on terms comparable to foreign currency exchange agreements customarily entered into by major national banks for foreign currency transactions similar to those entered into with AMRESCO, such as the International Foreign Exchange and Options Master Agreement ("FEOMA") promulgated by the Foreign Exchange Committee in association with the British Bankers Association, the Canadian Foreign Exchange Committee and the Tokyo Foreign Exchange Market Practices Committee, and documents ancillary thereto, and to have a final termination or settlement date on or before the Revolving Credit Facility Termination Date. The maximum Facility FX Exposure under all Facility Foreign Currency Exchange Agreements shall not at any time exceed $10,000,000, as determined daily by Administrative Agent based on information furnished to Administrative Agent from each FX Lender pursuant to
Section 2.1.5(b). Borrowers and Lenders agree that the amount of the Revolving Commitment available for Advances, Swingline Advances and Facility Letters of Credit under the Revolving Credit Facility shall be reduced by the aggregate amount of the Facility FX Exposure under all such Facility Foreign Currency Exchange Agreements, as determined daily by Administrative Agent based on information furnished to Administrative Agent from each FX Lender pursuant to Section 2.1.5(b), up to a maximum amount of $10,000,000. No Facility Foreign Currency Exchange Agreement shall be entered into if immediately prior to or upon the entering into of such agreement, the aggregate amount of the Facility FX Exposure, plus the outstanding balance of the Advances under the Revolving Credit Facility (including Swingline Advances), plus the Facility Letter of Credit Exposure, would exceed the Revolving Commitment (or, if less at the time in question, the applicable Borrowing Base).

      (b) Any Lender or Affiliate of a Lender desiring to enter into a Facility Foreign Currency Exchange Agreement must give to Administrative Agent prior notice (in a manner deemed sufficient by Administrative Agent) of the type and terms of such proposed agreement, the stated maximum amount of the foreign currency exchange agreement and the maximum Dollar Amount of the potential settlement obligations thereunder. Administrative Agent shall have the right to accept or reject such agreement as a Facility Foreign Currency Exchange Agreement, such acceptance not to be unreasonably withheld if such agreement satisfies the conditions hereof and would not result in noncompliance with the applicable terms of this Agreement, including without limitation
Section 2.1.5(a). If any such accepted agreement is entered into, the applicable FX Lender and AMRESCO shall notify Administrative Agent thereof, and shall provide such information regarding the final terms of the subject Facility Foreign Currency Exchange Agreement as Administrative Agent shall reasonably request. Each FX Lender shall notify Administrative Agent of any termination of a Facility Foreign Currency Exchange Agreement, or of any default or breach thereunder, or at any time that the maximum amount of potential settlement obligations related thereto (or the portion of the Facility FX Exposure attributable thereto) exceeds or is likely to exceed, or is otherwise changed from, the amount previously disclosed to Administrative Agent.

      (c) At any time that an FX Lender is obligated to make any payment to settle any Facility Foreign Currency Exchange Agreement (a "Settlement Payment"), which payment is not made by, or immediately reimbursed by, AMRESCO or any other applicable Borrower or Guarantor to the applicable FX Lender, the Revolving Lenders agree to make an Advance in Dollars to refund such Settlement Payment on demand from the FX Lender, any such Advance to be made pro rata in accordance with the Revolving Lenders' Commitment Percentages, but limited in any event, and, notwithstanding anything to the contrary expressed or implied herein, for each Revolving Lender, to an amount that would not exceed such Revolving Lender's Commitment Percentage of the
Facility FX Exposure or, taken together with all other amounts outstanding under such Revolving Lender's Commitment Amount, would not in any case exceed such Revolving Lender's Commitment Amount. Any such Advance shall thereafter be reflected as an Advance under the Revolving Credit Facility on the books and records of the Administrative Agent. Each Revolving Lender shall fund its respective Commitment Percentage of each such Advance as required to reimburse any Settlement Payment made by the applicable FX Lender upon demand by such FX Lender, but in no event later than 2:00 p.m. (Dallas time) on the next succeeding Business Day after such demand is made. No Revolving Lender's obligation to fund its respective Commitment Percentage of an Advance to reimburse a Settlement Payment shall be affected by any other Revolving Lender's failure to fund its Commitment
Percentage thereof, nor shall any Revolving Lender's Commitment Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Commitment Percentage.

          (d) Borrowers shall pay to the applicable FX Lender on demand the amount of any Settlement Payment to the extent amounts received from the Revolving Lenders are not sufficient to reimburse in full the Settlement Payment requested or required to be refunded.

          (e) Each Revolving Lender acknowledges and agrees that its obligation to fund its portion of an Advance to reimburse amounts advanced by an FX Lender to make a Settlement Payment in accordance with the terms of this Section 2.1.5 is absolute and unconditional and shall not be affected by any noncompliance with any applicable condition set forth in Article IV or any other circumstance whatsoever (including without limitation repayment of such Settlement Payment by Borrowers pursuant to the above paragraph if the same is required to be refunded to Borrowers by such FX Lender); provided, that if prior to the refunding of any outstanding Settlement Payment pursuant to this Section 2.1.5, one of the events described in Section 8.1.6 or 8.1.7 shall have occurred, each Revolving Lender will, on the date the applicable Advance under the Revolving Credit Facility would have been made, purchase an undivided participating interest in the Settlement Payment(s) to be reimbursed in an amount equal to the portion of such Advance it would have made but for the provisions of this
Section 2.1.5(e). Each Revolving Lender will immediately transfer to the applicable FX Lender, in Dollars and in immediately available funds, the amount of its participation and upon receipt thereof the applicable FX Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. In the event that any Revolving Lender fails to make available to Administrative Agent for the account of the applicable FX Lender the amount of any Settlement Payment(s) as provided herein, the applicable FX Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Effective Rate.

     Section 2.2.   Required Payments; Termination .

           Section 2.2.1. Scheduled Term Loan Payments. In addition to the interest payments required by Section 2.19, Borrowers shall make the following principal payments on Term Loan A and Term Loan B (to be allocated between them as provided in Section 2.7(b)):

           (a) On or before the earlier of February 29, 2000, or the Lend Lease Closing Date, a principal payment in the amount of the Lend Lease Required Payment. The Lend Lease Required Payment shall come from Lend Lease Net Proceeds, and if Lend Lease Net Proceeds are not sufficient to make such payment (or there are no Lend Lease Net Proceeds because the Lend Lease Agreement has not closed or has terminated), from proceeds of Collateral or other funds of the Borrowers which shall not in any event include any proceeds from the sale of Assigned Loans in the Structured Real Estate Portfolio or funds from an Advance under the Revolving Credit Facility.

           (b) Within three (3) Business Days after it can be determined that all or any portion of the funds in the Lend Lease Post Closing Adjustment Account will not be required to be paid by the sellers to the purchaser under the Lend Lease Agreement pursuant to Section 3.3 thereof, a principal payment in an amount equal to 95% (or 85% if neither the SREP Sale Date nor Structured Real Estate Asset Sales for all or substantially all of the SREP Assets have occurred, with such 10% difference being included in the Lend Lease Deferral) of the amount of such funds, which payment may be made from the funds initially deposited in the Lend Lease Post-Closing Adjustment Account, less any funds from such account that have been paid, or are still subject to disagreement as to whether such funds are to be paid, to the purchasers under the Lend Lease Agreement pursuant to and as defined in Section 3.3 thereof. Borrowers agree to furnish to Administrative Agent such information as Administrative Agent may reasonably request from time to time regarding the status of the post-closing adjustments under the Lend Lease Agreement to confirm the time and amount of any payments required under this
Section 2.2.1(b). As used above in this Section 2.2.1(b) (and specifically referred to in other Sections of this Agreement), "substantially all" means (i) SREP Assets that have in the aggregate, for (A) Assigned Loans, an aggregate principal balance, and (B) for other SREP Assets, an aggregate book value, with a combined total exceeding 80% of the sum of the aggregate principal balance of all Assigned Loans and aggregate book value of the other SREP Assets in the Structured Real Estate Portfolio, as shown on Schedule 14, or (ii) if fewer, the SREP Assets sold in the SREP-Ocwen Sale.

           (c) On any SREP Required Payment Date, a principal payment in the amount of the applicable SREP Required Payment, less (i) the balance of any SREP Additional Fundings that is paid on the Revolving Credit Facility (it being understood and agreed that the net balance of all SREP Additional Fundings shall be paid before application to the Term Loan Facilities of any SREP Required Payment or other payment from a SREP Asset), and (ii) if the Lend Lease Closing Date has not occurred, the amount, if any, necessary to make any payment required on the Revolving Credit Facility due to the reduction of the Revolving Commitment as provided in Section 2.17.1(b) (it being understood and agreed that the reduction to the Revolving Commitment pursuant to
Section 2.17.1(b) shall be taken into account in determining the Balancing Ratio for allocation of the payment to the Lenders on the SREP Sale Date); provided that in the case that the SREP Sale Date (or the completion of Structured Real Estate Asset Sales for all or substantially all [as defined in Section 2.2.1(b)] of the SREP Assets) occurs after the Lend Lease Closing Date, an additional principal payment in the amount of the Lend Lease Deferral shall be made.

          (d) On any day that a principal payment is made on the Lend Lease Holdback Note, an amount equal to 95% of such payment (or 85% of such payment if neither the SREP Sale Date nor Structured Real Estate Asset Sales for all or substantially all [as defined in Section 2.2.1(b)] of the SREP Assets have occurred, with such 10% difference being included in the Lend Lease Deferral).

           (e) On or before March 30, 2000, a principal payment in the amount of $70,000,000 less the aggregate amount of all SREP Required Payments made prior to such date and all principal payments on the Term Loan Facilities made prior to such date pursuant to Sections 2.2.2 or 2.2.4 or otherwise, but expressly excluding all payments made pursuant to Sections 2.2.1(a), (b), and (d).

           (f) The entire outstanding principal balance of, and all accrued interest on, and any other amounts owing with respect to, Term Loan A and Term Loan B shall be due and payable in full on the Term Loan Facilities Maturity Date.

           Section 2.2.2. Other Term Facility Mandatory Principal Payments. In addition to the principal payments provided for above in Section 2.2.1 and below in Section 2.2.4, Borrowers shall pay, or cause to be paid, to Administrative Agent for the account of the Term Lenders proceeds from the sales of assets as set forth in Section 7.13 and as required for releases of Collateral pursuant to Section 5.7 (without duplication of the amounts required to be paid thereunder), and all other proceeds paid or realized on assets of any Borrower, Guarantor or Subsidiary, but excluding proceeds from the sale of, or otherwise paid or realized on, assets of the Subsidiaries engaged in Continuing Operations in the ordinary course of business and for which the net investment value thereof on the books of AMRESCO is greater than $0, and as otherwise provided in the Specified Asset Release Agreement.

           Section 2.2.3. Revolving Credit Facility Payments; Termination. (a) On any SREP Required Payment Date, Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders, an amount equal to the unpaid balance of the SREP Additional Fundings as shown on the most recent Borrowing Base Certificate (but limited to the amount of the applicable SREP Required Payment, if less) , which amount shall be applied to the outstanding principal amount of the Advances under the Revolving Credit Facility.

           (b) Upon the sale of the assets of, or the stock of, the Subsidiaries whose business is AMRESCO's line of business referred to as its "Builders Group", Borrowers shall pay to Administrative Agent, for the account of the Revolving Lenders, on the closing date of such sale, the amount, if any, by which the outstanding principal balance of all Advances as of such date exceeds the Revolving Commitment after taking into account the $5,000,000 permanent reduction to the Revolving Credit Facility required under Section 2.17.1(a), any such payment to be applied to such outstanding Advances.

           (c) If the SREP Sale Date with respect to the Structured Real Estate Portfolio Sale occurs prior to the Lend Lease Closing Date, Borrowers shall pay to Administrative Agent, for the account of the Revolving Lenders on the SREP Sale Date, the amount, if any, by which the outstanding principal balance of all Advances as of such date exceeds the Revolving Commitment after taking into account the $10,000,000 reduction to the Revolving Credit Facility required under Section 2.17.1(b), any such payment to be applied to such outstanding Advances.

            (d) On the Revolving Credit Termination Date, Borrowers shall pay to Administrative Agent for the account of each Revolving Lender, the outstanding principal balance of the Advances under the Revolving Credit Facility, together with all accrued but unpaid interest, and any unpaid fees and expenses relating thereto. Any outstanding Advances under the Revolving Credit Facility and all other unpaid Obligations relating thereto shall be paid in full by the Borrowers on the Revolving Credit Termination Date, subject to Section 2.1(b) with respect to outstanding Facility Letter of Credit Exposure at such time.

           Section  2.2.4.  Borrowing Base  Deficiency  Payments.
(a) If, prior to the Transition Date, on any date required for delivery of the Borrowing Base Certificate pursuant to
Section 7.1(ix), the Borrowing Base Coverage Ratio is not in compliance with the requirement of Section 7.24.4(a) with respect to all the Credit Facilities (as calculated pursuant to
Schedule 10), Borrowers shall within two (2) Business Days after such date make a principal payment in the amount of such deficiency to Administrative Agent, which amount shall be applied to the Revolving Credit Facility, to the extent such deficiency is attributable to assets of the Subsidiaries engaged in Continuing Operations, and otherwise to the Term Loan Facilities to be applied as provided in Section 2.7(b).

           (b) If, after the Transition Date, on any date required for delivery of the Borrowing Base Certificate pursuant to Section 7.1(ix), the Borrowing Base Coverage Ratio is not in compliance with the requirement of Section 7.24.4(b) with respect to the Revolving Credit Facility (calculated pursuant to
Schedule 11), Borrowers shall within two (2) Business Days after such date make a principal payment in the amount of such deficiency to Administrative Agent, which amount shall be applied to the Revolving Credit Facility.

           (c) If, after the Transition Date, on any date required for delivery of the Borrowing Base Certificate pursuant to Section 7.1(ix), the Borrowing Base Coverage Ratio is not in compliance with the requirements of Sections 7.24.4(c) or (d), as applicable, with respect to the Term Loan Facilities (calculated pursuant to Schedule 12), Borrowers shall within two (2) Business Days after such date make a principal payment in the amount of such deficiency to Administrative Agent, which amount shall be applied to the Term Loan Facilities as provided in
Section 2.7(b).

      Section  2.3.    Ratable Loans.   Each  Advance  under  the
Revolving Credit Facility shall consist of Loans made in Dollars from all the Revolving Lenders ratably in accordance with their respective Commitment Percentages.

     Section 2.4.   INTENTIONALLY OMITTED.

      Section  2.5.   Commitment Fee; Facility Letter  of  Credit
Fees; Facility FX Fees.

           Section 2.5.1. Commitment Fee. The Borrowers shall pay to Administrative Agent for the account of the Revolving Lenders a nonrefundable commitment fee (the "Commitment Fee") in an amount equal to the product of (a) the applicable per annum percentage rate in effect as the Applicable Fee Rate for the
Commitment Fee as shown on the Pricing Schedule, calculated as provided in Section 2.20, times (b) the average daily unused portion of the Revolving Commitment (after adjustment for Facility Letter of Credit Exposure and Facility FX Exposure, but not including any reduction for Swingline Advances), from the date hereof to and including the Revolving Credit Termination Date. The Commitment Fee is to be paid for the account of each Revolving Lender in accordance with its Commitment Percentage, and shall be payable on each Payment Date for the preceding calendar month, and on the Revolving Credit Termination Date.

           Section 2.5.2. Facility Letter of Credit Fees. The Borrowers shall pay to the Issuing Lender a letter of credit fronting fee for each Facility Letter of Credit, in an amount agreed to between AMRESCO and the Issuing Lender by separate agreement, in consideration of the issuance of such Facility Letter of Credit. In addition, Borrowers shall pay to Administrative Agent for the account of the Revolving Lenders a letter of credit fee (the "Facility Letter of Credit Fee") as a condition to the issuance of any Facility Letter of Credit (or extension thereof) in an amount equal to the applicable per annum percentage rate then in effect as the Applicable Fee Rate for the Facility Letter of Credit Fee, calculated as provided in
Section 2.20, times the maximum stated amount of the Facility Letter of Credit so issued. The Facility Letter of Credit Fee, shall be paid for the account of each Revolving Lender in accordance with its Commitment Percentage and shall be payable on the date of issuance of the applicable Facility Letter of Credit (and if extended, on the date of extension).

     Section 2.5.3. Facility FX Fee. The Borrowers shall pay to Administrative Agent for the account of the Revolving Lenders a fee (the "Facility FX Fee") in an amount equal to the product of
(a) the applicable per annum percentage rate in effect as the Applicable Fee Rate for the Facility FX Fee, calculated as provided in Section 2.20, times (b) the average daily FX Exposure in effect on each day from day to day. The Facility FX Fee is to be paid for the account of each Revolving Lender in accordance with its Commitment Percentage, and shall be payable on each Payment Date for the preceding calendar month, and on the Revolving Credit Termination Date.

      Section 2.6. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof; provided, however, that any Advance may be in the amount of the unused Revolving Commitment.

      Section 2.7. Optional Principal Payments; Allocation of Payments. (a) The Borrowers may from time to time pay, without penalty or premium, all outstanding Advances and the outstanding principal balance of Term Loan A and Term Loan B, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Advances or the outstanding principal under the Term Loan Facilities upon notice to Administrative Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which such prepayment is to be made, subject to Section 2.7(b). All voluntary principal prepayments on Term Loan A and Term Loan B shall be applied to principal due in the inverse order of maturity.

           (b) Any voluntary payment on Term Loan A or Term Loan B under this Section 2.7, and any mandatory payments on Term Loan A or Term Loan B under Sections 2.2.1, 2.2.2, or 2.2.4, or otherwise, shall be allocated between Term Loan A and Term Loan B (notwithstanding any contrary designation by Borrowers) such that the Balancing Ratio prior to such payment is equal to the
Balancing Ratio after giving effect to such payment. To the extent that the outstanding balance of Term Loan B is $0.00, any principal payments which would otherwise be allocated to Term Loan B pursuant to the preceding sentence shall instead be used to pay down the Revolving Credit Facility (and such amounts shall be a permanent reduction in the Revolving Commitment). In addition, any reduction in the Revolving Commitment required or permitted under Section 2.17 or otherwise required hereunder shall be accompanied by a payment (a "Balancing Payment") on Term Loan A in an amount sufficient to cause the Balancing Ratio prior to such reduction and payment to be equal to the Balancing Ratio after giving effect to such reduction and payment. Payments on Term Loan A and Term Loan B shall be allocated among the Term Loan A Lenders and among the Term Loan B Lenders in accordance with their respective Term Loan A Percentages and Term Loan B Percentages.

      Section 2.8. Method of Borrowing. AMRESCO shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") in the form attached hereto as Exhibit A not later than 10:00 a.m. (Dallas, Texas time) on the Business Day that is the Borrowing Date for each Advance requested by Borrowers, specifying:

          (a)  the Borrowing Date, which shall be a Business
               Day, of such Advance;

          (b)  the aggregate amount of such Advance; and

          (c)  the purpose of such Advance.

Not later than noon (Dallas, Texas time) on each Borrowing Date, each Revolving Lender (or the Swingline Lender, if applicable) shall make available its pro rata portion of such Advance in accordance with its Commitment Percentage in Dollars and in funds immediately available in Dallas, Texas to the Administrative Agent at its address specified in Schedule 1. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, Administrative Agent will make the funds so received from the Revolving Lenders or Swingline Lender, as applicable, available to Borrowers prior to 2:00 p.m., Dallas, Texas time on the requested Borrowing Date by (i) transferring such amounts by wire transfer pursuant to AMRESCO's instructions, or (ii) in the absence of such instructions, crediting such amounts to the operating account of AMRESCO maintained with Administrative Agent.

     Section 2.9.   INTENTIONALLY OMITTED.

     Section 2.10.  INTENTIONALLY OMITTED .

     Section 2.11. Interest Rate. Interest shall accrue on the outstanding principal balance of all Loans under all the Credit Facilities for each day at a rate per annum equal to the lesser of (a) the Applicable Rate for such day (subject to the provisions of Section 11.7), and (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness hereunder equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect. Changes in the Applicable Rate will take effect simultaneously with each change in the Corporate Base Rate, and with each increase in the Applicable Base Rate Margin as set forth in the Pricing Schedule.

        Section 2.12. Rates Applicable After Default. Notwithstanding anything herein to the contrary, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from Administrative Agent to AMRESCO (which notice may be revoked at the option of the Required Lenders notwithstanding the provisions of
Section 11.3(a)(i) requiring unanimous consent of the Lenders for reductions in interest rates), declare that the outstanding principal balance of all Loans shall bear interest at a rate per annum equal to the Default Rate; provided that, during the continuance of an Event of Default under Section 8.1.6 or 8.1.7, the Default Rate shall be applicable to all Loans without any election or action on the part of the Administrative Agent or any Lender.

     Section 2.13. Method of Payment. All payments of Advances under the Revolving Credit Facility and principal payments on the Term Loan Facilities, and all payments of interest thereon, and payment of all other Obligations shall be made in Dollars. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at (except as set forth in the next sentence) the Administrative Agent's address specified in
Schedule 1, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to AMRESCO, by noon (local time) on the date when due and shall be applied by the Administrative Agent ratably to the Lenders entitled thereto. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender at such Lender's address specified pursuant to Schedule 1 or at any Lending Installation or other address specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of any Borrower maintained with Bank of America or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

      Section 2.14. Continuation of Contract. Neither the implementation nor change in currency as a result of the commencement of the third stage of European Economic and Monetary Union nor any economic consequences resulting therefrom shall
(i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of any Borrower or any Guarantor under this Agreement or the other Loan Documents.

      Section  2.15.  Evidence of Indebtedness.    (a)  Borrowers
shall execute and deliver to each Term Loan A Lender a Term  Loan
A Note payable to the order of such Lender, in the amount of such Lender's Term Loan A Percentage of Term Loan A.

           (b)   Borrowers shall execute and deliver to each Term
Loan B Lender a Term Loan B Note payable to the order of such Lender, in the amount of such Lender's Term Loan B Percentage of Term Loan B.

           (c) Borrowers shall execute and deliver to each Revolving Lender a Revolving Note payable to the order of such Lender, in the amount of such Lender's Commitment Amount.

           (d)   Borrowers shall execute and deliver to Swingline
Lender  the  Swingline  Note payable to the  order  of  Swingline
Lender, in the amount of the Swingline Commitment.

     Section 2.16.  Method of Issuing Facility Letters of Credit.
(a) Not less than three (3) Business Days prior to the requested date of issuance of any Facility Letter of Credit, AMRESCO shall deliver to Administrative Agent a Borrowing Notice and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Facility Letter of Credit. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. Each Facility Letter of Credit shall be a standby letter of credit only issued on behalf of a Borrower or a Guarantor, and shall comply with all requirements for Facility Letters of Credit set forth in
Section 2.1.1(b). Upon satisfaction of the conditions precedent to Advances set forth in Sections 4.2 and 4.3, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue the requested Facility Letter of Credit for the account of such Borrower or Guarantor within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Facility Letter of Credit are acceptable to the Issuing Lender in its sole discretion).

           (b) Immediately upon the issuance of each Facility Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Facility Letter of Credit, each drawing thereunder and the obligations of any Borrower or Guarantor under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Lender's Commitment Percentage times (ii) the maximum amount available to be drawn under such Facility Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of this Agreement, and subject to the limits set forth in
Section 2.1.1(b), AMRESCO may through an Authorized Officer request the issuance of Facility Letters of Credit under this
Section 2.16, repay any Advances resulting from drawings thereunder pursuant to this Section 2.16 and request the issuance of additional Facility Letters of Credit under this Section 2.16.

           (c)   Borrowers unconditionally agree to  pay  to  the
Issuing  Lender  (and the LOC Application shall so  provide)  all amounts drawn under and payable to Issuing Lender under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse any Issuing Lender for drawings under a Facility Letter of Credit no later than 10:00 a.m. on the Business Day after payment by the Issuing Lender), irrespective of any claim, set-off, defense or other right which any Borrower, any Guarantor, or any other Subsidiary or any other account party may have at any time against the Issuing Lender or any other Person, including without limitation, (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, setoff, defense or other right which any Borrower, any Guarantor, or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transactions between Borrowers, Guarantors, or any Subsidiary and the beneficiary named in any Facility Letter of Credit); (iii) any draft, certificate or any other document presented under any Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the occurrence of any Default or Event of Default. However, nothing in this Agreement constitutes a waiver of Borrowers' rights to assert independently of its reimbursement obligation any claim against Issuing Lender for its gross negligence or willful misconduct in connection with its funding any Facility Letter of Credit. If Borrowers fail to reimburse the Issuing Lender as above required, the payment by the Issuing Lender of a draft drawn under any Facility Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of an Advance, in Dollars, which shall bear interest at the Applicable Rate then in effect, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof). In the event that a drawing under any Facility Letter of Credit is not reimbursed by Borrowers by 10:00 a.m. (Dallas, Texas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Administrative Agent and each Revolving Lender. The Revolving Lenders shall, on the first Business Day following such notification, make an Advance in Dollars, which shall be used to repay the Advance made by the Issuing Lender with respect to such Facility Letter of Credit (but without any requirement for compliance with the applicable conditions set forth in
Article IV) by each Revolving Lender paying to Administrative Agent for the account of the Issuing Lender, in same day funds, an amount equal to such Revolving Lender's Commitment Percentage of the amount of such Advance. In the event that any Revolving Lender fails to make available to Administrative Agent for the account of the Issuing Lender its share of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Effective Rate.

     Section 2.17.  Reductions to Revolving Commitment.

           Section 2.17.1 Mandatory Reductions. The Revolving Commitment shall be automatically reduced (a) by $5,000,000 upon the sale of all or substantially all of the assets of (exclusive of loan assets in the ordinary course of business), or the stock of, the Subsidiaries whose business is AMRESCO's line of business referred to as its "Builder's Group", and (b) by $10,000,000 on the SREP Sale Date, if such date occurs on a date prior to the Lend Lease Closing Date. Certain payments made on the Revolving Credit Facility pursuant to Section 2.7(b) shall effect a permanent reduction to the Revolving Commitment as provided therein.

           Section 2.17.2 Voluntary Reductions. AMRESCO may, subject to any Balancing Payment required under Section 2.7(b), permanently reduce the Revolving Commitment in whole, or in part ratably among the Revolving Lenders in integral multiples of $1,000,000, upon at least five (5) Business Days' written notice to Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Revolving Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Advances under the Revolving Credit Facility, all Swingline Advances, the amount of the Facility Letter of Credit Exposure and the amount of the Facility FX Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Revolving Lenders to make Advances hereunder.

      Section 2.18. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to make Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of AMRESCO, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices to be given telephonically. AMRESCO agrees to deliver promptly to the Administrative Agent a written confirmation in the form of a Borrowing Notice signed by an Authorized Officer, of each telephonic notice. If such written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     Section 2.19. Interest Payment Dates. (a) Accrued, unpaid interest on the outstanding principal balance of all Loans outstanding under all the Credit Facilities shall be due and payable on each Payment Date, commencing with the first such date to occur after the date hereof. All accrued and unpaid interest shall be due and payable at maturity. All interest accruing after maturity, or at any time accruing at the Default Rate, shall be due and payable upon demand.

      (b) Notwithstanding anything to the contrary herein or in the Notes or any other Loan Document, in the event that at any time the Eurocurrency Comparable Rate as determined for any calendar month is higher than the Applicable Rate on any one or more days during such calendar month, Borrowers shall pay to Administrative Agent, for the pro rata benefit of the Lenders, on the respective Payment Date an amount equal to difference between
(i) the amount that would have been calculated as interest on the Loans had the Applicable Rate been equal to the higher Eurocurrency Comparable Rate on such day(s), and (ii) the amount of interest payable as calculated pursuant to the Applicable Rate on such day(s) (each such payment, an "Interest Deficiency Payment").

     Section 2.20. Calculation of Interest and Fees. Interest, the Commitment Fee and the Facility FX Fee shall be calculated for actual days elapsed on the basis of a 360-day year. The Facility Letter of Credit Fee shall be calculated for the actual number of days in the term of the applicable Facility Letter of Credit on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid on a Loan if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      Section 2.21. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Revolving Lender of the contents of each Revolving Commitment reduction notice and each Borrowing Notice, and will notify each Term
Lender of any prepayment notice with respect to the Term Loan Facilities received by Administrative Agent hereunder.

      Section 2.22. Lending Installations. Each Lender will book its Loans at the appropriate Lending Installation listed on
Schedule 3 or such other Lending Installation designated by such Lender in accordance with the final sentence of this
Section 2.22. All terms of this Agreement shall apply to any such Lending Installation and the Loans and the Notes shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and AMRESCO in accordance with Section 11.2, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      Section 2.23. Non-Receipt of Funds by the Administrative Agent. Unless AMRESCO or a Revolving Lender, as the case may be, notifies the Administrative Agent prior to the date on which the Borrowers or such Revolving Lender, as applicable, is scheduled to make payment to the Administrative Agent of (a) in the case of a Revolving Lender, the proceeds of an Advance or other amount due from a Lender hereunder, or (b) in the case of the Borrowers, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that Borrowers or such Revolving Lender, as applicable, do not intend to make such payment, the Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Revolving Lender or the Borrowers, as the case may be, have not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Revolving Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the Applicable Rate or (ii) in the case of payment by the Borrowers, the Applicable Rate or, if and when applicable, the Default Rate.

     Section 2.24.  INTENTIONALLY OMITTED.

      Section 2.25. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower or any Guarantor hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main Dallas, Texas office on the Business Day preceding that on which a final, non-appealable judgment is given. The obligations of any Borrower or any Guarantor in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 9.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to AMRESCO.


                           ARTICLE III

                     YIELD PROTECTION; TAXES

     Section 3.1.   INTENTIONALLY OMITTED.

     Section 3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within ninety (90) days of written demand by such Lender and delivery to AMRESCO of a certified calculation of the amounts owed hereunder, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its commitment to make Advances (for any purpose) hereunder (after taking into account such Lender's, such Lender's Lending Installation's or such controlling corporation's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, (ii) a Borrower shall cease to be a "depository institution incorporated in an OECD country" within the meaning of the Risk-Based Capital Guidelines, or (iii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or
expected   to  be  maintained  by  any  Lender  or  any   Lending
Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and
Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
     Section 3.3.   INTENTIONALLY OMITTED.

     Section 3.4.   INTENTIONALLY OMITTED.

     Section 3.5. Taxes. (i) All payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent,
(a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions, (c) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrowers shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any other Loan Document ("Other Taxes").

               (iii) The Borrowers hereby agree to indemnify the Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (a) if such Non-U.S. Lender is a bank within the meaning of Section 881(c)(3)(A)
(i) deliver to each of AMRESCO and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of AMRESCO and the Administrative Agent a United States Internal Revenue Service Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax; or (b) if such Non-U.S. Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and intends to claim exemption for U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", deliver to each of AMRESCO and the Administrative Agent a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of any of the Borrowers and is not a controlled foreign corporation related to any of the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrowers under this Agreement and the other Loan Documents.
Each Non-U.S. Lender further undertakes to deliver to each of AMRESCO and the Administrative Agent (x) renewals or additional copies of such forms (or any successor forms) on or before the date that such forms expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by AMRESCO or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises AMRESCO and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide AMRESCO with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, AMRESCO shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement, any Note or any other Loan Document pursuant to the law of any relevant jurisdiction or any treaty shall deliver to AMRESCO (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this
Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     Section 3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to AMRESCO (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Portion shall be calculated as though each Lender funded its Eurocurrency Portion through the purchase of a deposit of the type currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by AMRESCO of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     Section 3.7.   INTENTIONALLY OMITTED.


                           ARTICLE IV

                      CONDITIONS PRECEDENT

     Section 4.1. Closing. The Lenders shall not be required to close the transactions contemplated by this Agreement or, as to the Revolving Lenders, make the initial Advance hereunder, unless all of the conditions set forth in this Section 4.1 are satisfied in the determination of Administrative Agent.

     (a) Borrowers shall have furnished to Administrative Agent, with sufficient copies as reasonably requested by Administrative
Agent:

            (i) copies of the articles or certificate of incorporation, or articles or certificate of limited partnership, or articles of organization, or other organizational documents, as applicable, of each Borrower, each Guarantor and each other Subsidiary executing the Pledge Agreement, together with all amendments thereto, and a certificate of existence and good standing for each Borrower, each Guarantor and each other Subsidiary executing the Pledge Agreement, each certified by the appropriate governmental officer, in the jurisdiction of organization and the jurisdiction of the location, or the chief executive office if more than one location (and any other jurisdiction where the failure of any Borrower or Guarantor to be qualified as a foreign corporation or partnership would have a material adverse effect on the financial condition or operations of such Borrower or Guarantor), of the applicable Borrower or Guarantor; and copies, certified by the Secretary or Assistant Secretary of each Borrower and each Guarantor (or the general partner of each Borrower or Guarantor which is a partnership), of the by-laws, partnership agreement or operating agreement, as applicable, of each Borrower and Guarantor; provided, however, that Borrowers shall have until February 14, 2000 to deliver all such items, except for the items for or related to AMRESCO or any other Borrower or Guarantor for which Administrative Agent requires compliance with this Section 4.1(a) (i) prior to February 14, 2000;

          (ii) copies of resolutions of the Board of Directors or resolutions or actions of any other appropriate governing body of each Borrower and each Guarantor authorizing the lending and security transactions contemplated hereunder and the execution of all the Loan Documents to which each such Borrower or Guarantor is a party, which resolutions shall be certified to by the Secretary, Assistant Secretary, or an Authorized Officer of the applicable Borrower or Guarantor;

           (iii) an incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and each Guarantor (or the general partner of each Borrower or Guarantor which is a partnership), which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower and such Guarantor authorized to sign the Loan Documents to which such Borrower or Guarantor is a party (including the Power of Attorney referenced in clause (iv) below if applicable), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by AMRESCO;

           (iv) an original Power of Attorney for each Borrower (other than AMRESCO), each Guarantor (other than Foreign Subsidiaries), and each other Subsidiary (other than Foreign Subsidiaries) of AMRESCO that is to execute the Pledge Agreement or any amendment thereto or any other Loan Document, irrevocably appointing AMRESCO as its agent and attorney-in-fact to act for and on its behalf for all matters related to this Agreement, the other Loan Documents and the Credit Facilities, including without limitation execution of all Loan Documents (expressly including all Notes and all Borrowing Notices), receipt of all notices hereunder, and the taking of actions by the Borrowers or Guarantors hereunder or related to the Credit Facilities, such Powers of Attorney to be in form and content acceptable to Administrative Agent;

           (v) a certificate, signed by an Authorized Officer of AMRESCO, stating that on the date of this Agreement no Default or Event of Default has occurred and is continuing;

           (vi) a written opinion of legal counsel for the Borrowers and the Guarantors, addressed to Administrative Agent and the Lenders, covering such matters as requested by Administrative Agent and its counsel, in form and substance acceptable to Administrative Agent and its counsel;

           (vii) the Notes required by Section 2.15, payable to the order of each Lender, as applicable;

           (viii)       information   satisfactory    to    the
Administrative Agent and the Required Lenders regarding the Borrowers' Year 2000 Program;

           (ix) the Security Documents, and all amendments and supplements thereto as reasonably required by Administrative
Agent and its counsel in connection with this Agreement, fully executed by all parties thereto;

           (x)   all financing statements related to the Security
Documents requested by Administrative Agent, executed by the appropriate Borrower or Guarantor;

           (xi) copies of all Custodial Agreements covering all Assigned Loans in effect on the date of this Agreement, in form and content acceptable to Administrative Agent, as listed in
Schedule 15;

           (xii) the summary of insurance policies described in Section 6.21;

           (xiii) the fully executed Lend Lease Agreement certified by an Authorized Officer of AMRESCO as being a true and correct copy thereof as in effect on the date of closing this Agreement, which certification shall also contain the representations set forth in Section 6.23 with respect to the Lend Lease Agreement;

           (xiv) evidence that the Warehouse Lines financing provided by Prudential Securities Credit Corp. to AMRESCO Commercial Finance, Inc. for its franchise lending and small business lending operations have been renewed and extended on terms satisfactory to Administrative Agent, in its reasonable discretion;

           (xv) the originals of all Foreign Subsidiary Inter-Company Notes, and all other Inter-Company Notes requested by Administrative Agent, the MIC Notes, and all other notes payable to any Borrower or any Guarantor (other than notes evidencing Assigned Loans held by a Custodian), duly endorsed in blank;

           (xvi) copies of any material agreements to which AMRESCO or any other Borrower or any Guarantor is a party as requested by Administrative Agent, including specifically without limitation, the agreement(s) evidencing the CLC Transaction, any agreements related to MIC, and any agreements evidencing or related to AMRESCO's investment in and arrangements with Finamco, LLC; and

           (xvii)     such  other  documents,  instruments   and
certificates, as Administrative Agent or its counsel may have reasonably requested.

      (b) The representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct upon the execution by Borrowers and Guarantors hereof and the closing of the transactions contemplated under this Agreement.

      (c) On or prior to the date of closing the transactions contemplated hereunder, Borrowers shall have paid all fees and expenses owing by Borrowers to Administrative Agent and/or the Lenders, including without limitation the amendment fees to the Lenders, and, in the amounts requested on or before such date, the expenses and reasonable attorneys' fees of counsel to Administrative Agent, and reasonable consultant fees and expenses.

      Section 4.2.   Conditions To All Advances.   The obligation
of the Lenders to fund any Advance as provided herein is subject to the satisfaction of the following conditions and requirements:

           (a) timely receipt by Administrative Agent of a Borrowing Notice (which shall be appropriately modified to Administrative Agent's satisfaction with respect to the initial funding of the Term Loan Facilities);

          (b) immediately before and after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing, and the making of such Advance shall not cause a Default or an Event of Default;

            (c) each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that any representation or warranty that speaks as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

           (d) all legal matters incident to the making of the Advance shall be satisfactory to Administrative Agent and its counsel; and

            (e)    receipt  by  Administrative  Agent   of   such
information and documentation as Administrative Agent shall reasonably deem necessary, advisable or desirable in connection with the funding of such Advance.

      Section  4.3.    Conditions to Letters  of  Credit  .   The
obligation of the Issuing Lender to issue any Facility Letter of Credit as provided herein is subject to the satisfaction by Borrowers of the following conditions and requirements:

           (a) timely receipt by the Issuing Lender of a Borrowing Notice and a fully completed LOC Application;

           (b) timely receipt by Administrative Agent of a Borrowing Notice;

           (c) immediately before and after the issuance of such Facility Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the issuance of any Facility Letter of Credit shall not cause a Default or Event of Default;

            (d) each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Facility Letter of Credit, except that any representation or warranty that speaks as of a particular date shall only be required on the date of issuance of each such Facility Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

          (e) all legal matters incident to the issuance of such Facility Letter of Credit shall be satisfactory to Administrative
Agent and Issuing Lender and their counsel;

           (f) timely receipt by Administrative Agent (on behalf of the Issuing Lender) of the issuance fee required to be paid to the Issuing Lender related to the issuance of such Facility
Letter of Credit; and

            (g) receipt by Administrative Agent of such information and documentation as Administrative Agent or the Issuing Lender shall reasonably deem necessary, advisable or desirable in connection with the issuance of such Facility Letter of Credit.

      Each Borrowing Notice with respect to each Advance or Facility Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2 and 4.3, as applicable, have been satisfied. Administrative Agent may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance or causing the issuance of a Facility Letter of Credit.


                            ARTICLE V

                           COLLATERAL

     Section 5.1.   Security and Guaranties.

           Section 5.1.1. The Loans, the Facility Letters of Credit, and all of the other Obligations (as the same may be modified, amended, extended, supplemented and/or increased pursuant to this Agreement) shall all be (a) secured by the Collateral and all proceeds thereof pursuant to the Liens created by the Security Documents, until the particular item of Collateral is released or until all of the Facility Letters of Credit issued hereunder have expired, all Facility Foreign
Currency Exchange Agreements have terminated, and all of the Loans and all other Obligations are indefeasibly paid and performed in full (and any obligation of the Revolving Lenders to make Advances has been terminated) and (b) guaranteed by each Subsidiary that is not a Borrower (other than the Excluded Subsidiaries and, subject to Section 5.1.4, Foreign Subsidiaries in which AMRESCO has no direct stock or other equity ownership interest, except AMRESCO Funding Canada Inc.) pursuant to the terms of the Guaranty.

           Section 5.1.2. All Foreign Subsidiary Inter-Company Notes, together with the respective blank endorsement, shall be delivered to Administrative Agent as Collateral. On or before thirty (30) days after any Borrower or any Guarantor makes an Investment in any Foreign Subsidiary, such applicable Borrower or such applicable Guarantor shall deliver to Administrative Agent the related original Foreign Subsidiary Inter-Company Note, together with a collateral assignment and blank endorsement thereof in form satisfactory to Administrative Agent. All Inter-Company Notes now or hereafter executed shall be delivered to Administrative Agent (together with the respective blank endorsement) as Collateral. Within fifteen (15) days of the request of Administrative Agent made at any time and from time to time, AMRESCO shall deliver to Administrative Agent an Inter-Company Note evidencing the investment of any Borrower or any Guarantor in a Subsidiary of such Borrower or Guarantor, together with an endorsement thereof in blank.

           Section 5.1.3. Upon the earlier to occur of (1) thirty
(30) days after the filing of articles of incorporation, certificates of limited partnership or similar organizational documents with the appropriate Governmental Authority of any future Subsidiary of a Borrower or (2) two (2) Business Days prior to the date that such Subsidiary obtains from a Borrower proceeds of an Advance under the Revolving Credit Facility or any of its assets is included in the Borrowing Base, Borrowers shall cause to be delivered to Administrative Agent (a) a Supplement to Loan Documents properly executed by such future Subsidiary to add such Subsidiary as a Borrower hereunder (or at Administrative Agent's election, a Guarantor hereunder), such that the Subsidiary becomes party on the Notes or the Guaranty Agreement and related contribution and indemnification agreement, as applicable, the Security Agreement, the Pledge Agreement, the Collateral Assignment and any and all other Loan Documents, as applicable, (b) all financing statements related thereto deemed necessary or advisable by Administrative Agent, properly executed by such Subsidiary, and any appropriate Borrower(s) and/or Guarantor(s), (c) if applicable, the original stock certificates for all of the outstanding shares of the stock in such Subsidiary owned by any Borrower or Guarantor or any other Subsidiary (except an Excluded Subsidiary), accompanied by appropriate undated stock powers executed in blank by the applicable Borrower, Guarantor or Subsidiary, and (d) all resolutions, certificates or documents Administrative Agent may reasonably request relating to the formation, existence and good standing of such Subsidiary, corporate authority for the execution and validity of the Loan Documents described in clauses (a), (b) and
(c) above and any other documents and matters relevant to the formation of such future Subsidiary and its status as a Borrower or Guarantor (and pledgor if applicable), all in form and substance satisfactory to Administrative Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws or other organizational documents of such Subsidiary, (ii) resolutions of the board of directors or other appropriate consents authorizing the execution of the Loan Documents described in clauses (a), (b) and (c) above on behalf of such Subsidiary and the granting of all relevant Liens as security for the Credit Facilities,
(iii) certificates of incumbency for the officers of such Subsidiary, and (iv) certificates of corporate (or other legal entity) existence and good standing issued by the state of organization of such future Subsidiary and from the appropriate Governmental Authority of each state in which such future Subsidiary is required by applicable law to be qualified.

          Section 5.1.4. Upon the request of Administrative Agent at any time, Borrowers shall cause any one or more of the Foreign Subsidiaries, as designated by Administrative Agent, to (a) become a Borrower or, with respect to any Foreign Subsidiary that is not a Guarantor as of the date hereof, to execute a Guaranty (or supplement to a Guaranty) and/or a Pledge Agreement (or supplement to a Pledge Agreement) and take all other actions to become a Guarantor as provided in Section 5.1.3, and (b) with respect to any Foreign Subsidiary, to grant to Administrative Agent (on behalf of the Lenders) Liens on any or all of the assets of such designated Foreign Subsidiaries, except to the extent any such Foreign Subsidiary is prohibited from so doing pursuant to an agreement permitted by Section 7.15(b), and to execute, deliver to Administrative Agent and file all documents, instruments and agreements (all at Borrowers' expense) which Administrative Agent shall require to create and perfect such Liens; provided, however, that Administrative Agent shall not make any such request with respect to an Excluded Foreign Subsidiary unless and until the assets of such Excluded Foreign Subsidiary are no longer subject to the Lend Lease Agreement or the Lend Lease Agreement is terminated or the Lend Lease Closing Date does not occur prior to March 1, 2000; and provided further that in no event shall AMRESCO Japan, Inc. (or any other Foreign Subsidiary that is not legally permitted to do so) be required to become a Borrower or a Guarantor.

           Section 5.1.5. Administrative Agent and Lenders agree that SBA Guaranteed Loans and the related SBA Lender Agreement Assets are and shall be deemed excluded as Collateral under the Loan Documents and shall not be covered by or subject to the Security Agreement or the Collateral Assignment or the financing statements executed by AMRESCO Independence Funding, Inc. or any such other Subsidiary that originates or holds SBA Guaranteed Loans that has been approved by Administrative Agent.

      Section 5.2. Requirements For Assigned Loans. With respect to each of the Assigned Loans, the applicable Borrower or Guarantor shall deliver to the applicable Custodian the documents required by the applicable Custodial Agreement, which shall include, without limitation, the following:

           (a) Either (i) the original promissory note or notes evidencing such Assigned Loan properly endorsed showing endorsements thereof from the original holder thereof and all subsequent holders, to the applicable Borrower or Guarantor, together with an endorsement thereof in blank executed by such Borrower or Guarantor (in form satisfactory to Administrative Agent), which endorsement may be in the form of one or more allonge endorsements affixed to the respective promissory note,
(ii) with respect to any Assigned Loan where the original promissory note has been lost, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the Person that sold such promissory note to the applicable Borrower or Guarantor, (iii) with respect to any Assigned Loan for which any Borrower or Guarantor has a participation interest, the original or a copy of the participation certificate or agreement evidencing the applicable Borrower's or Guarantor's interest in such Assigned Loan, or (iv) with respect to any Assigned Loan for which any Borrower or Guarantor has a judgment, an original Assignment of Judgment (as defined in the Collateral Assignment);

           (b) Copies of the mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure such Assigned Loan;

          (c) An original Transfer of Liens, which is sufficient under the laws of the applicable jurisdiction for recording in such jurisdiction and to effect a transfer of the Liens therein described, properly executed and acknowledged by the appropriate Borrower or Guarantor;

          (d) To the extent in the possession of any Borrower or Guarantor or an Affiliate of any Borrower or Guarantor, a Title Policy and certificate of hazard and/or liability insurance with respect to any Underlying Real Estate; provided that a Title Policy shall be furnished for the Underlying Real Estate for any Assigned Loan owned by AMRESCO Funding Canada Inc. for any such Assigned Loan to be included in the Borrowing Base; and

          (e)   Such other information related to the Underlying
Real  Estate,  to the extent in the possession of  any  Borrower,
Guarantor   or  Affiliate  of  any  Borrower  or  Guarantor,   as
Administrative Agent shall reasonably request.

     Section 5.3. Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, the applicable Borrower or Guarantor which owns such Mortgaged Property shall deliver to the applicable Custodian the documents required by the applicable Custodial Agreement with respect thereto which shall include, without limitation, the following:

           (a) A copy of the deed or conveyance instrument by which the applicable Borrower or Guarantor took title to the Mortgaged Property;

           (b) A Title Policy (which Title Policy may be a mortgagee policy of title insurance which has converted to an owner's policy of title insurance after foreclosure), for each Mortgaged Property with a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and, unless covered under an umbrella policy approved by Administrative Agent, a certificate of hazard and/or liability insurance covering the Mortgaged Property;

           (c) An original, properly executed and acknowledged Mortgage, together with such financing statements related thereto as are necessary or advisable, in Administrative Agent's determination, to perfect the Lenders' Liens with respect to the fixtures and personal property subject to such mortgage; and

           (d) Such other information as Administrative Agent shall reasonably request.

      Section 5.4. Recording. Any original Mortgage (and related financing statement) and Transfer of Lien held by any Custodian shall be recorded in the appropriate real estate (or UCC, as appropriate) records if and when (i) a Default or an Event of Default occurs, or (ii) Administrative Agent delivers ten (10) days prior written notice to the applicable Custodian and AMRESCO that the Required Lenders require the recordation of such Mortgages (and related financing statements) and/or Transfers of Liens. After the occurrence of any of the above events, the applicable Custodian or Administrative Agent shall have the right to record any and all Mortgages (and related financing statements) and Transfers of Liens then held by the Custodian, and Borrowers shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by Lenders, Administrative Agent or Custodian in connection with the recordation of the Mortgages (and related financing statements) and Transfers of Liens. Notwithstanding the foregoing or anything else herein or in the Existing Credit Agreement to the contrary, on or before February 14, 2000, Mortgages and related UCC financing statements for each of the Mortgaged Properties so designated for recordation on Schedule 16 shall be recorded in all appropriate filing offices, and Borrowers shall execute and deliver all such documents and take all other actions necessary for such recordation in compliance with all applicable laws.

      Section  5.5.    Administrative Agent's  Discretion.    All
requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Administrative Agent in accordance with the provisions of the Loan Documents. No Person (including any Borrower, any Guarantor or any Lender) other than Administrative Agent shall have any standing to require satisfaction of any such requirements. Administrative Agent shall be entitled to require delivery of the items referenced in
Section 5.2 and Section 5.3 at any time and from time to time, and the failure of Administrative Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.

     Section 5.6.   Lockbox; Lockbox Accounts; Other Accounts.

           (a) Notwithstanding any provision herein or in the other Loan Documents to the contrary, Borrowers and Guarantors agree that they have previously instructed all current Account Debtors, and they will cause instructions to be given to all future Account Debtors within thirty (30) days after the acquisition of an Assigned Loan that will be included in computing the Borrowing Base, pursuant to a letter from the appropriate Borrower or Guarantor, or the seller of such Managed Asset Portfolio or the Custodian in form approved by Administrative Agent, to mail all payments and other remittances owing with respect to the Assigned Loans directly to the Lockbox. Lockbox Agent will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all mail addressed to the Lockbox, whether registered, certified, insured or otherwise. Neither any Borrower nor any Guarantor will have access to or control over the Lockbox or any checks or monies received in the Lockbox. All items received and monies collected in connection with the Assigned Loans will be processed by the Lockbox Agent pursuant to the terms of the Lockbox Agreement, and in the event any checks or monies shall be submitted to any Borrower or any Guarantor by any Account Debtor under the Assigned Loans, or shall otherwise come into the possession of any Borrower or any Guarantor, the same shall be deemed held by such Borrower or Guarantor in trust for the Lenders, and such Borrower or Guarantor shall deliver the same to the Lockbox Agent within three (3) Business Days after received by such Borrower or Guarantor, endorsed if appropriate, for deposit into one of the Lockbox Accounts.

           (b) As provided in the Lockbox Agreement, the balance of funds in the Lockbox Accounts shall be transferred daily to the Capture Account (as such term is defined and more particularly described in the Lockbox Agreement). So long as no Default or Event of Default has occurred and is continuing, amounts in the Capture Account will be deposited into AMRESCO's operating account at Bank of America as designated in writing from time to time by AMRESCO to the Lockbox Agent (provided that at the direction of Administrative Agent, in its sole discretion, the Lockbox Agent shall disburse funds from the Capture Account to Administrative Agent for application to pay any amounts then due on any of the Credit Facilities). Upon the occurrence and during the continuance of a Default or Event of Default, all amounts in the Capture Account shall be disbursed to and applied by Lockbox Agent and Administrative Agent to reduce the outstanding Obligations as provided herein and to be paid in accordance with Section 9.19. Neither any Borrower nor any Guarantor nor any other Person (other than Administrative Agent) shall have any access to or control over any Lockbox Account or the Capture Account, or any of the funds therein, and Administrative Agent shall have sole dominion and control over such accounts, subject to the terms of this Agreement and the Lockbox Agreement.

           (c) With respect to all of the Lockbox Accounts, the Capture Account, the Lend Lease Post-Closing Adjustment Account, any Letter of Credit escrow account and any other deposit account whatsoever pledged or intended to be pledged as security for the Obligations, each Borrower, and each Guarantor, hereby pledges, assigns, sets over and transfers to Administrative Agent, as agent for the benefit and on behalf of the Lenders, all such accounts and the funds therein and the rights of each Borrower and each Guarantor to such accounts and the funds therein, and grants a security interest in and to such accounts and the rights of each Borrower and each Guarantor to such accounts and the funds therein in favor of Administrative Agent, as agent for the benefit and on behalf of Lenders. Such pledge, assignment and security interest herein granted shall secure the payment and performance of the Loans and all the Obligations, and Administrative Agent, as agent for the benefit and on behalf of Lenders, shall be entitled to exercise all rights and remedies available hereunder and under all the Loan Documents, the UCC, other applicable laws and equitable rights, including, without limitation, rights of setoff, with respect thereto. The right of setoff is hereby expressly granted with respect to and shall apply to amounts on deposit in any such accounts with Administrative Agent as if such deposits were held by each Lender. Possession of any such accounts and the funds therein by Administrative Agent (or any successor depositary institution), as agent and bailee for all the Lenders, shall be deemed possession by each Lender. Each Borrower, and each Guarantor, hereby authorizes Administrative Agent (a) to withdraw, collect and receipt for any and all funds on deposit in or payable on any such accounts; (b) on behalf of the applicable Borrower or Guarantor, to endorse the name of such Borrower or Guarantor upon any checks, drafts or other instruments payable to such Borrower or Guarantor evidencing payment to such account; and (c) to surrender or present for notation of withdrawal the passbook certificate or other instruments or documents issued in connection with such account, all such documents and instruments to be issued to and retained in the possession of Administrative Agent. In the event of any setoff of the funds in any such account or application of such funds pursuant to the assignment and security interest herein granted, Administrative Agent shall distribute to each Lender its ratable portion of such funds in accordance with the applicable terms of this Agreement. AMRESCO and any applicable Borrowers or Guarantors shall execute any and all documents reasonably requested by Administrative Agent relating to such accounts, including without limitation any Account Assignments and financing statements. Borrowers and Guarantors expressly understand and agree that Administrative Agent and the Lenders will have the right of setoff with respect to any such accounts upon the occurrence of an Event of Default. No such account shall be deemed to be a special account for purposes of limiting setoff rights with respect thereto, and no third party shall be a beneficiary of any such accounts, or of the terms of the agreements regarding such accounts between Administrative Agent, for the Lenders, and any Borrowers or Guarantors. Without limitation of the foregoing, it is expressly understood and agreed that the establishment of the Lend Lease Post-Closing Adjustment Account is solely as an accommodation to those Borrowers who are sellers under the Lend Lease Agreement to facilitate satisfaction of their obligations under Section 3.3 thereof, and that such account and the funds therein are Collateral which are subject in all respects to the rights (including setoff) of Administrative Agent and the Lenders, and that no third party (including Lend Lease) shall be a beneficiary of such account or the provisions of this Agreement respecting such account.

     Section 5.7.   Releases of Collateral.

           Section  5.7.1  Continuing Operations.  Prior  to  the
occurrence of a Default or Event of Default, Borrowers and Guarantors shall be entitled to obtain a release of the Lenders' Liens with respect to Collateral designated by Borrowers and which is owned by the Subsidiaries conducting the Continuing Operations so long as (a) either (i) the Collateral being released is being sold by the applicable Subsidiary in the ordinary course of business, or (ii) the Collateral being released is being pledged by the applicable Subsidiary to secure Warehouse Lines as permitted under Section 7.11, (b) Borrowers and Guarantors shall continue to be in compliance under this Agreement following the release of such Lenders' Liens, including, without limitation, in compliance with the applicable required Borrowing Base Coverage Ratio, and (c) Borrowers have reduced or will reduce on a date approved by Administrative Agent the amount outstanding under the Revolving Credit Facility in an amount deemed satisfactory by Administrative Agent, in its sole discretion, due to such release of Collateral. In the case of a requested release for a sale or transfer of any such assets that does not meet the requirements of the foregoing clause (a) but does meet the requirements of the foregoing clauses (b) and (c), such release shall be subject to the consent of Administrative Agent, in its sole and absolute discretion. Except as covered by the Specified Asset Release Agreement as provided in Section 5.7.6, or with respect to the release of all or substantially all of the Collateral as referenced in Section 11.3(a)(vii) as requiring the consent of all Lenders, any other release of such Collateral shall be granted by Administrative Agent only with the consent of the Required Lenders.

           Section 5.7.2. Discontinued Operations. Prior to the occurrence of a Default or Event of Default, Borrowers and Guarantors shall be entitled to obtain a release of the Lenders' Liens with respect to Collateral designated by Borrowers and which is owned by the Subsidiaries in which the Discontinued Operations are or were conducted (including without limitation stock and/or other ownership interests in the Discontinued Subsidiaries), so long as (a) Administrative Agent, in its sole and absolute discretion, has approved the release price for the sale of such assets, and (b) the proceeds of such sale (net only of reasonable and customary closing costs) are paid to Administrative Agent, for the benefit of the Term Lenders as required by Section 2.2.2.

          Section 5.7.3. Subsidiary Stock and Notes. In no event shall Borrowers or Guarantors be entitled to a release of the Lenders' Liens with respect to (a) the stock and other ownership interests of AMRESCO's direct and indirect Subsidiaries required to be pledged hereunder, except in connection with a merger, consolidation, or dissolution permitted by Section 7.12 or as specifically provided in Sections 5.7.2 and 5.7.6, and in Section
5.7.5 to the extent the Lend Lease Agreement provides for the transfer of any stock or other ownership interests, and (b) the Foreign Subsidiary Inter-Company Notes, unless such notes are paid in full.

            Section 5.7.4. Structured Real Estate Portfolio. Notwithstanding anything in this Section 5.7, or any other provision hereof or of the other Loan Documents, Borrowers shall be entitled to the release of the Lenders' Liens with respect to the Assigned Loans in the Structured Real Estate Portfolio so long as (a) the SREP Required Payment, and the Lend Lease Deferral if applicable, is paid to Administrative Agent, for the benefit of the Lenders, as provided in Sections 2.2.1(c) and 2.2.3(a), and (b) the gross cash proceeds of the Structured Real Estate Portfolio Sale (or the subject Structured Real Estate Asset Sale) received by Borrowers is not less than the greater of
(i) 95% of the book value of the Structured Real Estate Portfolio (or the subject Assigned Loan in the Structured Real Estate Portfolio), and (ii) an amount determined by Administrative Agent to be 95% of the market value of the Structured Real Estate Portfolio (or the subject Assigned Loan in the Structured Real Estate Portfolio), and (c) no Default or Event of Default has occurred and is continuing.

           Section 5.7.5. Lend Lease Assets. Notwithstanding anything in this Section 5.7, or any other provision hereof or of the other Loan Documents, Borrowers shall be entitled to a release of the Lenders' Liens with respect to the assets being sold to Lend Lease as set forth in the Lend Lease Agreement upon closing of the transactions contemplated under the Lend Lease Agreement on the terms thereof, and receipt by Administrative Agent, for the benefit of the Lenders, of the Lend Lease Required Payment as provided in Section 2.2.1(a), so long as no Default or Event of Default has occurred and is continuing at such time; and provided that (a) the original of the Lend Lease Holdback Note has been delivered to Administrative Agent, together with an allonge endorsement in blank in form acceptable to Administrative Agent, (b) the Lend Lease Post-Closing Adjustment Account has been established and funded, and has been duly assigned to Administrative Agent for the benefit of the Lenders, and (c) the Servicing Agreement has been duly executed and is in effect, and it has been duly assigned to Administrative Agent for the benefit of the Lenders as provided in Section 7.20; provided further, however, that the requirements of the foregoing clauses (a), (b) and (c) may be satisfied by delivery in escrow for Administrative Agent, on terms reasonably acceptable to Administrative Agent, such funds, documents and other items (including without limitation the original Lend Lease Holdback Note and endorsement, the funds to be deposited in the Lend Lease Post-Closing Adjustment Account, and the Servicing Agreement), pending consummation of the closing of the Lend Lease Agreement and the release of the Lenders' Liens contemplated in this Section 5.7.5.

           Section 5.7.6. Other Asset Sales. Borrowers shall be entitled to the release of the Lenders' Liens with respect to
(a) the assets of, or the stock of, the Subsidiaries whose business is the lines of business comprising AMRESCO's "Consumer Finance" operations, "Builders Group" division and operations, and "Telecapital" division and operations, (b) AMRESCO's Foreign Subsidiaries organized and operating in the United Kingdom and Jersey, Channel Islands (and/or their assets), and (c) the stock and stock options in AMRESCO Capital Trust owned by AMRESCO, AMREIT Holdings, Inc., and AMREIT Managers, L.P., and the rights and interests of AMREIT Managers, L.P. under its management agreement with AMRESCO Capital Trust, and related interests, all subject to and in accordance with the terms, conditions and provisions of a separate written agreement (the "Specified Asset Release Agreement") regarding such releases executed by and between AMRESCO and Administrative Agent as of the date hereof, so long as no Default or Event of Default has occurred and is continuing.

      Section 5.8. Deposit of Cash Collateral for Facility Letters of Credit. Upon the occurrence of a Default or an Event of Default, Borrowers shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Facility Letter of Credit Exposure, any such deposit to occur automatically (and may be made by a transfer of funds from pledged accounts with Administrative Agent) upon the occurrence of an Event of Default described in Sections 8.1.6 or 8.1.7. Any funds so deposited shall be held by Administrative Agent as security for the Obligations (including in respect of the Facility Letters of Credit) and Borrowers will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Administrative Agent which Administrative Agent may, in its discretion, require. As drafts or demands for payment are presented under any Facility Letter of Credit, Borrowers hereby irrevocably direct Administrative Agent to apply such funds to satisfy such drafts or demands. When all Facility Letters of Credit have expired and the Revolving Notes have been repaid in full (and Revolving Lenders have no obligation to make further Advances or issue Facility Letters of Credit hereunder) or such Default or Event of Default has been cured to the satisfaction of Administrative
Agent, Administrative Agent shall release to Borrowers any remaining funds deposited under this Section 5.8. Whenever Borrowers are required to make deposits under this Section 5.8 and fail to do so on the day such deposit is due, Administrative Agent may (but shall not be obligated to do so) make such deposit from an Advance under the Revolving Credit Facility (provided that any such Advance, together with all other outstanding Advances [including Swingline Advances], the Facility FX Exposure and the Facility Letter of Credit Exposure [less the amount of such Advance] shall not exceed the Revolving Commitment), or using any funds of Borrowers (including without limitation in pledged accounts) then available to the Revolving Lenders.


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES


     Each of the Borrowers and Guarantors represents and warrants to Administrative Agent and the Lenders that:

      Section 6.1. Existence and Standing. Each of the Borrowers, Guarantors, and Subsidiaries is a corporation, limited partnership or limited liability company (as designated respectively in Borrowers' Corporate Organizational Chart) duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to own and lease its Property and to conduct its business in each jurisdiction in which its Property is located or its business is conducted.

      Section 6.2. Authorization and Validity. Each of the Borrowers, Guarantors and Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party, to consummate the transactions contemplated therein, and to perform its obligations thereunder. The execution and delivery by each of the Borrowers, Guarantors, and other applicable Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each Borrower, each Guarantor, or each other applicable Subsidiary is a party constitute the legal, valid and binding obligations of such Borrower, Guarantor or other applicable Subsidiary enforceable against such Borrower, Guarantor or other applicable Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      Section 6.3. No Conflict; Government Consent. Neither the execution and delivery by any Borrower, any Guarantor or any other Subsidiary of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, any Guarantor or any Subsidiary or (ii) any Borrower's, any Guarantor's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Borrower, any Guarantor or any Subsidiary is a party or is subject, or by which it, or its Properties, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Properties of any Borrower, any Guarantor or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by AMRESCO or any of its Subsidiaries, is required to be obtained by any Borrower, any Guarantor or any
Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings and other extensions of credit under this Agreement, the payment and performance by the Borrowers and Guarantors of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

      Section  6.4.    Financial Statements.   The September  30,
1999 consolidated financial statements of AMRESCO and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of AMRESCO and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     Section 6.5. Material Adverse Change. Except as disclosed to Administrative Agent and the Lenders in writing prior to the date hereof, since September 30, 1999, there has been no change in the business, financial condition or results of operations of AMRESCO and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      Section 6.6. Taxes. AMRESCO and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by AMRESCO or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of AMRESCO and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If AMRESCO or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

       Section 6.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their respective officers, threatened against or affecting AMRESCO or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, no Borrower, Guarantor or Subsidiary has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

      Section 6.8. Subsidiaries. Schedule 7 contains an accurate list of all Subsidiaries of AMRESCO as of the date of this Agreement, setting forth for each Subsidiary its respective jurisdiction of organization and the percentage of its respective capital stock or other ownership interests owned by AMRESCO and/or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      Section 6.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither AMRESCO nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither AMRESCO nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      Section 6.10. Accuracy of Information. No information, exhibit or report furnished by any Borrower or any of their Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, viewed in their totality insofar as any one or more of such items must be construed together, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

      Section 6.11. Purpose of Credit; Regulation U. Borrowers and Guarantors will use the proceeds of the Credit Facilities for the purposes stated in Section 2.1(a) and in connection with the conduct of the business AMRESCO and its Susidiaries as provided in Section 7.4. No part of the proceeds of the Credit Facilities will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrowers and Guarantors will not, directly or indirectly, use any of the proceeds of any of the Credit Facilities for the purpose of purchasing or carrying, or retiring any Indebtedness which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of the Margin Regulations or any other regulation of such Board of Governors. The Credit Facilities are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. No Borrower or Guarantor will engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

      Section 6.12. Material Agreements. Neither AMRESCO nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing
Indebtedness, which default could, as to either (i) or (ii), reasonably be expected to have a Material Adverse Effect or, with respect to the applicable Borrower or Guarantor party thereto, a material adverse effect on such Borrower's or Guarantor's financial condition or ability to conduct its business operations.

      Section 6.13. Compliance With Laws. AMRESCO and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      Section 6.14. Ownership of Properties. Except as set forth on Schedule 8, on the date of this Agreement, AMRESCO and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 7.15(a), to all of the Property and assets reflected in AMRESCO's most recent consolidated financial statements provided to the Administrative Agent as owned by AMRESCO and its Subsidiaries. Each of the Borrowers and Guarantors has good and indefeasible title to all of the
Collateral and all other assets reflected on the most current financial statements of AMRESCO and most recent Pledged Asset Schedule and Certification delivered to Lenders. Except for Permitted Encumbrances and other Liens permitted by
Section 7.15(a), there is no Lien on any property of any Borrower or any Guarantor, and the execution, delivery, performance and observance of the Loan Documents will not require or result in the creation of any Lien (except Lenders' Liens) on any such property. Each of the Borrowers and Guarantors has properly granted to Lenders a perfected security interest or lien in all Assigned Loans and other Collateral and a valid first lien on all Mortgaged Properties (subject, in the case of the Mortgaged
Properties, to Section 5.4) owned by such Borrower or such Guarantor, which have not been previously released pursuant to the terms of the applicable Custodial Agreement. Borrowers and
Guarantors have requested as an accommodation to Borrowers and Guarantors because of the number of Assigned Loans and for ease of administering the Credit Facilities that the Assigned Loans be endorsed by using an allonge endorsement, and Borrowers and Guarantors acknowledge that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrowers and Guarantors intend such endorsement to be a part of the Assigned Loan as fully as if such endorsement were made on the instrument itself.

      Section 6.15. Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the
Code), neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and "benefit plan investors" (as defined in 29 C.F.R. 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in AMRESCO.

      Section 6.16. Environmental Matters. In the ordinary course of its business, the officers of AMRESCO consider the effect of Environmental Laws on the business of AMRESCO and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrowers or Guarantors due to Environmental Laws. On the basis of this consideration, AMRESCO has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither AMRESCO nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      Section 6.17. Investment Company; Investment Advisor. No Borrower, Guarantor or other Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower, Guarantor or other Subsidiary (other than AMRESCO Advisors, Inc.) is an "investment advisor" or an advisor "controlled" by an "investment company", within the meaning of the Investment Advisors Act of 1940 as amended.

     Section 6.18. Public Utility Holding Company Act. Neither AMRESCO nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.
      Section 6.19. Year 2000. AMRESCO has made a full and complete assessment of any potential Year 2000 Problems and has a realistic and achievable program for remediating such Year 2000 Problems on a timely basis, which program has been implemented and completed prior to the date hereof (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, Borrowers do not reasonably anticipate that Year 2000 Problems will have a Material Adverse Effect.

        Section 6.20. Subordinated Indebtedness; Other Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness. No Borrower or Guarantor is an obligor on any Indebtedness other than Indebtedness permitted by Section 7.11. No Borrower or Guarantor is (nor will any Borrower or any Guarantor ever become) an obligor on any Indebtedness of any Excluded Subsidiary or any Foreign Subsidiary, and none of the assets of any Borrower or any Guarantor have been pledged to secure, or otherwise given as security for, any Indebtedness of any Excluded Subsidiary.

     Section 6.21. Insurance. Each Borrower and each Guarantor maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses. The certificate signed by an Authorized Accounting Officer that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by AMRESCO with respect to itself and its Subsidiaries and that has been furnished by AMRESCO to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

       Section 6.22. Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the refinancing of amounts outstanding under the Existing Credit Agreement hereunder and the making of each Loan or Advance, if any, made on the date hereof, and after giving effect to the application of the proceeds of such refinancing and Loans and Advances, (a) the fair value of the assets of AMRESCO and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of AMRESCO and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of AMRESCO and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of AMRESCO and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) AMRESCO and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) AMRESCO and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

           (ii) AMRESCO does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

      Section 6.23. Lend Lease Agreement. The copy of the Lend Lease Agreement delivered to the Lenders is a true and correct copy thereof, and, as of the date hereof, the Lend Lease Agreement is in full force and effect, is not in default, has not been modified or amended and is enforceable against all parties thereto in accordance with its terms.

     Section 6.24. Licenses. Borrowers and Guarantors possess, and are materially in compliance with all requirements and in good standing under, all licenses, permits, franchises, consents, authorizations and exemptions required by any Legal Requirement or otherwise necessary to conduct their respective businesses, including without limitation, to the extent required or necessary for the operation of any Borrower's or Guarantor's business on a basis comparable to its operations as currently conducted, all licenses and authorizations necessary to participate as a lender under the programs of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association and the U.S. Small Business Administration (collectively, the "Federal Lending Programs"), and all licenses contemplated to be transferred to Lend Lease under the Lend Lease Agreement, except for violations (other than with respect to such licenses and authorizations under the Federal Lending Programs or those intended to be transferred to Lend Lease) that would not (either individually or collectively) have a material adverse effect on the financial condition or operations of any Borrower or any Guarantor.

     Section 6.25. Servicing Rights. Borrowers, Guarantors and all other Subsidiaries are materially in compliance with all servicing agreements and contracts to which any of them is a party, and no default exists on their part thereunder that could result in a replacement or termination of the applicable
Borrower, Guarantor or other Subsidiary as servicer. No Borrower, Guarantor or other Subsidiary has received notice that, or otherwise has actual knowledge that, the trustee or other applicable party under any such servicing agreement or contract intends to replace, or to terminate the rights and interests of, such Borrower, Guarantor or Subsidiary as servicer thereunder.


                           ARTICLE VII

                            COVENANTS

      During the term of this Agreement, and until full and final payment of all the Notes and Obligations and termination of the Revolving Commitment, unless the Required Lenders shall otherwise consent in writing:

      Section 7.1. Financial Reporting. Each Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and AMRESCO, for itself and on behalf of the other Borrowers, the Guarantors and its other Subsidiaries, will furnish to Administrative Agent and each of the Lenders:

           (i) Within 95 days after the close of each of AMRESCO's fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to Administrative Agent, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for AMRESCO and each of its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, accompanied by any management letter prepared by said accountants.

           (ii) Within 50 days after the last day of each fiscal quarter, for AMRESCO and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, all certified by an Authorized Accounting Officer.

           (iii) Within 25 days after the last day of each calendar month, for AMRESCO and its Subsidiaries, the consolidated and consolidating unaudited balance sheets as of the end of such month, and income statements for such month and for the period from the beginning of the current fiscal year to the end of such month, all certified by an Authorized Accounting Officer.

          (iv) INTENTIONALLY OMITTED.

           (v) Together with the financial statements required under Sections 7.1(i), (ii) and (iii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer of AMRESCO showing the calculations necessary to determine compliance with this Agreement, and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

           (vi) As soon as available, but in any event within  50
days  after the end of each fiscal quarter of AMRESCO, a Residual
Interests Report.

          (vii) As soon as available, but in any event within 50 days after the end of each fiscal quarter of AMRESCO, an organizational chart of AMRESCO and all of its direct and indirect Subsidiaries, and if a new Subsidiary is reflected thereon, separate written notification thereof, together with an updated Schedule 6 listing all Excluded Subsidiaries and the investments of AMRESCO or any of its Subsidiaries in the Excluded Subsidiaries.

          (viii) Within 25 days after the end of each calendar month, an Interest Rate Exposure Report as of the last day of such month.

           (ix) On or before the 25th day of each calendar month, certified calculations of the Borrowing Base (including the respective Borrowing Base for the Revolving Credit Facility and
the   Term  Loan  Facilities  after  the  Transition  Date)   and
compliance with the Borrowing Base Coverage Ratio(s) required under Section 7.24.4 as of the last day of the immediately preceding calendar month, in the form of Schedules 10, 11, or 12, as applicable, certified by an Authorized Accounting Officer (each a "Borrowing Base Certificate").

           (x) As soon as available, but in any event within 50 days after the end of each fiscal quarter of AMRESCO, a report in form acceptable to Administrative Agent detailing any loans which had been sold or securitized by any Borrower, any Guarantor or any other Subsidiary, but which were repurchased by such Person if the amount of such loans so repurchased exceeds $2,000,000 in the aggregate during such quarter, together with an explanation of the reasons for such required repurchases.

           (xi) As soon as available, but in any event within 25 days after the end of each calendar month, a Permitted Debt Report and Certification, a Pledged Asset Schedule and Certification, a delinquency report in form satisfactory to Administrative Agent showing the amount and number of loans (on an aggregate basis) which have been originated, acquired and/or securitized by any Borrower or any Subsidiary (but excluding loans contained in Managed Asset Portfolios) and are past due, have been determined to be uncollectible and charged off or are involved in a bankruptcy.

           (xii) As soon as possible and in any event within 10 days after AMRESCO knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of AMRESCO, describing said Reportable Event and the action which AMRESCO proposes to take with respect thereto.

           (xiii) As soon as possible and in any event within 10 days after receipt by any Borrower, a copy of (a) any notice or claim to the effect that AMRESCO or any of its Subsidiaries is or may be liable to any Person as a result of the release by any Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by AMRESCO or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

           (xiv) Promptly upon the furnishing thereof to the shareholders of AMRESCO, copies of all financial statements, reports and proxy statements so furnished.

           (xv) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports filed by or on behalf of AMRESCO or any of its Subsidiaries with the Securities and Exchange Commission.

           (xvi) On or before the 25th day of each calendar month, an updated description of the Assigned Loans in the Structured Real Estate Portfolio, and the unfunded commitments with respect thereto, in the form of Schedule 14, together with a report detailing any amendments, modifications or waivers to or regarding any Assigned Loan in the Structured Real Estate Portfolio, the effect of which is to extend the maturity or date for any principal payment thereon, or to reduce or otherwise restructure the amount or timing of any payment thereon.

             (xvii) Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request, including without limitation a listing of all assets in the Managed Asset Portfolios (such listing not to be requested more often than once in each calendar month if no Default or Event of Default has occurred), and information regarding Warehouse Lines and other Indebtedness, and the renewal or refinancing thereof.

      Section 7.2. Use of Proceeds. The Borrowers and Guarantors will, and will cause each Subsidiary to, use the proceeds of the Credit Facilities for the purposes set forth in
Section 2.1 and as represented in Section 6.11 and each Borrowing Notice. The Borrowers will not, nor will they permit any Guarantor or other Subsidiary to, use any of the proceeds of the Credit Facilities to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition.

      Section 7.3. Notice of Default and Material Matters. AMRESCO will give prompt notice in writing to the Lenders of
(a) the occurrence of any Default or Event of Default, (b) any information received or known by any Borrower or any Guarantor regarding the non-renewal or failure to extend or refinance any
Warehouse Line or other Indebtedness of any Borrower or any Guarantor that is necessary for the operations of such Borrower or Guarantor, (c) any information received or known by any Borrower or any Guarantor regarding the default by or replacement of any Borrower, Guarantor or other Subsidiary under any servicing agreement to which it is a party, (d) the termination of any licensing of any applicable Borrower, Guarantor or other Subsidiary under any Federal Lending Program, or any information received or known by any Borrower or any Guarantor regarding any noncompliance by any applicable Borrower or Guarantor under, or any corrective actions or measures, or status changes taken with respect to any applicable Borrower or Guarantor under, any
Federal Lending Program, (e) the occurrence of any default or breach under, or any termination of, the Lend Lease Agreement, or receipt of notice regarding same, and (f) any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Problems), which could reasonably be expected to have a Material Adverse Effect.

      Section 7.4. Conduct of Business. The Borrowers will, and will cause each Subsidiary to, carry on and conduct its business in a substantially similar manner and in a substantially similar field of enterprise as it is presently conducted, other than as contemplated under the Lend Lease Agreement, or the Specified Asset Release Agreement, or in connection with the liquidation and termination of the Discontinued Operations, and to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to own and lease its Property and conduct its business in each jurisdiction in which its Property is located or its business is conducted.

      Section 7.5. Taxes. The Borrowers will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that any Subsidiary is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

      Section 7.6. Insurance. The Borrowers will, and will cause all Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice or is customarily carried by businesses similarly situated, and AMRESCO will furnish to Administrative Agent or any Lender upon request full information as to the insurance carried.

      Section 7.7. Compliance with Laws. The Borrowers will, and will cause the Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which any of them it may be subject, including without limitation all Environmental Laws, except to the extent the failure to so comply alone or in the aggregate would not have a Material Adverse Effect.

      Section 7.8. Maintenance of Properties. The Borrowers will, and will cause the Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      Section 7.9. Inspection. The Borrowers will, and will cause the Subsidiaries to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, with reasonable notice, to inspect any of the Property, books and financial records of the Borrowers and all Subsidiaries, to examine and make copies of the books of accounts and other financial records of any Borrower or any Subsidiary, and to discuss the affairs, finances and accounts of any Borrower or any Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate. Without limiting the foregoing, Administrative Agent may conduct, or cause to be conducted by its consultants and/or attorneys, a review of the assets comprising the Borrowing Base, including the valuation thereof, and the validity and priority of the Lenders' Liens with respect thereto, provided that unless a Default or an Event of Default has occurred, any such review and valuation by consultants (except for legal review) shall not be performed more frequently than once in any calendar quarter.

     Section 7.10. Dividends; Purchase of Stock. The Borrowers will not, and they will not permit any Subsidiary to, declare or pay any dividends or make any distributions on the capital stock of any Borrower or any Subsidiary (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any capital stock of any Borrower or any Subsidiary at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to a Borrower or a Guarantor, and AMRESCO may issue Permitted Preferred Stock. Neither AMRESCO nor any other Borrower, any Guarantor, or any Subsidiary shall purchase any of the stock or other equity securities of AMRESCO.

      Section 7.11.  Indebtedness.   The Borrowers will not,  nor
will they permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except the following:

          (a)  The Loans and other Obligations hereunder.

           (b) Indebtedness existing on the date hereof, all which existing Indebtedness (other than (i) trade payables and
(ii) Contingent Obligations that are not reasonably quantifiable by Borrowers) is described in Schedule 8, and any renewals or extensions of such Indebtedness, or refinancing of such Indebtedness in comparable amounts and on comparable terms generally.

          (c) Indebtedness arising under Rate Hedging Agreements related to the operations of the Borrowers and Guarantors, provided that any such Rate Hedging Agreements are unsecured, except for (i) cash collateral deposits securing Rate Hedging Obligations other than those under the Facility Foreign Currency Exchange Agreements, in a maximum amount of $10,000,000, and
(ii) Liens in favor of an FX Lender or any other Lender or an Affiliate of a Lender, securing Rate Hedging Obligations owed to such Lender (or its Affiliate) pursuant to the terms hereof and of the Security Documents.

          (d)  Warehouse Lines.

          (e) Trade payables of the Borrowers and the Guarantors and their Subsidiaries incurred in the ordinary course of business which are due and payable, and are customarily paid, within sixty (60) days of the incurrence thereof.

           (f) Contingent Obligations in the form of indemnity obligations or typical repurchase obligations related to the sale by any Borrower (other than AMRESCO) or any Guarantor of assets in the ordinary course of its business, including the securitization of loans which are expressly permitted hereunder.

      Section 7.12. Mergers and Consolidations. The Borrowers will not, and they will not permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into a Borrower or a Guarantor, or into another Person which also becomes a "Borrower" or a "Guarantor" under this Agreement and delivers all Loan Documents required by this Agreement and otherwise complies with Section 5.1.3, and an Excluded Subsidiary may merge into a similar type of Excluded Subsidiary, and in the case of a consolidation or merger by any Subsidiary that is not a Borrower into a Borrower, the applicable Borrower will remain the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving corporation.

     Section 7.13.  Sale of Assets.   The Borrowers will not, and
they will not permit any Guarantor or any Subsidiary to, lease, sell or otherwise dispose of their Property to any other Person, except:

           (a) Sales or settlements of Assigned Loans or any other loans or indebtedness owned or held by any Subsidiary of AMRESCO or any other Borrower in the orderly liquidation of the assets of the Discontinued Operations, the proceeds of which are paid to Administrative Agent for the benefit of Lenders as provided in Section 2.2.2 and Section 5.7.2;

           (b) Sales of Mortgaged Properties or any other real estate owned by any Subsidiary of AMRESCO or any other Borrower in the orderly liquidation of the assets of the Discontinued Operations, the proceeds of which are paid to Administrative Agent for the benefit of the Lenders as provided in Section 2.2.2 and Section 5.7.2.

           (c)  Sale of the assets under and pursuant to the Lend
Lease  Agreement,  subject  to  Sections  2.2.1(a)  and  (b)  and
Section 5.7.5 and  and other provisions hereof;

           (d)   Sales  of Assigned Loans in the Structured  Real
Estate Portfolio, subject to Sections 2.2.1(c) and 5.7.4 and other applicable provisions of this Agreement; and

           (e) Sale of assets contemplated in, and in accordance with the terms of, this Agreement described in Section 5.7, including without limitation, (i) sales of assets of the Subsidiaries engaged in Continuing Operations in the ordinary course of business, and (ii) sales of assets covered by the Specified Asset Release Agreement, the proceeds of which are paid to Administrative Agent for the benefit of Lenders as provided in
Section 2.2.

Except  with  respect  to  sales permitted  under  the  foregoing clauses  (a)  through (e), no Borrower, Guarantor  or  Subsidiary shall sell, lease, abandon or otherwise transfer all or a material part of its assets to any Person, in one or a series of related transactions.
 .
     Section 7.14. Investments and Acquisitions. The Borrowers will not, and they will not permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries or in partnerships or joint ventures), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (a)  Cash Equivalent Investments.

           (b) Existing Investments in domestic Subsidiaries (whether or not evidenced by Inter-Company Notes) and other Investments in existence on the date hereof and described in
Schedule 9-A, and Investments made after the date hereof in the ordinary course of business in existing domestic Subsidiaries that are Borrowers or Guarantors. Schedule 9-B contains a description, including the principal face amount and outstanding principal balance, of each Inter-Company Note in existence on the date hereof.

           (c) Investments in (including the creation of) new domestic Subsidiaries in the ordinary course of business so long as the business of any such new Subsidiary is in the same lines of business of the Borrowers and Guarantors, as approved by Administrative Agent, and such new Subsidiary becomes a Borrower (or a Guarantor if not legally permitted to be a Borrower) pursuant to Section 5.1.3, except in the case of new Excluded Subsidiaries formed as bankruptcy - remote special purpose entities formed in connection with the securitization of assets by Subsidiaries engaged in Continuing Operations.
 .
           (d) Existing Investments in Foreign Subsidiaries described on Schedule 9-A and which are evidenced by Foreign Subsidiary Inter-Company Notes that have been duly assigned to and delivered to Administrative Agent for the benefit of the Lenders, and Investments made after the date hereof only for operating expenses of existing Foreign Subsidiaries incurred in the ordinary course of business. Schedule 9-B contains a description, including the principal face amount and outstanding principal balance, of each Foreign Subsidiary Inter-Company Note.

           (e) The funding of the unfunded loan commitments and cost overruns of AMRESCO Commercial Finance Inc. and AMRESCO Funding Canada Inc. in respect of the Assigned Loans in the Structured Real Estate Portfolio, the amounts of such unfunded commitments on the date hereof being as set forth on Schedule 14.

          (f) The funding of the unfunded loan commitments, cost overruns and expenses incurred in the ordinary course of business with respect to such assets of any Borrower or Guarantor related to the Assigned Loans in the Managed Asset Portfolios.

           (g)   The  making and funding of loans in the ordinary
course   of  business  by  Borrowers  or  Guarantors   or   other
Subsidiaries that are in the business of lending money  to  other
Persons.

          (h) The MIC Notes, and any other loans in an aggregate amount not exceeding $1,500,000 to any employees of Borrowers or Guarantors or any Subsidiaries to facilitate relocations or for other purposes.

                    (i)  The Lend Lease Holdback Note.

           (j)   Any promissory note issued to AMRESCO or another
Borrower as specifically permitted in the Specified Asset Release
Agreement, subject to the terms thereof.

      Notwithstanding the foregoing, in no event shall any Investment permitted pursuant to this Section 7.14 be permitted if (i) there shall exist a Default or Event of Default, or
(ii) if after giving effect to any such Investment, Borrowers shall not be in compliance with any covenant set forth herein or in the other Loan Documents.

     Section 7.15.  Liens.   (a) The Borrowers will not, nor will
they permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of, or on the Property of the Borrowers or the Guarantors or any Subsidiary, except:

           (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on their books.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on their books.

           (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

           (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of AMRESCO or its Subsidiaries.

           (v)   Liens  existing on the date hereof and  securing
Indebtedness described in Schedule 8, as such Liens are described in Schedule 8.

            (vi)   Liens  in  favor  of  the  Lenders,   or   the
Administrative Agent for the benefit of the Lenders, granted pursuant to this Agreement or any Security Document.

           (vii) Liens on the Collateral in favor of an FX Lender (and all Lenders upon the making of any Advance for Settlement Payments) securing Rate Hedging Obligations owed to such Lender; Liens on the Collateral in favor of any Lender or an Affiliate of a Lender securing any other Rate Hedging Obligations owed to any such Lender or Affiliate of a Lender (which Liens shall be subordinate to those in favor of Lenders securing the Credit Facilities); and Liens on cash collateral deposits securing  other  Rate  Hedging  Obligations  as  permitted  under
Section 7.11(c).

          (viii)    The Permitted Encumbrances.

            (ix) With respect to computer and other office equipment or inventory,

                 (A)   landlord's Liens arising  in
                       the ordinary course of any Borrower's or any Subsidiary's business, and

                 (B)   Purchase money liens in  the
                       ordinary course of business.

          (x)  Liens securing Warehouse Lines.

          (xi) Liens involuntarily filed against any asset of any Borrower or any Subsidiary, provided, that within fifteen (15) days after such filing, the applicable Borrower or Subsidiary has obtained a release of any such Lien or is contesting the filing of such Lien in good faith and an adequate bond has been obtained to satisfy in full any claim which such Lien secures.

     (b) Borrowers shall not, and Borrowers shall not permit any Subsidiary (except Excluded Subsidiaries) to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any Property, revenues, or assets of such Person, whether now owned or hereafter acquired, except (i) agreements in existence on the date hereof under the terms of Indebtedness in effect on the date hereof described in Schedule 8 and the collateral pledged as security therefor, (ii) such limitations as are imposed by applicable law (including without limitation Small Business Association regulations applicable to AMRESCO Independence Funding, Inc.), and (iii) such other agreements as to which Administrative Agent receives prior written notice and that are on terms acceptable to Administrative Agent in its sole and absolute discretion.

      Section 7.16. Year 2000. AMRESCO shall promptly notify Lenders in writing in the event of any potential Year 2000 Problem. Such written notice shall specify and describe in detail the nature of the Year 2000 Problem, including a description of the equipment or systems involved, and the event causing such Year 2000 Problem.

      Section 7.17. Affiliates. Borrowers will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the applicable Borrower's or Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      Section  7.18.  Subordinated Indebtedness.   The  Borrowers
will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, repurchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness; provided that the entering into of a contract pursuant to which AMRESCO has the right to purchase or otherwise acquire a portion of the Subordinated Indebtedness after the Revolving Credit Termination Date shall not be a violation of this Section 7.18 so long as no purchases, repurchases or other acquisitions of Subordinated Indebtedness in respect thereof are made until full and final payment of the Obligations and termination of the Revolving Credit Facility and this Agreement.

      Section 7.19. Lend Lease Agreement. The Lend Lease Agreement shall not be modified or amended in any manner that affects the financial terms thereof in any manner adverse as to the sellers thereunder, or that affects in any way the provisions hereof related to the Lend Lease Agreement, or in any other material respect, without prior notice to Administrative Agent and the Lenders and consent of the Required Lenders. Borrowers shall promptly deliver to Administrative Agent any and all amendments, modifications or supplements to the Lend Lease Agreement (regardless of whether the Required Lenders' consent was required therefor), and any notices of default or other material notification received or sent by the sellers thereunder. Each Borrower and each Guarantor that is a party to the Lend Lease Agreement shall comply with the terms and provisions thereof and will take all reasonable actions, and will use its best faith efforts, to close the transactions contemplated thereby as soon as possible. On the Lend Lease Closing Date, Borrowers shall deliver to Administrative Agent the original executed Lend Lease Holdback Note, together with an executed allonge endorsement in blank for such note.

       Section 7.20. Servicing Agreement. The Servicing Agreement entered into with respect to the servicing of certain assets of certain Subsidiaries after the Lend Lease Closing Date shall be substantially in the form attached as an exhibit to the Lend Lease Agreement, and such Servicing Agreement shall not be modified in any material respect, nor shall the Servicer thereunder be replaced, without the consent of Administrative Agent. On the Lend Lease Closing Date, the Borrowers and/or Guarantors party to the Servicing Agreement shall collaterally assign their rights and benefits thereunder to Administrative Agent, for the benefit of the Lenders pursuant to a collateral assignment in form and substance reasonably acceptable to Administrative Agent, and consented to by the Servicer.

      Section 7.21. Contingent Obligations. The Borrowers will not, nor will they permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) for the Guaranty, (iii) those reflected in the notes to the financial statements delivered to Lenders as reflected in Section 6.4,
(iv) those permitted by Section 7.11, and (v) litigation claims that do not result in an Event of Default under Section 8.1.9.

     Section 7.22.  INTENTIONALLY OMITTED.

      Section 7.23. Maintenance of Corporate Existence. Other than in connection with a consolidation or merger permitted under
Section 7.12 or the dissolution of any Borrower or any Guarantor of which Administrative Agent has been notified and the distribution of all of the assets of such Borrower or Guarantor to another Borrower or Guarantor, no Borrower or Guarantor shall, or permit any of its Subsidiaries to, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Guarantor requires such qualification (provided that nothing herein shall permit the dissolution of AMRESCO or the failure of each Borrower to maintain its corporate existence and qualification to do business as elsewhere required in this Agreement), or terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a Material Adverse Effect.

     Section 7.24.  Financial Covenants.

           Section 7.24.1. Minimum Consolidated Tangible Net Worth. Borrowers shall not at any time permit Consolidated Tangible Net Worth to be less than (a) $180,000,000 until the date (the "Change Date") that is the earlier to occur of March 1, 2000, and the first day of the calendar month following the calendar month in which the Lend Lease Closing Date occurs, and
(b)   from   and   after  the  Change  Date,   the   greater   of
(i) $320,000,000 and (ii) the sum of (x) 93% of Consolidated Tangible Net Worth on the Change Date, plus (y) 90% of Consolidated Net Income (without deduction if Consolidated Net Income is less than $0.00) for each calendar month commencing from and after the Change Date, plus (z) 100% of the net proceeds (i.e. gross proceeds less reasonable and customary closing costs and expenses) of any issuance of equity securities by any Borrowers on or after the Change Date (exclusive of equity issued to the CLC Earnout Recipients as an "earnout" in connection with the CLC Transaction).

           Section 7.24.2. Leverage Ratio. Borrowers shall not, at any time, permit the ratio of (a) Total Consolidated Indebtedness (including without duplication Contingent Obligations) to (b) Consolidated Tangible Net Worth, to be greater than (a) 8.75 to 1.00 prior to the Change Date, and
(b) 4.00 to 1.00 from and after the Change Date.

           Section 7.24.3. Interest/Dividend Coverage Ratio. Borrowers shall not permit the Interest/Dividend Coverage Ratio to be less than (a) on December 31, 1999, .80 to 1.00, (b) from January 1, 2000 though January 31, 2000, .85 to 1.00, (c) from February 1, 2000 through February 29, 2000, 1.30 to 1.00, and
(d) from and after March 1, 2000, 1.35 to 1.00.

           Section   7.24.4.      Borrowing  Base   Requirement.
Borrowers shall not permit the Borrowing Base Coverage Ratio (as indicated on Schedules 10, 11 and 12, as applicable) to be less than (a) 1.05 to 1.00 prior to and on the Transition Date for all the Credit Facilities as calculated pursuant to Schedule 10,
(b) 1.25 to 1.00 after the Transition Date for the Revolving Credit Facility as calculated pursuant to Schedule 11, (c) 2.00 to 1.00 after the Transition Date through March 30, 2000 for the Term Loan Facilities as calculated pursuant to Schedule 12, or
(d) 4.00 to 1.00 from and after March 31, 2000 for the Term Loan Facilities as calculated pursuant to Schedule 12.

              Section     7.24.5.        Covenant     Adjustment.
Administrative Agent shall have the right at any time after the SREP Sale Date, in its sole discretion, to modify and adjust any of the financial covenants in this Section 7.24, to the extent and in a manner such that the new terms are comparable to such covenants as now in effect after taking into account any change in Borrowers' financial position as a result of the SREP Sale Date having occurred; provided that any such adjustments shall not impose less restrictive requirements on Borrowers and shall not be made in order to pre-empt or prevent the occurrence of a Default or an Event of Default. Any such modifications to the provisions of Sections 7.24.1, 7.24.2, 7.24.3 and/or 7.24.4, shall become effective upon notice thereof by Administrative Agent to AMRESCO and the Lenders.

     Section 7.25. Investment Company. The Borrowers will, and will cause each Subsidiary which is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (15 U.S.C.A. 80a, et. seq.) (the "Investment Company Act") or which is otherwise subject to the Investment Company Act to be in compliance with the Investment Company Act, including, without limitation, 15 U.S.C.A. 80a-18(f)(1).

      Section 7.26. Exceptions to Covenants. Neither any Borrower nor any Guarantor shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.


     ARTICLE VIII

                      DEFAULTS AND REMEDIES

      Section 8.1.   Events of Default.   The occurrence  of  any
one or more of the following conditions, circumstances or events shall constitute an Event of Default:

           Section 8.1.1. Any representation or warranty made or deemed made by or on behalf of any Borrower, any Guarantor or any Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be, or prove to have been untrue in any material respect when made or deemed to have been made or delivered.

            Section 8.1.2. Nonpayment when due of any principal of any Loan or Note, or of interest upon any Loan or Note, or of any commitment fee or any other amount payable on any of the Credit Facilities, or any other Obligations under any of the Loan Documents.

            Section  8.1.3.  The  breach  by  any  Borrower,  any
Guarantor or any other Subsidiary of any of the terms or provisions of Sections 7.2, 7.3, 7.4, 7.9, 7.10, 7.11, 7.12,
7.13,  7.14, 7.15, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22,  7.23,  or
7.24;  or any breach by AMRESCO of the terms and requirements  of
Section 7.1 that is not cured within three (3) Business Days after the occurrence thereof.

           Section 8.1.4. The breach by any Borrower or any Guarantor (other than a breach which constitutes an Event of Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within ten (10) days after written notice from the Administrative Agent or any Lender; provided, that if such breach can be cured and such Borrower or Guarantor begins and is diligently pursuing a cure thereof prior to the expiration of the ten (10) day cure period above provided, then Borrowers shall not be in default hereunder if such failure is cured within twenty (20) days after the above provided written notice of such breach.

            Section 8.1.5. Failure of any Borrower or any Subsidiary or any Guarantor to pay when due any Indebtedness aggregating in excess of $250,000 ("Material Indebtedness"); or the default by any Borrower or any Subsidiary or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event or condition is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or a payment or purchase by AMRESCO or any Subsidiary, or, subject to the terms of Section 7.18, the approval of the board of directors of AMRESCO or any Subsidiary for the payment or purchase, of amounts under any Subordinated Indebtedness or publicly held senior unsecured debt in excess of the regularly scheduled payments, or which would otherwise cause a violation by AMRESCO or any Subsidiary of any covenant or condition contained in any of the Loan Documents.

           Section 8.1.6. Any Borrower or any Subsidiary or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii)  apply  for,  seek,  consent  to,  or  acquiesce  in,   the
appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against  it,  (v) consent to or acquiesce in any such  proceeding against it, (vi) not pay, or admit in writing its inability to pay, its debts generally as they become due, (vii) take any corporate or partnership or company action to authorize or effect any of the foregoing actions set forth in this Section 8.1.6, or
(viii) fail to contest in good faith any appointment or proceeding described in Section 8.1.7.

           Section 8.1.7. Without the application, approval or consent of any Borrower or any Subsidiary, or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for a Borrower or any Subsidiary or any Guarantor or any Substantial Portion of such Person's Property, or a proceeding described in Section 8.1.6(iv) shall be instituted against any Borrower or any Subsidiary or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

           Section 8.1.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Borrower, any Subsidiary or any Guarantor which, when taken together with all other Property of the Borrowers, the Subsidiaries, and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

           Section 8.1.9. Any Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $500,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

           Section  8.1.10.     The Unfunded Liabilities  of  all
Single Employer Plans shall exceed in the aggregate $100,000 or any Reportable Event shall occur in connection with any Plan.

          Section 8.1.11. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $ 250,000 per annum.

          Section 8.1.12. Any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

           Section 8.1.13. Any Borrower, any Guarantor or any Subsidiary shall (i) be the subject of any proceeding or investigation pertaining to the release by any Borrower, any Guarantor, any Subsidiary or any other Person of any toxic or
hazardous   waste   or   substance  into  the   environment,   or
(ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

          Section 8.1.14.     Any Change in Control shall occur.

           Section 8.1.15. The occurrence of any "default" or "event of default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

            Section 8.1.16. Nonpayment by the applicable Borrower, Guarantor or Subsidiary of any Rate Hedging Obligations (including without limitation pursuant to a Facility Foreign Exchange Agreement) when due or the breach by any Borrower, Guarantor or Subsidiary of any term, provision or condition contained in any Rate Hedging Agreement, and the expiration of any applicable cure period.

           Section 8.1.17. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

          Section 8.1.18. Any Security Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Security Document, or any Security Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document, or any Borrower or Guarantor shall fail to comply with any of the terms or provisions of any Security Document.

      It is understood and agreed by each Borrower and each Guarantor that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any defaults or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

      Section 8.2. Remedies . Upon the occurrence of an Event of Default, Administrative Agent may, and at the direction and election of the Required Lenders shall, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, exercise any or all of the following rights, remedies and recourses:

          (a) Terminate the Lenders' commitment to make Advances hereunder and declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each Borrower and Guarantor, to the extent permitted by applicable law, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in
Section 8.1.6 or 8.1.7 by or with respect to any Borrower or any Guarantor or any Subsidiary of AMRESCO, the Revolving Commitment shall terminate and the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon, and all other Obligations, shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by each Borrower and each Guarantor, to the extent permitted by applicable law; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

           (b) Enter upon the Mortgaged Property or any other Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto. If any Borrower or any Guarantor remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Administrative Agent's prior written consent thereto, Administrative Agent may invoke any and all legal remedies to dispossess such Borrower or such Guarantor, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

           (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Administrative Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Administrative Agent shall deem necessary or desirable), and apply all proceeds from the Mortgaged Property, the Assigned
Loans and all other Collateral in connection therewith in accordance with the provisions of Section 8.10.

          (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Administrative Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

            (e)    Make  application  to  a  court  of  competent
jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to any
Borrower or Guarantor or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, each Borrower and each Guarantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of
Section 8.10.

           (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     Section 8.3.   Rights of Set-Off .

           (a) In addition to the Lenders' Liens, each Borrower and each Guarantor hereby expressly grant to the Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to any Borrower or any Guarantor, in accordance with the provisions of this Section 8.3. The rights of each Lender under this Section 8.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

           (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by any Borrower or any Guarantor into which only funds of unrelated third-parties are deposited, and provided that such Borrower or such Guarantor has informed such Lender and Administrative Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of any Borrower or any Guarantor against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 9.18, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

           (c) Each Borrower and each Guarantor agree, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower or such Guarantor in the amount of such participation.

       Section   8.4.     Remedies  Cumulative,  Concurrent   and
Non-Exclusive . Administrative Agent and Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against any Borrower or any Guarantor, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Administrative Agent and/or the Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by each Borrower and each Guarantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

      Section 8.5.   No Conditions Precedent to Exercise Remedies
 .   Each Borrower, each Guarantor and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of any Borrower or Guarantor or any other Person so obligated, to foreclose the
Lenders'  Liens  or  to  enforce  any  provisions  of  the   Loan
Documents, (b) the release, regardless of consideration,  of  any
Person obligated with respect to the Obligations, or of the Collateral or any part thereof, or the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and Administrative Agent or any Lender extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to such Borrower, such Guarantor or such other Person, and in such event, each Borrower, each Guarantor and all such other Persons shall continue to be liable to make payments
in   accordance  with  the  terms  of  any  such   extension   or
modification agreement unless expressly released and discharged in writing by the Required Lenders (or all the Lenders if
required  under  Section  11.3),  and  (d)  any  other   act   or
occurrence, save and except the complete indefeasible payment  of
the  Obligations.   Each Borrower and each  Guarantor  waive  any
right to require Lenders or the Administrative Agent to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in Administrative Agent's or the Lenders' power.
All   dealings   between  any  Borrower  or  any  Guarantor   and
Administrative Agent or any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed
to   have  been  had  or  consummated  upon  reliance  upon  this
Agreement.    Each   Borrower  and  each   Guarantor   authorizes
Administrative Agent and the Lenders, without notice or demand and without any reservation of rights against any Borrower or any Guarantor and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

      Section 8.6. Release of and Resort to Collateral . The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

      Section 8.7. Waivers . To the full extent permitted by law, each Borrower and each Guarantor hereby irrevocably and unconditionally waive and release (a) all benefit that might accrue to any Borrower or any Guarantor by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to this Agreement, the Notes or the Facility Letters of Credit or any of the Collateral or any Indebtedness of any Borrower or any Guarantor, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

      Section 8.8. Discontinuance of Proceedings . In case Administrative Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Administrative Agent shall have the unqualified right to do so and, in such event, each Borrower, each Guarantor and the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Administrative Agent and Lenders shall continue as if same had never been invoked.

      Section 8.9. Power of Attorney . Each Borrower and each Guarantor hereby irrevocably appoint Administrative Agent, acting for all the Lenders, as the true and lawful attorney of such
Borrower or such Guarantor with full power of substitution for, and on behalf of such Borrower and such Guarantor, and in its name, upon the request and instruction of such Borrower or such Guarantor and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Administrative Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of such Borrower or such Guarantor with respect to the Collateral, including, without limitation, to (a) endorse any Assigned Loans to Administrative Agent, on behalf of Lenders, or to any other Person, (b) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Properties, (c) take all such action and execute all such documents as Administrative Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor, any Mortgaged Property or any other Collateral, (d) sue for, demand or collect any sums owing to any Borrower or any Guarantor under the Assigned Loans or under leases or other agreements affecting any of the Mortgaged Properties and (e) exercise rights of any Borrower or any Guarantor under any purchase agreement related to any Assigned Loan. The power so vested in Administrative Agent under this
Section 8.9 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by each Borrower, each Guarantor and Administrative Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Administrative Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Administrative Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to any Borrower or any other Person and without in any way affecting the Obligations or any other obligations of any Borrower or any Guarantor to Lenders. Borrowers and Guarantors, jointly and severally, agree to reimburse Administrative Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Administrative Agent or any Lender may incur while acting as the attorney-in-fact of Borrowers and Guarantors as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.
      Section 8.10. Application of Proceeds . All payments on the Notes or in respect of the Facility Letters of Credit or otherwise on the Credit Facilities received by Administrative Agent or any Lender during the existence of an Event of Default, and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of the Lenders' rights and remedies hereunder or under any of the other Loan Documents, shall be applied to the Obligations by the Administrative Agent, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (subject to Section 11.3(iv) and provided that, as among themselves, the Administrative Agent and the Lenders agree that any such proceeds shall be applied as contemplated by Article IX).



                           ARTICLE IX

                    THE ADMINISTRATIVE AGENT

     Section 9.1.   Appointment; Nature of Relationship.   Bank
of America is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     Section 9.2.   Powers.   The Administrative Agent shall have
and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     Section 9.3.   General Immunity.   Neither the
Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, any Guarantor, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     Section 9.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in
Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or
(g) the financial condition of any Borrower or Guarantor or of any of the Borrowers' or Guarantors' respective Subsidiaries.
The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower to the Administrative Agent at such time, but is voluntarily furnished by any Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     Section 9.5.   Action on Instructions of Lenders.   The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (unless the consent of more than the Required Lenders is required pursuant to Section 11.3, in which case the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Lenders required by such Section), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense (other than any liability, cost or expense resulting from its gross negligence or willful misconduct) that it may incur by reason of taking or continuing to take any such action.

     Section 9.6.   Employment of Agents and Counsel.   The
Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

     Section 9.7.   Reliance on Documents; Counsel.   The
Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     Section 9.8.   Administrative Agent's Reimbursement and
Indemnification.   The Lenders agree to reimburse and indemnify
the Administrative Agent ratably in proportion to their respective Aggregate Loan Percentages (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO BE AND SHALL BE INDEMNIFIED FOR ITS NEGLIGENCE (SOLE, COMPARATIVE, CONTINGENT OR OTHERWISE), and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 9.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 9.8 shall survive payment of the Obligations and termination of this Agreement.

     Section 9.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default".

     Section 9.10.  Rights as a Lender.   In the event the
Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

     Section 9.11.  Lender Credit Decision.   Each Lender
acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 9.12.  Successor Administrative Agent.   The
Administrative Agent may resign at any time by giving written notice thereof to the Lenders and AMRESCO, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a Lender that is a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

     Section 9.13. Administrative Agent's Fee. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrowers and the Administrative Agent pursuant to that certain letter agreement dated November 24, 1999, or as otherwise agreed from time to time.

     Section 9.14.  Delegation to Affiliates.   The Borrowers and
the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Article IX and
Section 11.6.

     Section 9.15.  Execution of Security Documents.   The
Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers and the Guarantors, or any of them, on their behalf the Security Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

     Section 9.16.  Collateral Releases; Lender Consents;
Amendments, etc.   The Lenders hereby empower and authorize the
Administrative Agent to execute and deliver to AMRESCO, the other Borrowers and the Guarantors, or any of them, for and on behalf of the Lenders any and all agreements, notices, letters, documents or instruments as shall be necessary or appropriate to effect (a) any releases of Collateral which are permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 11.3, all of the Lenders), or
(b) any consents, approvals, waivers, amendments or supplements relating to the Loan Documents or the Credit Facilities as permitted to be given by Administrative Agent hereunder or under another Loan Document, or which shall have been agreed to by the Required Lenders (or if required by the terms of Section 11.3, all of the Lenders), it being expressly agreed that Administrative Agent may deliver the consent required to be delivered by the Lenders on the Lend Lease Closing Date as a condition to such closing, as attached as Exhibit J to the Lend Lease Agreement, so long as the conditions set forth in
Section 5.7.5 for the Lenders' consent and the release of Collateral for such transaction have been satisfied.

     Section 9.17. Co-Agents and Arrangers. Neither any of the Lenders identified in this Agreement as a "co-agent" (if any), or "syndication agent" nor the Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders nor the Lead Arranger shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 9.11.

     Section 9.18. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4, 3.5 or 3.7) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff of amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be set off is to be applied to Indebtedness of a Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

     Section 9.19.  Proceeds of Collateral.   The Lenders agree,
among themselves, that unless an alternative order of application among clauses (a) through (e) (treating each clause as a separate class) is otherwise agreed to by Administrative Agent and the Required Lenders, all monies collected or received by Administrative Agent, after the occurrence of an Event of Default, in respect of the Collateral or otherwise on the Obligations, directly or indirectly, or by any other means shall be applied (a) first to all costs of collection or maintenance of the Collateral, (b) then to the unpaid fees and expenses (including consultants and attorneys' fees) owing by Borrowers hereunder, (c) then to interest on and principal of the Loans (including without limitation all Advances and participations with respect to Facility Letters of Credit and Facility Foreign Currency Exchange Agreements), as recommended by Administrative Agent and approved by the Required Lenders (except that, notwithstanding anything herein expressed or implied to the contrary, any amounts to be applied to interest or principal shall in all cases, unless all of the Lenders agree otherwise, be distributed to the Lenders pro rata based on each Lender's Aggregate Loan Percentage), (d) then to any unreimbursed Settlement Payments or other Rate Hedging Obligations of any FX Lender with respect to Facility Foreign Currency Exchange Agreements, and (e) then, only after payment in full of the outstanding principal and interest under the Loans and the Credit Facilities, to any other Rate Hedging Obligations owed to any Lender or any Affiliate of a Lender under any Rate Hedging Agreement.

     Section 9.20.  Non-Advancing Lenders.   In the event that a
Revolving Lender shall fail or refuse to advance its Commitment Percentage of any Advance under the Revolving Credit Facility, or any Lender shall fail or refuse to advance its share of any payment or reimbursement by Lenders as required hereunder, including without limitation any amount to be funded pursuant to Sections 2.22 or 9.8, when it is obligated to do so (such Lender, a "non-advancing Lender"), Administrative Agent shall notify, in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Lenders, and, in all other instances, the other Lenders, and such remaining Revolving Lenders or all other Lenders, as applicable, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that
(i) in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Commitment Percentage of each Revolving Lender electing to make such advance bears to the Commitment Percentages of all Revolving Lenders electing to make such advance, or (ii) in all other instances, the Aggregate Loan Percentage of each Lender electing to make such advance bears to the Aggregate Loan Percentage of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Revolving Credit Facility, or Term Loan Facilities, as applicable, and all proceeds realized from the sale of any Collateral securing the Credit Facilities or from the exercise of any right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Revolving Lenders, or all other Lenders, as applicable, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Revolving Lenders, or all other Lenders, as applicable, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Revolving Lender that advanced only on its own behalf based on its Commitment Percentage shall be repaid based on such Revolving Loan Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 9.20 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Credit Facilities in the event the same are distributed among Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to either or both of the Credit Facilities (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.


                            ARTICLE X

        BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     Section 10.1.  Successors and Assigns.   The terms and
provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Guarantors and the Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign any of its rights or obligations hereunder or under any of the other Loan Documents without the consent of all the Lenders, and (b) any assignment by any Lender must be made in compliance with Section 10.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 10.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     Section 10.2.  Participations.

          Section 10.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Note held by such Lender, any interest of such Lender in Term Loan A or Term Loan B, or the Commitment Amount, if any, of such Lender, or any other interest or obligation of such Lender under the Loan Documents (in amounts of not less than $5,000,000, or a lesser amount with the consent of Administrative Agent). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Commitment Amount, if any, interests in Term Loan A or Term Loan B, if any, and all of its Loans, and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          Section 10.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents; provided that the agreement between a Lender and any Participant may provide that such Participant shall be entitled to approve only any amendments, modifications or waivers reducing the amount of principal of or the rate of interest payable on any Note in which such Participant has an interest, extending any scheduled principal payment date or the date fixed for payment of interest on any such Note, or extending the Revolving Credit Termination Date or the Term Loan Facilities Maturity Date, or, except for releases expressly provided for herein, releases of all or substantially all of the Collateral.

          Section 10.2.3. Benefit of Setoff. Each Participant shall be deemed to have the right of setoff provided in Sections 8.3 and 9.18 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 8.3 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 8.3, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 9.18 as if each Participant were a Lender.

     Section 10.3.  Assignments.

          Section 10.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, financial institutions or funds, or other entities (herein, a "Purchaser") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C. The consent of the Administrative Agent (which shall not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to (a) a Purchaser that is not a Lender, or an Affiliate of a Lender or a Related Fund, and (b) with respect to an assignment of all or a portion of the Revolving Credit Facility, Term Loan A, or Term Loan B without a corresponding assignment in the same proportion of the assigning Lender's interest in any of the other Credit Facilities in which it has an interest. Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate of a Lender or a Related Fund shall (unless Administrative Agent otherwise consents) be in an amount not less than the lesser of
(i) with respect to the Revolving Credit Facility and Term Loan B, $5,000,000 and with respect to Term Loan A, $2,500,000 or
(ii) the remaining amount of the assigning Lender's Commitment Amount (calculated as at the date of such assignment) with respect to the Revolving Credit Facility, or its outstanding Loans (in the case of Term Loan A or Term Loan B or if the Revolving Commitment has been terminated).

          Section 10.3.2.  Effect; Effective Date.  Upon
(a) delivery to the Administrative Agent of an assignment, and subject to any consent required by Section 10.3.1, and
(b) payment of a $3,500 fee paid by the assigning Lender or the Purchaser to Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), together with payment of reasonable legal fees and expenses incurred by Administrative Agent in connection with such assignment if, and in the amount, requested by Administrative Agent, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make its purchase of such interests in the Revolving Credit Facility and/or either of the Term Loan Facilities, as the case may be, under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the portion of the Credit Facilities assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and such Purchaser, in each case in principal amounts reflecting their respective Commitment Amounts or Term Loan A Percentage or Term Loan B Percentage (as applicable) in Term Loan A or Term Loan B (as applicable), as adjusted pursuant to such assignment.

     Section 10.4.  Dissemination of Information.   Each Borrower
authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 11.11.

     Section 10.5.  Tax Treatment.   If any interest in any Loan
Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

     Section 10.6.  Federal Reserve Bank.   Notwithstanding
Section 10.1(b) or any other provision of this Agreement, any Lender may at any time, without the consent of Administrative Agent or any Borrower, assign and pledge all or any portion of its Note(s) or any amount outstanding thereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrowers, pledge all or any portion of its Note(s) to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Article X concerning assignments. Additionally, any Lender that is not a fund may, with the consent of Administrative Agent, pledge all or any portion of its Note(s) to any trustee for, or any other representative of, holders of obligations owed by such Lender, as security for such obligations; provided that any foreclosure or similar action by such trustee shall be subject to the provisions
of this Article X concerning assignments.   No such assignment
contemplated under this Section 10.6 shall release the assigning Lender from its obligations hereunder.


                           ARTICLE XI

                       GENERAL PROVISIONS

       Section   11.1.    Survival  of   Representations.     All
representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Loans and other extensions of credit herein contemplated.

      Section 11.2.  Notices.   Except as otherwise permitted  by
Section 2.18 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of any Borrower, any Guarantor or any other Subsidiary of AMRESCO, in care of AMRESCO, at its address or facsimile number set forth on Schedule 1, and in the case of Administrative Agent, at its address or facsimile number set forth on Schedule 1, (b) in the case of any Lender, at its address or facsimile number set forth on Schedule 1 or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 11.2. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, upon the earlier of
(A) actual receipt or (B) one (1) Business Day after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Administrative Agent, Borrowers, the applicable Guarantor or the applicable Lender, unless such notice is delayed or lost by such delivery service, in which case it shall not be deemed given until actual receipt, or (iv) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. Each Borrower and each Guarantor acknowledges and agrees that any notice required to be given, or otherwise given, by Administrative Agent or any Lender under this Agreement or any other Loan Document or any Legal Requirement to all or any of the Borrowers or Guarantors, shall be deemed given to any such Borrower or Guarantor if sent to AMRESCO (without any requirement that any such Borrower or Guarantor be expressly referenced in such notice) in the manner provided by this Section 11.2. Any Borrower, the Administrative Agent and any Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto as provided in clause (c) above.

      Section  11.3.   Amendments;  Lender  Votes  and  Consents.
(a) Subject to the provisions of this Section 11.3, the Required Lenders (or the Administrative Agent acting for and on behalf of the Lenders with the consent of the Required Lenders) and the Borrowers (and the Guarantors if applicable) may enter into agreements supplemental or related to this Agreement or the other Loan Documents for the purpose of adding to or modifying any provisions of the Loan Documents, consenting to any matter requiring consent, or for which Borrowers request consent or approval, hereunder, or changing in any manner the rights or obligations of the Lenders, the Borrowers or the Guarantors hereunder, or waiving any requirement, Default or Event of Default hereunder; provided, however, that no such supplemental or related agreement shall, without the consent of all of the
Lenders:

               (i) Extend the Revolving Credit Termination Date, the Term Loan Facilities Maturity Date, or the final maturity of any Loan, or postpone or reduce the amount of any regularly scheduled payment of principal on Term Loan A or Term Loan B or a payment required as a result of a mandatory reduction of the Revolving Credit Facility pursuant to Section 2.17.1, or any other required payment of principal of any Loan, or any mandatory payment of principal under Section 2.2, or forgive all or any portion of the principal amount of any of the Credit Facilities, or reduce the rate of interest or the Applicable Fee Rate, or extend the time of payment of interest or fees on the Credit Facilities (excluding fees payable solely to the Administrative Agent, the Issuing Lender or an FX Lender).

                (ii) Reduce the percentage specified in, or otherwise change, the definition of Required Lenders.

                (iii)      Increase the amount of  the  Revolving
Commitment or of the Commitment Amount of any Revolving Lender hereunder.

                (iv) Change the Balancing Ratio or the manner in which payments of principal and interest and other sums payable for the benefit of the Lenders under the Credit Facilities are to be allocated among the Lenders.

                (v) Permit any Borrower or any Guarantor to assign its rights or obligations under this Agreement or any other Loan Document.

               (vi) Amend this Section 11.3.

               (vii) Release any Borrower or Guarantor from its agreements and obligations hereunder or under the Notes or the Guaranty, as applicable, or, except as provided herein or in the Security Documents, in one transaction or series of transactions, release all or substantially all of the Collateral.

          (b) Notwithstanding the foregoing, any supplemental or related agreement or modification hereto, or other consent, approval or vote, relating to the Lend Lease Agreement (including without limitation the amount and timing of the Lend Lease
Required Payment), to the extent requiring the consent or approval of the Lenders shall require only the consent or approval of the Required Lenders.

          (c) Except as provided in this Section 11.3, or in the case that all Lenders are specifically designated in the applicable provisions hereof or of the other Loan Documents, votes, approvals and consents of the Lenders shall be determined by the Required Lenders.

           (d) No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 10.3.2 without obtaining the consent of any other party to this Agreement.

     Section 11.4. Governmental Regulations. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       Section 11.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Lead Arranger shall enjoy the benefits of the provisions of Sections 9.6, 11.10 and 9.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       Section 11.6. Expenses; Indemnification. (i) THE BORROWERS AND THE GUARANTORS SHALL REIMBURSE THE ADMINISTRATIVE AGENT AND THE LEAD ARRANGER FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE ADMINISTRATIVE AGENT, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE ADMINISTRATIVE AGENT) PAID OR INCURRED BY THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGER IN CONNECTION WITH THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, SYNDICATION, REVIEW, AMENDMENT, MODIFICATION, AND
ADMINISTRATION OF THE LOAN DOCUMENTS. THE BORROWERS AND THE GUARANTORS ALSO AGREE TO REIMBURSE THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER AND THE LENDERS FOR ANY COSTS, INTERNAL CHARGES AND OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS FOR THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER AND THE LENDERS, WHICH ATTORNEYS MAY BE EMPLOYEES OF THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER OR ANY OF THE LENDERS) PAID OR INCURRED BY THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER OR ANY LENDER IN CONNECTION WITH THE COLLECTION AND ENFORCEMENT OF THE LOAN DOCUMENTS. EXPENSES BEING REIMBURSED BY THE BORROWERS UNDER THIS SECTION INCLUDE, WITHOUT LIMITATION, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE REPORTS DESCRIBED IN THE FOLLOWING SENTENCE. THE BORROWERS AND THE GUARANTORS ACKNOWLEDGE THAT FROM TIME TO TIME BANK OF AMERICA MAY PREPARE AND MAY DISTRIBUTE TO THE LENDERS (BUT SHALL HAVE NO OBLIGATION OR DUTY TO PREPARE OR TO DISTRIBUTE TO THE LENDERS) CERTAIN AUDIT REPORTS (THE "REPORTS") PERTAINING TO THE BORROWERS' ASSETS FOR INTERNAL USE BY BANK OF AMERICA FROM INFORMATION FURNISHED TO IT BY OR ON BEHALF OF THE BORROWERS, AFTER BANK OF AMERICA HAS EXERCISED ITS RIGHTS OF INSPECTION PURSUANT TO THIS AGREEMENT.

           (ii) THE BORROWERS AND THE GUARANTORS HEREBY FURTHER AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER AND EACH LENDER, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS OR OTHER REPRESENTATIVES ("REPRESENTATIVES") AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION, ARBITRATION OR MEDIATION, OR PREPARATION THEREFOR WHETHER OR NOT THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER OR ANY LENDER, OR ANY REPRESENTATIVE IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE
DIRECT OR INDIRECT APPLICATION OR PROPOSED APPLICATION OF THE PROCEEDS OF ANY LOAN OR OTHER EXTENSION OF CREDIT HEREUNDER EXCEPT TO THE EXTENT THAT THEY ARE DETERMINED IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION, IT BEING THE INTENTION HEREBY THAT ADMINISTRATIVE AGENT, LEAD ARRANGER, AND EACH LENDER, AND THEIR RESPECTIVE REPRESENTATIVES SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE (SOLE, CONTRIBUTORY, CONTINGENT OR OTHERWISE), WHETHER IN WHOLE OR IN PART. THE OBLIGATIONS OF THE BORROWERS AND THE GUARANTORS UNDER THIS SECTION 11.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

      Section 11.7. Usury Savings Clause . It is expressly stipulated and agreed to be the intent of Administrative Agent, each Lender, each Borrower and each Guarantor at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Loans and the Facility Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for hereunder, under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes or the Obligations or the Facility Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by a Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Administrative Agent, the Lenders, Borrowers and the Guarantors that all excess amounts theretofore collected by Administrative Agent and/or the Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to AMRESCO or another applicable Borrower), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the state which govern this Agreement, or any applicable pre-emptive federal statute or other applicable United States federal law to the extent that it permits the Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under laws of the state which govern this Agreement. The provisions of this Section 11.7 shall control all agreements between Borrowers and Lenders.

      Section 11.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles (other than the concept of the "Discontinued Operations" which shall have the meaning set forth in Section 1.1, rather than the meaning under Agreement Accounting Principles).

      Section 11.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      Section 11.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Lead Arranger nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent, the Lead Arranger nor any Lender undertakes any responsibility to the Borrowers to review or inform any Borrower of any matter in connection with any phase of the Borrowers' businesses or operations. The Borrowers agree that neither the Administrative Agent, the Lead Arranger nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Lead Arranger nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      Section 11.11. Confidentiality; Non-Solicitation. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to an actual or prospective Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such
Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 11.13, and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Subject to the foregoing, each Lender covenants and agrees to preserve the confidentiality of any data or information, financial or otherwise, concerning any Borrower or Guarantor or any Affiliate of a Borrower, or related to the businesses or operations of any Borrower or Guarantor or any Affiliate of Borrower, with respect to which any Borrower or Guarantor or any Affiliate of Borrower has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to such Lender) or
(b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to an actual or prospective transferee of or participant in any interest in either of the Credit Facilities or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 11.11, (B) to any accountants or other professionals engaged by such Lender, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Additionally, each Lender covenants and agrees to preserve the confidentiality of this Agreement and the transactions contemplated herein, except as set forth in the first sentence of this Section 11.11 and in (ii)(A),(B) and (C) of the preceding sentence. Further each Lender agrees that, during the term of the Credit Facilities, it will not use the information provided by Borrowers or Guarantors and not otherwise generally known or obtainable through sources other than Borrowers or Guarantors to take any action to personally, by telephone  or  mail, solicit any Account Debtor for  any  purpose which is in conflict with the services and products which Borrowers and Guarantors are providing or can provide with their current products and services to such Account Debtor, including to refinance loans made by Borrowers or Guarantors to such Account Debtor, without the prior written consent of the applicable Borrowers or Guarantors. It is understood and agreed that all rights, title and interest in and to the list of such Account Debtors and data relating to their mortgages are the property of the applicable Borrowers and Guarantors, and Lenders shall take no action to undermine these rights and benefits.

      Section 11.12. Nonreliance.   Each Lender hereby represents
that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

      Section 11.13. Disclosure. Each Borrower and each Lender hereby (i) acknowledge and agree that (a) one or more Affiliates of Bank of America are or may become direct or indirect equity investors in a Borrower or any Subsidiary, (b) Bank of America is or may become a lender to, and agent bank for, a Borrower or a Subsidiary, and (c) Bank of America and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with a Borrower or a Subsidiary, and
(ii) waive any liability of Bank of America or such Affiliate to any Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank of America or its Affiliates.

      Section 11.14. Compliance With Credit and Underwriting Policies. Each of the Borrowers and Guarantors shall at all times comply with such Person's current practices and procedures related to credit control, underwriting, due diligence, collateral control, collection and reporting procedures as such practices and procedures may be modified or amended from time to time so that such practices and procedures are no less stringent than those used by comparable companies in Borrowers' or Guarantors' lines of business or as in effect on the date of this Agreement. Each Borrower's and each Guarantor's chief executive office shall at all times be as shown in the current organizational chart and the amendment to the Security Agreement delivered to Administrative Agent in connection with the closing under this Agreement (unless AMRESCO has delivered prior written notice to Administrative Agent and its counsel of a change of the chief executive office of any Borrower or Guarantor). The material documents and files related to the Assigned Loans included in the Collateral shall at all times be held by a Custodian. Borrowers and Guarantors shall maintain all files related to the Assigned Loans included in the Collateral in a reasonably prudent manner.

       Section 11.15. Appraisals. Administrative Agent may require, and AMRESCO or the appropriate Borrower or Guarantor, at its sole cost and expense, shall deliver to Administrative Agent promptly upon request therefor (provided that if no Default or Event of Default occurs, Borrowers and Guarantors shall not be required to pay the cost of more than one appraisal for any particular item or portion of the Collateral in any twelve month period), with respect to any item or portion of the Collateral which has a cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), an appraisal thereof. If required by applicable regulations, Administrative Agent may order any such appraisal directly, and Borrowers shall reimburse Administrative Agent for the reasonable cost of such appraisal upon request by Administrative Agent. Each such appraisal shall be in form and substance satisfactory to Administrative Agent.

     Section 11.16. Senior Indebtedness; Borrowers Subordination. The indebtedness of Borrowers and Guarantors hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of AMRESCO and any other Borrower and any Guarantor or any other indebtedness of any Borrower or any Guarantor secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders'
consent to any such subordinate debt or Liens which are not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of any Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document shall never be in a position subordinate to any Indebtedness of any Borrower or any Guarantor owing to any other Person, except with the knowledge and written consent of all the Lenders. If any Borrower or any Guarantor is now or hereafter becomes indebted to another Borrower or any other Guarantor,
(a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) any Borrower or any other Guarantor holding such inter-company indebtedness shall not be entitled after the occurrence of a Default or Event of Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

      Section 11.17. Consolidated Group. The operations of Borrowers and Guarantors require financing on a basis such that the credit supplied can be made available from time to time to Borrowers and Guarantors, as required for the continued successful operation of Borrowers and Guarantors. Borrowers and Guarantors have requested that Lenders make the Loans available primarily for the purposes of financing the operations of
Borrowers and Guarantors. Borrowers and Guarantors expect to derive benefit (and the boards of directors or other governing body of each of Borrowers and Guarantors may reasonably be expected to derive benefit), directly or indirectly, from the Loans established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of each Borrower and each Guarantor is dependent on the continued successful performance of the functions of the group as a whole.

     Section 11.18. Amendment, Renewal and Extension. Borrowers and Guarantors acknowledge and agree that all liens and security interests securing all amounts outstanding under the Existing Credit Agreement and all promissory notes evidencing same are hereby renewed and extended and continue to secure the Loans, which refinance, renew and extend the Credit Facilities under the Existing Credit Agreement pursuant to this Agreement, and all of the other Obligations.

      Section 11.19. Prior Understandings; No Defenses; Entire Agreement; No Oral Agreement . This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Each Borrower and each Guarantor further confirms that neither Administrative Agent nor any Lender has made any agreements with, or commitments or representations to, any Borrower or any Guarantor (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

     THIS  WRITTEN  CREDIT  AGREEMENT, TOGETHER  WITH  THE  OTHER
     WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To the fullest extent applicable, each Borrower, each Guarantor, Administrative Agent and each Lender acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

      Section 11.20. Release of Claims. Each Borrower and each Guarantor confirm that there are no existing defenses, claims, counterclaims or rights of offset against Administrative Agent or any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated hereby or thereby, or in connection with the Existing Credit Agreement, AND EACH BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY RELEASE AND DISCHARGE ADMINISTRATIVE AGENT AND EACH LENDER, AND ITS REPRESENTATIVES, FROM ANY AND ALL SUCH CLAIMS, KNOWN OR UNKNOWN.

       Section 11.21. Construction . The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents.

       Section 11.22. Joint and Several Obligations . The obligations of all the Borrowers hereunder and under the Notes and all of the other Loan Documents are expressly acknowledged and agreed to be joint and several, and all of the obligations, promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Agreement and the other Loan Documents are made by and shall be binding upon each and every Borrower, jointly and severally, and their respective successors and assigns.

       Section 11.23. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.


                           ARTICLE XII

  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


      Section 12.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS ( BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OR PRINCIPLES) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      Section 12.2. CONSENT TO JURISDICTION. EACH BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWERS AND THE GUARANTORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR
HEREAFTER  HAVE  AS  TO  THE VENUE OF ANY SUCH  SUIT,  ACTION  OR
PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER OR ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OF THEIR REPRESENTATIVES, OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

      Section 12.3. WAIVER OF JURY TRIAL. EACH BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE EXISTING CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      IN  WITNESS  WHEREOF, the Borrowers,  the  Guarantors,  the
Lenders,   and  the  Administrative  Agent  have  executed   this
Agreement as of the date first above written.

                         BORROWERS:

                         AMRESCO, INC., a Delaware corporation


                         By:
                         Name:
                         Title:


AFC EQUITIES INVESTORS, INC.
AFC EQUITIES, L.P.
AFC EQUITIES MANAGEMENT, INC.
AMREIT HOLDINGS, INC.
AMREIT MANAGERS G.P., INC.
AMREIT MANAGERS, L.P.
AMRESCO 1994-N2, INC.
AMRESCO ATLANTA INDUSTRIAL, INC.
AMRESCO BUILDERS GROUP, INC.
AMRESCO CAPITAL CONDUIT CORPORATION
AMRESCO CAPITAL LIMITED, INC.
AMRESCO CAPITAL, L.P.
AMRESCO CMF, INC.
AMRESCO COMMERCIAL FINANCE, INC.
AMRESCO CONSOLIDATION CORP.
AMRESCO CONSUMER ACQUISITIONS CORP.
AMRESCO CONSUMER INVESTMENTS, L.P.
AMRESCO CONSUMER RECEIVABLES CORPORATION
AMRESCO EQUITY INVESTMENTS, INC.
AMRESCO EQUITY INVESTMENTS II, INC.
AMRESCO FINANCE AMERICA CORPORATION
AMRESCO FINANCIAL I, INC.
AMRESCO FINANCIAL I, L.P.
AMRESCO FUNDING CORPORATION
AMRESCO-INSTITUTIONAL, INC.
AMRESCO INSURANCE SERVICES, INC.
AMRESCO INVESTMENTS, INC.
AMRESCO MANAGEMENT, INC.
AMRESCO-MBS I, INC.
AMRESCO MBS-II, INC.
AMRESCO MORTGAGE CAPITAL, INC.
AMRESCO MORTGAGE CAPITAL LIMITED-I, INC.
AMRESCO MORTGAGE SERVICES LIMITED, INC.
AMRESCO NEW ENGLAND, INC.
AMRESCO NEW ENGLAND II, INC.
AMRESCO NEW ENGLAND, L.P.
AMRESCO NEW ENGLAND II, L.P.
AMRESCO NEW HAMPSHIRE, INC.
AMRESCO NEW HAMPSHIRE, L.P.
AMRESCO OVERSEAS, INC.
AMRESCO PORTFOLIO INVESTMENTS, INC.
AMRESCO PRINCIPAL MANAGERS I, INC.
AMRESCO PRINCIPAL MANAGERS II, INC.
AMRESCO RECEIVABLES MANAGEMENT CORP.
AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
AMRESCO RESIDENTIAL CREDIT CORPORATION
AMRESCO RESIDENTIAL MORTGAGE CORPORATION
AMRESCO RESIDENTIAL PROPERTIES, INC.
AMRESCO SERVICES, L.P.
AMRESCO VENTURES, INC.
ASSET MANAGEMENT RESOLUTION COMPANY
BEI 1992 - N1, INC.
BEI 1993 - N3, INC.
BEI 1994 - N1, INC.
BEI MULTI-POOL, INC.
BEI PORTFOLIO INVESTMENTS, INC.
BEI PORTFOLIO MANAGERS, INC.
BEI REAL ESTATE SERVICES, INC.
BEI SANJAC, INC.
COMMONWEALTH TRUST DEED SERVICES, INC.
ENT MIDWEST, INC.
ENT NEW JERSEY, INC.
ENT SOUTHERN CALIFORNIA, INC.
EXPRESS FUNDING, INC.
FINANCE AMERICA CORPORATION
GRANITE EQUITIES, INC.
HF ACQUISITION SUB, INC.
HOLLIDAY FENOGLIO FOWLER, L.P.
LIFETIME HOMES, INC.
MORTGAGE INVESTORS CORPORATION
MSPI, INC.
OAK CLIFF FINANCIAL, INC.
PRESTON HOLLOW ASSET HOLDINGS, INC.
QUALITY FUNDING, INC.

By:   AMRESCO, INC., a Delaware
      corporation, as agent and attorney-in-fact



     By:
     Name:
     Title:

GUARANTORS:

AMRESCO INDEPENDENCE FUNDING, INC.

By:     AMRESCO, INC., a Delaware
        corporation, as agent and attorney-in-fact


By:
Name:
Title:


AMRESCO UK HOLDINGS LIMITED


By:
Name:
Title:


By:
Name:
Title:


AMRESCO JERSEY VENTURES LIMITED

By:
Name:
Title:


AMRESCO CANADA INC.


By:
Name:
Title:


AMRESCO EQUITIES CANADA INC.


By:
Name:
Title:



AMRESCO FUNDING CANADA INC.


By:
Name:
Title:




                         ADMINISTRATIVE AGENT:

                         BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for Lenders


                         By:
                                   Elizabeth Kurilecz
                                   Managing Director


                         LENDERS:

                         BANK OF AMERICA, N.A., a national banking association


                         By:
                                   Elizabeth Kurilecz
                                   Managing Director

                         CREDIT SUISSE FIRST BOSTON


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                         THE BANK OF NEW YORK


                         By:
                         Name:
                         Title:


                         LASALLE BANK NATIONAL ASSOCIATION


                         By:
                         Name:
                         Title:


                         BANK ONE, TEXAS, N.A., a national banking association


                         By:
                         Name:
                         Title:


                         BANK UNITED, a federal savings bank


                         By:
                         Name:
                         Title:


                         COMERICA BANK - TEXAS, a state banking association


                         By:
                         Name:
                         Title:


                         CREDIT LYONNAIS NEW YORK BRANCH


                         By:
                         Name:
                         Title:


                         FLEET BANK, N.A., a national banking association


                         By:
                         Name:
                         Title:


                         U.S. BANK NATIONAL ASSOCIATION


                         By:
                         Name:
                         Title:


                         BEAR STEARNS INVESTMENT PRODUCTS, INC.


                         By:
                         Name:
                         Title:


                         PRUDENTIAL SECURITIES CREDIT CORP


                         By:
                         Name:
                         Title:


                         DRESDNER BANK AG, NEW YORK & GRAND
                         CAYMAN BRANCHES


                         By:
                         Name:
                         Title:


                         PNC BANK, N.A.


                         By:
                         Name:
                         Title:


                         ALLSTATE LIFE INSURANCE COMPANY


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                         ALLSTATE INSURANCE COMPANY


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                         STRATA FUNDING LTD.

                         By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


                         By:
                         Name:
                         Title:


                         CERES FINANCE LTD.

                         By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


                         By:
                         Name:
                         Title:



                         FARALLON DEBT INVESTORS I, LLC



                         By:
                         Name:
                         Title:


                         ING BARING (U.S.) CAPITAL LLC


                         By:
                         Name:
                         Title:


                         TYLER TRADING, INC.


                         By:
                         Name:
                         Title:


                         PACIFICA PARTNERS I, L.P.


                         By:
                         Name:
                         Title:


                         FLOATING RATE PORTFOLIO


                         By:
                         Name:
                         Title:


                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED


                         By:
                         Name:
                         Title: